As filed with the Securities and Exchange Commission on May 6, 2008.

File No. 333-149554

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON
FORM F-1
UNDER THE SECURITIES ACT OF 1933

INFINITY I-CHINA ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 5707, The Center
99 Queen’s Road Central
Hong Kong
Telephone: 852-21693117
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Barasch, Adv.
General Counsel
Unit 5707, The Center
99 Queen’s Road Central
Hong Kong
Telephone: 852-21693117
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Douglas S. Ellenoff, Esq.	Jose Santos, Esq.	Mitchell S. Nussbaum, Esq.
Stuart Neuhauser, Esq.	Maples and Calder	Loeb & Loeb LLP
Adam Mimeles, Esq.	P.O. Box 309, Ugland House	345 Park Avenue
Ellenoff Grossman & Schole LLP	South Church Street, George Town	New York, New York 10154
150 East 42nd St., 11th Floor	Grand Cayman	Phone: (212) 407-4000
New York, New York 10017	Cayman Islands, KY1-1104	Fax: (212) 407-4990
Phone: (212) 370-1300
Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Security to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one ordinary share, $.0001 par value, and one Redeemable Warrant (2)	5,175,000	$8.00	$41,400,000	$1,627
Ordinary shares included as part of the Units (2)	5,175,000	—	—	—	(3)
Redeemable Warrants included as part of the Units (2)	5,175,000	—	—	—	(3)
Ordinary shares underlying the Redeemable Warrants included in the Units (2)(4)	5,175,000	$6.00	$31,050,000	$1,220
Representative’s Unit Purchase Option	1	$100	$100	$0
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”)(4)	450,000	$10.00	$4,500,000	$177
Ordinary shares included as part of the Representative’s Units(4)	450,000	—	—	—	(3)
Redeemable Warrants included as part of the Representative’s Units(4)	450,000	—	—	—	(3)
Ordinary shares underlying the Redeemable Warrants included in the Representative’s Units (4)	450,000	$6.60	$2,970,000	$117
Total			$79,920,100	$3,141	(5)

——————
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 675,000 Units, 675,000 Ordinary Shares, 675,000 Warrants underlying such Units and 675,000 Ordinary Shares underlying the Warrants included in such Units, which may be issued upon exercise of a 30-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).
(4)
Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of share subdivision, share dividends or similar transactions.

(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 6, 2008

$36,000,000
INFINITY I-CHINA ACQUISITION CORPORATION
4,500,000 units

Infinity I-China Acquisition Corporation is a blank check company recently incorporated for the purpose of acquiring, engaging in a share capital exchange, share reconstruction or amalgamation with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with, or which results in, one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular country or a particular industry, although we intend to focus initially on companies located in China and on target businesses in the technology industry. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit is being sold at a purchase price of $8.00 per unit and consists of one ordinary share and one redeemable warrant. Each redeemable warrant, which we refer to throughout this prospectus as redeemable warrants or warrants, entitles the holder to purchase one ordinary share at a price of $6.00. Each redeemable warrant will become exercisable on the later of our completion of a business combination or _____, 2009 [one year from the date of this prospectus], and will expire on _____, 2012 [four years from the date of this prospectus], or earlier upon redemption.

Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P. and Infinity I-China Fund (Israel 2), L.P., limited partnerships indirectly controlled by certain of our officers and directors, are our sponsors and own all of our outstanding ordinary shares. Our sponsors will purchase an aggregate of 1,500,000 warrants, or insider warrants, from us at a price of $1.00 per warrant in a private placement to be completed immediately prior to the effective date of this prospectus. All of the proceeds received from the sale of the insider warrants (an aggregate of $1,500,000) will be placed in the trust account described below. The insider warrants will be substantially identical to those sold in this offering.

We have granted Morgan Joseph & Co. Inc. and Legend Merchant Group, the representatives of the underwriters, a 30-day option to purchase up to 675,000 additional units (over and above the 4,500,000 units referred to above) solely to cover over-allotments, if any. We have also agreed to sell to the representatives for $100, as additional compensation, an option to purchase up to 450,000 units at a per unit price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in such option units have an exercise price of $6.60. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, ordinary shares or warrants. We anticipate our units will be quoted on the OTC Bulletin Board under the symbol [“ ”] on or promptly after the date of this prospectus. Each of our ordinary shares and warrants shall trade separately on the tenth business day (or as soon as practicable thereafter) following the earlier of (i) the expiration or termination of the underwriters’ over-allotment option or (ii) its exercise in full, subject in each case to our having filed a Current Report on Form 6-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and having issued a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect that the ordinary shares and warrants will be quoted on the OTC Bulletin Board under the symbols [“ ”] and [“ ”], respectively. We cannot assure you, however, our securities will continue to be quoted on the OTC Bulletin Board in the future.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us
Per unit	$8.00	$0.56	$7.44
Total	$36,000,000	$2,520,000	$33,480,000
——————
(1)
Includes the underwriters’ deferred discount and commissions in the amount of $1,080,000, or $0.24 per unit, payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed for cash by those shareholders who voted against the business combination and exercised their redemption rights.

Of the proceeds we receive from this offering and the private placement to be made prior to the date of this prospectus to our sponsors, $35,410,000 ($7.87 per unit) will be deposited into a trust account at American Stock Transfer & Trust Company maintained by [ ], acting as trustee. This amount includes the underwriters’ deferred discount and commissions in the amount of $1,080,000, or $0.24 per unit, payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed for cash by those shareholders who voted against the business combination and exercised their redemption rights.

We are offering the units for sale on a firm-commitment basis. Morgan Joseph & Co. Inc. and Legend Merchant Group, acting as representatives of the underwriters, expect to deliver our securities to investors in the offering on or about [____], 2008.

Co-Lead Managers

Morgan Joseph	Legend Merchant Group

The date of this prospectus is ____________, 2008.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. The information in this prospectus assumes the representatives of the underwriters will not exercise their over-allotment option and that no shareholder exercises its right of redemption as described elsewhere in this prospectus. Unless otherwise stated in this prospectus:

•
references to “public shareholders” are solely to the holders of our ordinary shares sold as part of the units sold pursuant to this prospectus (whether acquired in this offering or in the aftermarket), including any existing shareholders prior to this offering and the private placement who have acquired shares sold pursuant to this prospectus, to the extent they acquire such shares (and solely with respect to such shares); and

•
references to our “sponsor” or “sponsors” or the “Infinity I-China Funds” are to Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P. and Infinity I-China Fund (Israel 2), L.P., collectively. The general partner of each of the Infinity I-China Funds is Infinity-CSVC Partners, Ltd., a Cayman Islands limited company, which is majority owned and controlled by Amir Gal-Or and Avishai Silvershatz, our Co-Chief Executive Officers, Co-Presidents and Co-Chairmen.

The Company

We are a blank check company incorporated under the laws of the Cayman Islands as an exempted company with limited liability on November 9, 2007. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands. “Limited liability” means that a shareholder's liability is limited to the amount paid for the shares held by such shareholder in the company (or if any shares are not fully paid up, the amount outstanding in respect of such shares).  We were formed for the purpose of acquiring, engaging in a share capital exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with, or which results in, one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular country or a particular industry, although we intend to focus initially on companies located in China and on target businesses in the technology industry. To date, our efforts have been limited to organizational activities and activities relating to this offering. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

Market Strategy

Although we are not limited to seeking a business combination in a particular country, we believe China represents both a favorable environment for making business combinations and an attractive operating environment for a target business for several reasons, including:

•
Prolonged economic expansion within China, including gross domestic product, or GDP, growth of approximately 9% on average over the last 25 years, including 9.5% in 2004, 9.9% in 2005, 10.2% in the first quarter of 2006 and 10.9% in the second quarter of 2006 (National Bureau of Statistics of China);

•	Attractive valuations for target businesses within China;

•	Increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity;

•	Favorable labor rates and efficient, low-cost manufacturing capabilities;

•
The recent entry of China into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations, which may lead to a reduction of tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the U.S.; and

•
The fact that China’s public equity markets are not as well developed and active as the equity markets within the U.S. and are characterized by companies with relatively small market capitalizations and low trading volumes, thereby causing Chinese companies to attempt to be listed in the U.S. equity markets.

We believe these factors and others should enable us to complete a business combination with a target business with growth potential on favorable terms.

There are, however, risks involved in consummating a business combination in China, among them:

•	An uncertain and changing regulatory and corporate environment in China;

•	Potential difficulties safeguarding intellectual property;

•	Exchange rate fluctuations and the imposition of currency controls;

•	Potential difficulties with enforcing contracts; and

•	Potential deterioration in the relationship between China and other members of the international community.

Our Management

Our executive officers and directors have extensive experience both in Israel and China as managers, principals, advisors or directors of funds investing in companies operating in or providing services to the technology industry. In addition, they collectively comprise a formidable pool of expertise covering key areas of the technology industry, with experience in negotiating and structuring transactions in the areas in which we will attempt to compete; however, they have not previously been involved in blank check companies, and do not have experience with regard to such entities. Our officers and directors also have substantial experience in identifying, negotiating with and conducting due diligence on companies targeted for investment. In addition, we believe the experience of our officers and directors in private equity will be beneficial in structuring and consummating a business combination. We intend to leverage the industry experience of our executive officers, including their extensive contacts, relationships and access to acquisition opportunities, by focusing our efforts on identifying a prospective target business or businesses operating in or providing services to the technology industry and negotiating the terms of such transaction. Management’s contacts and sources include those in government, private and public companies around the world, private equity and venture capital funds, investment bankers, attorneys and accountants.

Our Co-Chairpersons have been actively engaged in making investments in China since 2003.  Their core investment strategy has been to invest in Israeli technology companies and in Chinese businesses that can benefit by licensing and integrating Israeli technology.  Their efforts in China have led to the development of extensive contacts and relationships that will be leveraged in implementing our business plan.  In 2005, the Chinese government granted to Infinity-CSVC Venture Capital Enterprise, an entity affiliated with our Co-Chairpersons and the managers of our sponsors, the first license ever issued to a foreign invested venture capital fund, a new form of investment vehicle incorporating features akin to a limited partnership and specifically formed for the purpose of investing in Israeli and Chinese technology companies.  In addition to certain subsidiaries of IDB Group and its other Israel-based limited partners, the China Development Bank, a development-oriented financial institution of the Chinese government under the jurisdiction of China's State Council, is a limited partner of our sponsors.  Furthermore, China Singapore Suzhou Industrial Park Ventures Co. Ltd., a government sponsored investment fund (with a majority of its funds provided by local government entities), is a shareholder of our sponsor's general partner with representation on our sponsors' investment committee and the general partner's board of directors.  Our executive officers and directors will seek to capitalize on these and other relationships in China in order to locate potential target businesses, evaluate those businesses and execute a business combination.

Amir Gal-Or, our Co-Chief Executive Officer, Co-President and Co-Chairman has extensive investment experience across a multitude of industries, including serving on the boards of directors of a number of Israeli and Chinese technology companies. In addition to his investment experience as a manager and general partner of various investment entities, many of them our affiliates, Avishai Silvershatz, our Co-Chief Executive Officer, Co-President and Co-Chairman, also has co-founded multiple software companies, some of which are publicly traded. Wang Wei, one of our directors, is one of the founders of the Infinity I-China Funds and currently serves as Chief Executive Officer and President of China WLCSP Ltd., one of the first companies producing wafer level chip scale packages in China. Mr. Wang has also served as a senior sales and marketing manager at several divisions of Motorola China and other communications, electrical and semiconductor companies.

To date, none of our officers or directors has approached any third parties to identify potential target businesses, and no such third parties have presented or identified potential target businesses to any of our officers or directors. We expect, from time to time, after the offering is completed, contacts or sources will advise either our management team or directors of the existence of one or more potential acquisition candidates or potential acquisition candidates will become known to our management team or directors through their other business activities. Our management will evaluate these leads and determine whether to pursue discussions with any of these candidates.

Effecting a Business Combination

Time Period for Acquisition

We have until 24 months from the date of this prospectus to consummate a business combination. If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus, or until 36 months from the date of this prospectus if we enter into a definitive agreement with a target company during the 24 month period and the shareholders approve the extended period to complete the acquisition of that target company. In order to extend the period of time to 36 months, (i) a majority of the ordinary shares voted by the public shareholders must approve the extension of our corporate life to 36 months from the date of this prospectus and (ii) public shareholders owning no more than one share less than 40.0% of the ordinary shares sold in this offering may vote against approval of the extended period and exercise their redemption rights, as described in this prospectus. If we fail to consummate a business combination within 24 months (or 36 months in the event our shareholders approve an extension), we will liquidate and distribute the proceeds held in the trust account described below to our public shareholders.

Value of Business to be Acquired

Our initial business combination must be with, or which results in, one or more target businesses whose collective fair market value is equal to at least 80% of the net assets held in the trust account upon consummation of this offering (net of taxes to be paid and exclusive of deferred underwriting discounts and commissions), plus any interest income accrued on the amounts held in trust (less such amounts released to us) as of the date of our signing a definitive agreement in connection with our initial business combination. In no instance will we acquire less than majority voting control of a target business. Consequently, it is likely we will have the ability to effect only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. Should we elect to pursue more than one acquisition of target businesses simultaneously, we could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Even if we complete the acquisition of more than one target business at the same time, there can be no assurance we will be able to integrate the operations of such target businesses. We will not pursue a business combination with any company that is a portfolio company of, or otherwise affiliated with, or has received a financial investment from, any of the private equity firms with which our existing shareholders, executive officers or directors are affiliated.

Business Combination Purchase Price

In seeking a business combination, we intend to utilize cash derived from the proceeds of this offering and the private placement, as well as our share capital, debt, or a combination of cash, share capital and debt, and there is no limit on the issuance of share capital or incurrence of debt we may undertake in effecting a business combination. This may allow us to acquire a target business or businesses with an aggregate fair market value in excess of 80% of the net assets held in the trust account upon consummation of this offering (net of taxes to be paid and exclusive of deferred underwriting discounts and commissions), plus any interest income accrued on the amounts held in trust (less such amounts released to us) as of the date of our signing a definitive agreement in connection with our initial business combination. If we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. As of the date of this prospectus, we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions. In the event a business combination is consummated, all sums remaining in the trust account, less the underwriters’ deferred discount and commissions and all interest earned thereon, and less any payments made to redeeming shareholders, will be released to us immediately thereafter, and there will be no restriction on our use of such remaining funds. The amount of funds required to be paid to redeeming shareholders shall be calculated by us and transmitted to the paying agent, who shall, under these non-discretionary instructions, pay such amounts from the trust account. In the event funds are released in connection with the business combination prior to the distribution of payments to redeeming shareholders, the paying agent will, pursuant to our non-discretionary instructions and the terms of the trust agreement, be prohibited from disbursing such redemption payments other than directly to redeeming shareholders.

Executive Offices

We maintain executive offices at Unit 5707, The Center, 99 Queen’s Road Central, Hong Kong and our telephone number is 852-21693117.

THE OFFERING

Securities offered:
4,500,000 units, at $8.00 per unit, each unit consisting of:

• one ordinary share; and

• one redeemable warrant

The units will begin trading on or promptly after the date of this prospectus. Each of the ordinary shares and warrants shall trade separately on the tenth business day (or as soon as practicable thereafter) following the earlier of (i) the expiration or termination of the underwriters’ over-allotment option or (ii) its exercise in full, subject in each case to our having filed a Current Report on Form 6-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the private placement if such option is exercised on the date of this prospectus, and having issued a press release announcing when such separate trading will begin. We will file a Current Report on Form 6-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the filing of a Current Report on Form 6-K that includes an audited balance sheet reflecting the proceeds of this offering, an additional Current Report on Form 6-K will be filed to disclose the exercise and closing of the over-allotment option.

Following the date the ordinary shares and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to break apart a unit and trade the ordinary shares or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent securityholder owning ordinary shares and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Institutional investors may purchase securities in any state except Idaho. If you are not an institutional investor, you may purchase securities in this offering only if you reside within the states in which we have applied to have the securities registered. We have registered the securities in: Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, New York, Rhode Island and Wyoming. Resales of the securities are subject to certain limitations in some states, please refer to the section entitled “Underwriting” for details regarding restrictions in your state, if any.

Sponsor warrant purchases:
Our sponsors will purchase an aggregate of 1,500,000 warrants, or insider warrants, from us at a price of $1.00 per warrant in a private placement to be completed immediately prior to the date of this prospectus. All of the proceeds received from the sale of the insider warrants (an aggregate of $1,500,000) will be placed in the trust account described below. The insider warrants will be identical to those sold in this offering but (i) will not be subject to redemption, (ii) may be exercised on a “cashless” basis, in each case if held by our sponsors or its permitted assigns and (iii) may not be sold, assigned or transferred until consummation of a business combination. The holders of the insider warrants will not have any rights to any liquidation distributions with respect to the ordinary shares underlying such insider warrants in the event we fail to consummate a business combination, in which event the insider warrants will expire worthless.

Sponsor limit order purchases:
Our sponsors have agreed they, or their respective affiliates or their limited partners, will enter into an agreement with a broker-dealer mutually agreed upon by our sponsors and the representatives (which such broker-dealer may be any of the underwriters or their affiliates) pursuant to which they will place limit orders to purchase up to $5,000,000 of our ordinary shares in the open market commencing the later of (i) ten business days after we file our current report on Form 6-K announcing our execution of a definitive agreement for a business combination and (ii) 60 calendar days after the end of the “restricted period” in connection with this offering under Regulation M under the Exchange Act, and ending on the business day immediately preceding the date of the meeting of shareholders at which a business combination is to be voted upon. These purchases will be made in accordance with the guidelines of Rule 10b5-1 under the Exchange Act and so as to satisfy the conditions of Rule 10b-18 under the Exchange Act, and will otherwise be subject to applicable law. The price per share at which such purchases will be made will not be more than the per share amount held in the trust account (less taxes payable) as reported in such current report on Form 6-K. Such purchases will be made until the earlier of the expiration of the buyback period or until such purchases reach $5,000,000 in total. The buyers will not have any discretion or influence with respect to such purchases. Our sponsors (and their affiliates or limited partners, as applicable) have agreed to vote any such ordinary shares purchased in the open market in favor of the proposal to approve the extended period, if any, and our initial business combination, as well as any related proposals. Unless a business combination is approved by our shareholders, our sponsors and their respective affiliates or their limited partners, as applicable, have agreed not to sell such shares, provided they will be entitled to participate in any liquidating distributions with respect to the shares purchased in the open market. In the event our sponsors, or their respective affiliates or their limited partners, do not purchase $5,000,000 of our ordinary shares through those open market purchases, our sponsors or their respective affiliates or their limited partners, as applicable, have agreed to purchase from us in a private placement, which we may refer to as the co-investment, a number of units identical to the units offered hereby at a purchase price of $8.00 per unit until they have spent an aggregate of $5,000,000 in the open market purchases described above and this co-investment. This co-investment will occur immediately prior to our consummation of a business combination, subject to the closing of the business combination.

Our sponsors have agreed to such purchases because Amir Gal-Or and Avishai Silvershatz, our Co-Chief Executive Officers, Co-Presidents and Co-Chairmen, want the Infinity I-China Funds and their respective affiliates or their limited partners, to have a substantial cash investment in us, including any target business we may acquire.

No commissions, fees or other compensation will be payable in connection with the private placement or the co-investment.

Other than as set forth above, we are not aware of any present intention on the part of our sponsors, officers or directors to make any purchases in this offering or in the aftermarket.

Ordinary shares:
Number outstanding before this offering:	1,293,750 shares (1)
Number to be outstanding after this offering:	5,625,000 shares (2)

(1)	This number includes an aggregate of 168,750 ordinary shares that are subject to forfeiture by our existing shareholders if the over-allotment option is not exercised by the underwriters.

(2)	Assumes the over-allotment option has not been exercised and an aggregate of 168,750 ordinary shares have been forfeited by our existing shareholders.

Warrants:
Number outstanding before this offering and private placement:	None
Number to be outstanding after this offering and private placement:	6,000,000
Exercisability:	Each warrant is exercisable for one ordinary share.
Exercise price:	$6.00 per share
Exercise period:
The warrants will become exercisable on the later of:

• the completion of a business combination, or

• _______________, 2009 [one year from the date of this prospectus]

The warrants held by public shareholders will only be exercisable if a registration statement covering the ordinary shares issuable upon exercise of the warrants is effective and current. The warrants included in the units sold in this offering, as well as the insider warrants, will expire at 5:00 p.m., New York City time, on ______________, 2012 [four years from the date of this prospectus].

Redemption:
We may redeem the outstanding warrants included in the units sold in this offering and the warrants issued upon exercise of the representative’s unit purchase option:

• in whole and not in part,

• at a price of $0.01 per warrant at any time while the warrants are exercisable,

• upon a minimum of 30 days’ prior written notice of redemption, and

• if, and only if, the last closing sales price of our ordinary shares equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of our ordinary shares will exceed the call trigger price ($11.50) or the warrant exercise price after the redemption call is made.

None of the warrants issued in the private placement are redeemable while held by the initial purchasers or their permitted assigns.

Limited Payments to Insiders:	There will be no fees, reimbursements or cash payments made to our existing shareholders and/or officers and directors other than:

•
repayment of an aggregate of $195,520 in promissory notes, without interest, made by Infinity-CSVC Management, Ltd., an entity owned by Amir Gal-Or and Avishai Silvershatz, to fund organizational and offering expenses, prior to the closing date of this offering;

•	reimbursement of any expenses incident to finding a suitable business combination; and

•	payment to Infinity – CSVC Partners, Ltd. of $7,500 per month for certain general and administrative services, including but not limited to receptionist, secretarial and general office services.

Proposed OTC Bulletin Board symbols for our: Units: Ordinary shares: Warrants:	“[ ]” “[ ]” “[ ]”
Offering and private placement proceeds to be held in trust:

$35,410,000 of the proceeds from this offering and the private placement will be placed in a trust account at American Stock Transfer & Trust Company maintained by [      ], pursuant to an investment management trust agreement to be signed on the date of this prospectus. Of this amount, up to $34,330,000 may be used by us for the purpose of effecting a business combination and up to $1,080,000 will be paid to the underwriters if a business combination is consummated (less $0.24 for each share redeemed for cash in connection with our business combination), but will be forfeited by the underwriters if a business combination is not consummated. These funds will not be released until the earlier of the completion of our initial business combination or our liquidation; provided, however, there can be released to us from the interest income accrued on the trust account prior to, or upon the consummation of, a business combination or our liquidation, amounts for payment of taxes on interest earned and up to $1,250,000 to fund our expenses relating to investigating and selecting a target business, other working capital requirements and expenses incurred in connection with our liquidation if we fail to consummate a business combination. Other than as described above, the funds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business, unless and until a business combination is consummated. The $1,080,000 of the funds attributable to the underwriter’s deferred discount and commissions in connection with this offering will be released to the underwriters, inclusive of all interest earned thereon, less $0.24 per share for any public shareholders exercising their redemption rights (whether in connection with the vote on the extended period or the approval of a business combination), upon completion of a business combination on the terms described in this prospectus, or to our public shareholders upon liquidation of the trust account as part of our liquidation, but will in no event be available for use by us in a business combination. Expenses we may incur prior to consummation of a business combination may only be paid from the net proceeds of this offering and the private placement not held in the trust account, and any interest earned and released to us as provided above.

In the event a business combination is consummated, all sums remaining in the trust account, less the underwriters’ deferred discount and commissions, will be released to us and there will be no restriction on our use of such funds.

Shareholders must approve business combination:

We will seek shareholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require shareholder approval under Cayman Islands law. In connection with the vote required to approve the extended period, if any, and our initial business combination and related proposals, all of our existing shareholders, including all of our officers and directors, have agreed to vote the ordinary shares owned or controlled by them immediately before this offering in accordance with the majority of the ordinary shares voted by the public shareholders. Any ordinary shares acquired in this offering or in the aftermarket by our officers, directors or existing shareholders and their designees will be voted in favor of the proposal to approve the extended period, if any, and the business combination. Accordingly, as discussed below, our existing shareholders will not be able to exercise redemption rights with respect to the proposal to approve the extended period, if any, or a potential business combination.

We will consummate our initial business combination only if

•	a majority of the ordinary shares voted by the public shareholders are voted in favor of our initial business combination; and

•
public shareholders owning no more than one share less than 40.0% of the ordinary shares sold in this offering both vote against the initial business combination and exercise their redemption rights, on a cumulative basis with the shareholders who previously exercised their redemption rights in connection with the proposal to approve the extended period, if any.

It is important to note that voting against the extended period or the business combination alone will not result in redemption of your ordinary shares into a pro-rata portion of the trust account, which only occurs when you exercise the shareholder redemption rights described herein.

Status of Foreign Private Issuer; public shareholders may not receive all information which U.S. companies are required to provide in connection with their vote on a business combination:

As a foreign private issuer, we are exempt from the proxy rules promulgated under the Securities Exchange Act of 1934, as amended, which prescribe the form and content of proxy statements. Because of this exemption, at the time we seek approval from our shareholders of our initial business combination, we would not be required to file with the SEC preliminary proxy solicitation materials regarding our business combination, but rather will file such materials with the SEC after mailing. However, we have agreed with the representatives to include such information and materials in our proxy statement as would be required if we were subject to the proxy rules. Investors are cautioned that such materials will not have been reviewed by the SEC, and as a result will not have the benefit of any potential clarifications to the content of our proxy statement which such review may provide. We do not intend to list the company on the Cayman Islands Stock Exchange, and accordingly we are not required to comply with any Cayman Islands listing rules or proxy disclosures.

Redemption rights for shareholders voting against an extended period or to reject a business combination:

Public shareholders voting against the extended period or our initial business combination, as applicable, will be entitled to redeem their ordinary shares for a pro-rata share of the trust account, including $0.24 per share being held in the trust account attributable to the underwriters’ deferred discount and commissions, and any interest earned on the portion of the trust account, excluding up to $1,250,000 of interest income (after taxes) previously released to us to fund our working capital requirements and amounts released to us for payment of taxes on interest earned. Public shareholders that redeem their ordinary shares for their pro-rata share of the trust account will continue to have the right to exercise any warrants they may hold. Shareholders seeking redemption will be requested to tender their ordinary shares prior to the vote taken with respect to the extended period or our proposed initial business combination, as applicable. If the extended period is approved or our initial business combination is consummated, redeeming shareholders will be sent information on when they should expect to receive the redemption amount, which we currently expect to be within no more than 21 days from the date of the applicable shareholder vote on the extended period or our initial business combination.

We will not charge redeeming shareholders any fees in connection with the tender of ordinary shares for redemption. Because our existing shareholders have agreed to vote any ordinary shares acquired by them in this offering or the aftermarket in favor of a proposal to approve the extended period, if any, and our initial business combination as well as any related proposals, they are not entitled to redemption rights with respect to any such ordinary shares if the extended period is approved or the initial business combination is approved and consummated.

Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a shareholder delivered his share certificate for redemption and subsequently decided prior to the meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to shareholders entitled to redeem their ordinary shares who elect redemption will be distributed promptly after approval of the extended period or the consummation of our initial business combination, as applicable. Public shareholders who redeem their ordinary shares into their share of the trust account will still have the right to exercise any warrants they still hold.

Following the applicable procedures set forth above, public shareholders will also be entitled to redeem their ordinary shares if they have voted against a successful extension of the time period in which to consummate our initial business combination from 24 months to 36 months.

We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote shall be taken to approve the extended period or our initial business combination.

Redemption limitation:
Notwithstanding the right of a shareholder to redeem their ordinary shares under certain conditions, our amended and restated Memorandum and Articles of Association provides a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ (as defined under Section 13 of Securities and Exchange Act of 1934, as amended), will be restricted from seeking redemption rights with respect to more than 10% of the ordinary shares sold in this offering. Such a public shareholder would still be entitled to vote against the proposal to approve the extended period, if any, or our initial business combination with respect to all shares owned by such holder or such holder’s affiliates. We believe this restriction will discourage shareholders from accumulating large blocks of ordinary shares before the vote held to approve the extended period, if any, or our proposed initial business combination and subsequent attempts by such holders to use their redemption right as a means to force us or our management to purchase their ordinary shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than 10% of the ordinary shares sold in this offering could threaten to vote against the extended period or our proposed initial business combination and seek redemption, regardless of the merits of the extended period or the business combination, if such holder’s ordinary shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By limiting our shareholders’ ability to cause us to redeem only up to 10% of the ordinary shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block the extended period or the business combination which is favored by our other public shareholders. However, nothing in our amended and restated Memorandum and Articles of Association or otherwise restricts the ability of any public shareholder from voting all of its ordinary shares against the proposal to approve the extended period, if any, or our proposed initial business combination.

Liquidation if no business combination:

If we do not effect our initial business combination within 24 months after the date of this prospectus (or within 36 months if we entered into a definitive agreement within the 24 month period and the extended period is approved by shareholder vote as described in this prospectus) and the business combination has not yet been consummated within such period or by the expiration of the extended period, it will trigger our automatic liquidation pursuant to the terms of our amended and restated memorandum and articles of association. At such time, as part of the liquidation process, we anticipate that the liquidator will instruct the trustee to distribute only to our public shareholders the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets (subject to our provision for creditors (including taxes and liquidation costs), if any). We cannot provide investors with assurances of a specific timeframe for our liquidation.

We anticipate that the liquidator will give at least 21 days’ notice to creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette and taking any other steps he may consider appropriate. We anticipate that the liquidator will instruct the trustee to distribute to our public shareholders the amount in our trust account (including any accrued interest) plus any remaining net assets (subject to our provision for creditors including taxes and liquidation costs), if any shortly following expiration of the 21-day period. As a result, the proceeds of the trust account will not be distributed until at least 21 days after the expiration of the 24 or 36 month period we have to complete our initial business combination. However, we may not be able to properly assess all claims that may be potentially brought against us, and distributions (or part of them) could potentially be delayed while the liquidator identifies and assesses alleged creditor claims, or in the event the liquidation becomes subject to supervision of the Cayman Islands court.

Additionally, in any liquidation proceedings of the company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. In addition, under certain circumstances distributions received by shareholders could be viewed by applicable laws (including insolvency laws and certain equitable and/or restitution principles) as either fraudulent transfers or mistaken or otherwise wrongful payments. In those circumstances, a Cayman Islands court could order that amounts received by our shareholders be repaid to us.

We will use our commercially reasonable efforts to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. In order to protect the amounts held in the trust account, our sponsors have agreed to indemnify us, on a pro-rata basis based on their ownership prior to the offering, for claims of creditors, vendors, service providers and target businesses that have not executed a waiver of their right to seek payment of amounts due to them out of the trust account but only to the extent necessary to ensure that the amount payable to each public shareholder from the amount held in trust does not decrease below $7.87 per share. Based on representations made to us by our sponsors, we currently believe they are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. However, the indemnification may be limited as they are not required to reserve for such an eventuality, and we do not intend to monitor their financial condition to ensure their continued ability to satisfy these obligations. Additionally, we may face difficulties enforcing these indemnification obligations for jurisdictional reasons. Thus, we cannot assure you the Infinity I-China Funds will be able to satisfy those obligations, if required to do so.

Our existing shareholders have agreed to waive their respective rights to participate in any liquidation with respect to those ordinary shares acquired by them prior to this offering. They will participate in any liquidation distribution with respect to any ordinary shares acquired as part of this offering or in the aftermarket.

Accordingly, in the event we liquidate the trust account, our public shareholders will receive $7.87 per share (plus a portion of the interest on the trust account, but net of: (i) taxes payable on the interest income earned and (ii) up to $1,250,000 of interest income released to us to fund our working capital requirements) subject to reduction by claims of creditors as described above. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Additionally, if we are forced to declare insolvency or a petition to wind up the company is filed against us which is not dismissed, the proceeds held in the trust account will be subject to applicable Cayman Islands insolvency law and may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $7.87 per ordinary share.

Escrow of existing shareholders’ securities:

On the date of this prospectus, all of our existing shareholders, including all of our officers and directors, will place the ordinary shares they owned before this offering into an escrow account maintained by American Stock Transfer & Trust Company acting as escrow agent. Other than transfers to family members, to trusts for estate planning purposes or upon death (upon any of which such transfer they shall remain subject to the escrow agreement), these shares will not be transferable and will not be released from escrow until the earlier of (a) three years after the effective date of this prospectus or (b) one year following consummation of a business combination, unless we were to consummate a transaction after the consummation of the initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. If we are forced to liquidate and dissolve, these shares will be cancelled. On the date of this prospectus, the insider warrants will be placed into the escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Other than transfers to family members, to trusts for estate planning purposes or upon death (upon any of which such transfer they shall remain subject to the escrow agreement), the insider warrants will not be transferable and will not be released from escrow until completion of our business combination.

Potential Status as Passive Foreign Investment Company:

Since we are a blank check company that will have no active business operations until we complete a business combination, it is likely that we will be considered a Passive Foreign Investment Company (“PFIC”). If we are considered a PFIC, a U.S. holder of our shares or warrants could be subject to substantially increased tax liability, including an interest charge upon the sale or other disposition of the U.S. holder’s shares or warrants or upon the receipt of “excess distributions” from us. A U.S. holder may be subject to such tax liability even if we cease to be a PFIC. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders—Passive Foreign Investment Company Rules.”

Determination of offering amount:

In consultation with our underwriters, we determined the size of this offering based on our beliefs concerning the capital that could be successfully raised given market conditions, our company’s business, our management team and other factors. With an equity base equivalent to the net proceeds of this offering and the private placement, we believe we will have the ability to consider a broad range of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan which will leverage our skills and resources. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for, or valuation of, operating companies in general.

Risks

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 15 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	November 30, 2007
	Actual	As Adjusted (1)

Balance Sheet Data:
Working capital	$(291,950)	$35,025,050
Total assets	330,000	35,025,050
Total liabilities	316,950	0
Value of ordinary shares which may be redeemed for an interest in the trust account	0	14,163,992
Shareholders’ equity	13,050	20,861,058
——————

(1)
The total liabilities (as adjusted) include the $1,080,000 being held in the trust account that will either be paid to the underwriters upon consummation of our initial business combination or to our public shareholders in the event we liquidate and dissolve. The “as adjusted” information gives effect to the sale of the units in this offering and the warrants in the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions. However, for purposes of this presentation, total liabilities (as adjusted) assumes we have redeemed the maximum of 1,799,999 shares for cash with respect to the shareholders who voted against the extended period or our initial business combination, as applicable, and exercised their redemption rights, thus reducing the underwriter’s fee by $0.24 per share, or approximately $432,000.

The “as adjusted” working capital and total assets amounts include the $34,300,000 from the proceeds of the offering, $250,000 held outside of the trust account and the $1,500,000 purchase price of the insider warrants to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The adjusted working capital and total assets amounts includes the $1,080,000 being held in the trust account ($1,242,000 if the underwriters' over-allotment option is exercised in full) representing the underwriters' deferred discount.

The total assets amount, as adjusted, includes the $35,410,000 ($7.87 per share) to be held in the trust account, $34,330,000 of which will be available to us to consummate a business combination within the time period described in this prospectus, with the balance of $1,080,000 ($0.24 per share) to be used to pay the underwriters’ deferred discount and commissions, less amounts payable to redeeming shareholders, upon consummation of a business combination. If a business combination is not so consummated, it will trigger our automatic liquidation and distribution of the proceeds held in the trust account as part of our liquidation process (including $1,080,000 of deferred compensation to be held for the benefit of the underwriters), which will be distributed solely to our public shareholders (subject to our obligation to provide for claims of creditors, taxes and liquidation costs, if any).

We will not proceed with a business combination if public shareholders owning 40% or more of the ordinary shares sold in this offering vote against the business combination and exercise their redemption rights on a cumulative basis with the shareholders who previously exercised their redemption rights in connection with the shareholder vote to approve the extended period. Accordingly, we may effect a business combination only if shareholders owning no more than one share less than 40% of the ordinary shares sold in this offering exercise their redemption rights on a cumulative basis. If this occurred, we would be required to redeem for cash up to one share less than 40% of the ordinary shares sold in this offering, or 1,799,999 ordinary shares, at a per-share redemption price of $7.87 (plus a portion of the interest earned on the trust account, but net of (i) taxes payable on interest earned and (ii) up to $1,250,000 of interest income released to us to fund our working capital), which includes $0.24 per share of the underwriters’ deferred discount and commissions which the underwriters have agreed to forfeit to pay redeeming shareholders. The actual per-share redemption price will be equal to:

• the initial amount in the trust account ($7.87 per share) which includes the amount attributable to the underwriters’ deferred discounts and commissions and including all accrued interest (after taxes payable and up to $1,250,000 of interest income released to us to fund our working capital), as of two business days prior to the approval of the extended period or the proposed consummation of the business combination, divided by

•  the number of ordinary shares sold in the offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and results of operations may be materially adversely affected. In such event, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Associated With Our Business

We are a recently formed development stage company with no operating history and no revenues and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire, engage in a share capital exchange with, purchase all or substantially all of the assets of, or engage in any other similar business combination with, a single operating entity, or one or more related or unrelated operating entities. We do not have any specific share capital exchange, asset acquisition or other business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. We cannot assure you as to when or if a business combination will occur. We have no present revenue and will not generate any revenues until, at the earliest, after the completion of a business combination. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

If we are unable to gain approval of the extended period or complete a business combination and are forced to liquidate, our public shareholders will receive less than $8.00 per share upon distribution of the trust account and our warrants will expire worthless.

If we are unable to complete a business combination within 24 months from the date of this prospectus (or 36 months in the event the extended period is approved) and are forced to liquidate our assets, the per share liquidation proceeds will be less than $8.00 because of the expenses incurred in connection with this offering, our general and administrative expenses and the anticipated costs of seeking approval of the extended period, if any, or the business combination. The per share liquidation value will be $7.87 per share, plus interest earned thereon (but net of taxes payable and up to $1,250,000 of interest income released to us to fund our working capital), which includes the net proceeds of this offering and the private placement of the insider warrants and $1,080,000 ($0.24 per share) of the underwriters’ deferred discount and commissions. While we will pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, and our sponsors have agreed to indemnify us, on a pro-rata basis based on their ownership prior to the offering, under certain circumstances for such liabilities and obligations but only to the extent necessary to ensure that the amount payable to each public shareholder from the amount held in trust does not decrease below $7.87 per share, we cannot assure you, where it is subsequently determined that the reserve for liabilities is insufficient, that shareholders will not be liable for such amounts to creditors. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our shareholders if we are unable to complete a business combination, see the section below entitled “Effecting a business combination—Liquidation if no business combination.”

If we are unable to consummate a business combination, public shareholders will be forced to wait the full 24 months or, the full 36 months in the case of public shareholders approving the extended period, before receiving liquidation distributions.

Pursuant to our amended and restated Memorandum and Articles of Association, we have 24 months, or 36 months in the event our shareholders approve the extended period, in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless (1) they vote against the extended period or (2) vote against the business combination and in either case seek redemption of their ordinary shares in connection therewith after the extension or the business combination is approved, as the case may be. If we are unable to complete a business combination, investors’ funds may be unavailable to them until the expiration of the 24 month period (or 36 month period if extended) has expired.

You will not be entitled to protections normally afforded to investors of blank check companies, including the ability to receive all interest earned on the amount held in trust.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business which has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Current Report on Form 6-K with the Securities and Exchange Commission, or the SEC, upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited into the trust account. Because we are not subject to Rule 419, a portion of the interest earned on the funds deposited in the trust account will be released to us to fund our working capital and will not be available at all to those public shareholders redeeming in connection with a business combination. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to Offerings of Blank Check Companies” below.

Being a foreign private issuer exempts us from certain Securities and Exchange Commission requirements that provide shareholders the protection of information that must be made available to shareholders of U.S. public companies, including with respect to our business combination.

We are a “foreign private issuer” within the meaning of the rules promulgated under the Securities Exchange Act of 1934, as amended. As such, we are exempt from certain provisions applicable to U.S. public companies including:

•	The rules requiring the filing with the SEC of quarterly reports on Form 10-Q or Current Reports on Form 8-K;

•	The sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•	Provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

•
The sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any "short swing" trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer's equity securities within less than six months).

Because of these exemptions, our shareholders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the U.S. In particular, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements. Because of this exemption, at the time we seek approval from our shareholders of the proposal to approve the extended period, if any, or our initial business combination, we will not be required to file with the SEC preliminary proxy solicitation materials regarding the extended period or our business combination, but will rather prepare and mail proxy solicitation materials in accordance with Cayman Islands law and, as required, file such materials with the SEC after mailing. However, we have agreed with the representatives to include such information and materials in our proxy statement as would be required if we were subject to the SEC proxy rules. Investors are cautioned that such materials will not have been reviewed by the SEC, and as a result will not have the benefit of any potential clarifications to the content of our proxy statement which such review may provide. We do not intend to list the company on the Cayman Islands Stock Exchange, and accordingly we are not required to comply with any Cayman Islands listing rules or proxy disclosures.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Based upon publicly available information, we have identified approximately 151 similarly structured blank check companies which have completed initial public offerings since 2003. Of the blank check companies which have completed their public offerings, 45 companies have consummated a business combination, while 24 other companies have announced they have entered into definitive agreements or letters of intent with respect to a potential business combination, but have not yet consummated such business combinations and 8 other companies have liquidated or will be liquidating. Accordingly, there are approximately 74 blank check companies with approximately $13.4 billion in trust seeking to consummate a business combination. While many of these companies are targeted towards specific industries in which they must complete a business combination, certain of these companies may consummate a business combination in any industry they choose. As a result, there may be significant demand for the types of privately-held companies we target, which demand may limit the number of potential acquisition targets for us.

Further, the fact only 45 of such companies have consummated a business combination and 24 additional companies have entered into a definitive agreement or letter of intent for a business combination, it may indicate there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours. We cannot assure you we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

Since our sponsors will lose their entire investment in us if a business combination is not consummated and may be required to pay costs associated with our liquidation, our sponsors may purchase ordinary shares from shareholders who would otherwise choose to vote against the extended period or a proposed business combination.

Our sponsors own ordinary shares (which were purchased for an aggregate of $25,000) that will be worthless if we do not consummate a business combination. In addition, our sponsors purchased warrants exercisable for ordinary shares (for an aggregate of $1,500,000), which will also be worthless if we do not consummate a business combination. We believe the current equity value for the ordinary shares owned by our sponsors is significantly lower than the $9,000,000 total value calculated at the $8.00 per unit offering price because (i) the units being sold in this offering include a warrant which the sponsors did not receive, (ii) the offering may not succeed and even if it does succeed, the holders of these shares will not be able to sell or transfer them while such shares remain in escrow, except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes) and (iii) these shares are not entitled to any proceeds in case we liquidate if we do not consummate a business combination. In addition, in the event we are forced to liquidate and the amounts held outside the trust account or that may be released to use for working capital are insufficient to cover such costs, our sponsors have agreed to advance us such amount of funds necessary to complete such liquidation (currently anticipated to be between $25,000 and $40,000) and have agreed not to seek repayment for such expenses.

Given the interest our sponsors have in a business combination being consummated, it is possible our sponsors will acquire securities from public shareholders (in the open market and/or in privately negotiated transactions) who have elected to redeem their ordinary shares in order to change their vote and ensure the extended period or the business combination, as applicable, will be approved (which could result in a business combination being approved even if, after the announcement of the business combination, 40.0% or more of our public shareholders, on a cumulative basis, would have voted against the extended period and the business combination and elected to exercise their redemption rights, or more than 50.0% of our public shareholders would have voted against the business combination, but for the purchases made by our sponsors). Any privately negotiated transaction with a shareholder would include a contractual acknowledgement that such shareholder, although still the record holder of our ordinary shares, is no longer the beneficial owner thereof and therefore agrees to vote such ordinary shares as directed by our sponsors. In the event our sponsors purchase shares in privately negotiated transactions from public shareholders who have already cast votes against the extended period or our proposed initial business acquisition , as applicable, and requested redemption of their shares, such selling shareholders would be required to revoke their prior votes against the extended period or the proposed business combination, as applicable, and to revoke their prior elections to redeem their shares and to cast new votes in favor of the extended period or the proposed business combination. The revocation of prior negative votes and substitution therefor of votes in favor of the extended period or the proposed business combination, as applicable, would have the effect of reducing redemptions and increasing votes in favor of the extended period or the proposed business combination, thereby making it more likely that the extended period or a proposed business combination would be approved.

The terms on which we may effect a business combination can be expected to become less favorable as we approach our 24 month deadline or our 36 month deadline, in the event the extended period is approved.

Pursuant to our amended and restated Memorandum and Articles of Association, if we do not effect a business combination within 24 months after the date of this prospectus, this will trigger our automatic liquidation and dissolution unless we receive shareholder approval to extend our existence to 36 months from the date of this prospectus.

Any entity with which we negotiate, or attempt to negotiate, a business combination, will be aware of this time limitation and can be expected to negotiate accordingly. In such event, we may not be able to reach an agreement with any proposed target prior to such period and any agreement that is reached may be on terms less favorable to us than if we did not have the time period restrictions set forth above. Additionally, as the 24 or 36 month time period draws closer, we may not have the desired amount of negotiating leverage in the event any new information comes to light after entering into definitive agreements with any proposed target but prior to consummation of a business transaction.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company and such lack of experience could adversely affect our ability to consummate a business combination.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate our trust account. If we liquidate, our public shareholders could receive less than the amount they paid for our securities, causing them to incur significant financial losses.

Unlike some other blank check offerings, we allow up to one share less than 40% of the ordinary shares underlying the units sold in this offering to exercise their redemption rights in connection with our proposed initial business combination on a cumulative basis with the shareholders who previously exercised their redemption rights in connection with a proposal to approve the extended period, if any. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your redemption rights.

When we seek shareholder approval of a business combination, we will offer each public shareholder (but not our existing shareholders with respect to any shares they owned prior to the consummation of this offering) the right to have his, her or its ordinary shares redeemed for cash if the shareholder votes against the business combination and the business combination is approved and consummated. We will consummate the initial business combination only if the following two conditions are met: (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and (ii) public shareholders holding no more than one share less than 40% of the ordinary shares sold in this offering both vote against the initial business combination and exercise their redemption rights on a cumulative basis with the shareholders who previously exercised their redemption rights in connection with the shareholder vote to approve the extended period. Some other blank check companies have a redemption threshold of 20% or 30%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of shareholders to exercise their redemption rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your redemption rights. Assuming an interest rate of 3% on the funds in the trust account, if we consummate a business combination within approximately 19 months after the offering, upon exercise of a shareholder’s redemption right, a shareholder will not receive a full return of his investment. Therefore, assuming the same interest rate of 3%, we would have to consummate a business combination after 20 months following this offering in order for a shareholder exercising his, her or its redemption rights to potentially receive equal to or more than his, her or its full invested amount. There can be no assurance any redeeming shareholder will receive equal to or more than his, her or its full invested amount.

Unlike some other blank check offerings, we allow up to one share less than 40% of the ordinary shares included in the units sold in this offering to exercise their redemption rights in connection with our proposed initial business combination on a cumulative basis with the shareholders who previously exercised their redemption rights in connection with a proposal to approve the extended period, if any. The ability of a larger number of our shareholders to exercise their redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek shareholder approval of a business combination, we will offer each public shareholder (but not our existing shareholders with respect to any shares they owned prior to the consummation of this offering) the right to have his, her or its ordinary shares redeemed for cash if the shareholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its redemption rights to receive a pro-rata share of the trust account. Unlike some other blank check offerings which have a 20% or 30% threshold, we allow up to one share less than 40% of the ordinary shares included in the units sold in this offering to exercise their redemption rights on a cumulative basis. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. In the event the acquisition involves the issuance of our ordinary shares as consideration, we may be required to issue a higher percentage of our shares to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

We may in the future enter into joint venture arrangements, which are risky since our joint venture investments could be adversely affected by our lack of sole decision making authority, our reliance on a co-venturers’ financial condition and disputes between us and our co-venturers.

We may in the future co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a target business, partnership, joint venture or other entity. In such circumstances, we may not be in a position to exercise sole decision making authority regarding a target business, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become insolvent or fail to fund their share of required capital contributions. In addition, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on potential joint venture partners and to negotiate joint venture agreements. Moreover, the subsequent management and control of a joint venture will entail risks associated with multiple owners and decision makers. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners or co-venturers might result in subjecting assets owned by the partnership or joint venture to additional risk. We may also, in certain circumstances, be liable for the actions of our third party partners or co-venturers. For example, in the future we may agree to guarantee indebtedness incurred by a partnership, joint venture or other entity. Such a guarantee may be on a joint and several basis with our partner or co-venturer in which case we may be liable in the event such party defaults on its guaranty obligation.

Exercise of redemption rights must be effected pursuant to a specific process which may take time to complete and may result in the expenditure of funds by shareholders seeking redemption.

A shareholder requesting redemption of his, her or its ordinary shares into cash may do so at any time prior to the vote taken with respect to the extended period or a proposed business combination, as applicable. A shareholder would have from the time we send out our proxy statement through the vote on the extended period or the initial business combination, as applicable, to tender (either electronically or through the delivery of physical share certificates) his ordinary shares if he, she or it wishes to seek to exercise his, her or its redemption rights, a period which is expected to be not less than 10 nor more than 60 days. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the ordinary shares or delivering them through the Deposit/Withdrawal At Custodian, or DWAC, System. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. There may be additional mailing and other nominal charges depending on the particular process used to tender ordinary shares. Although we believe the time period, costs and other potential burdens associated with the tendering process are not onerous for an average investor, this process may result in additional burdens for shareholders, including mis-delivery or any other defect in the tendering process.

Additionally, if a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus, or until 36 months from the date of this prospectus if we enter into a definitive agreement with a target company during the 24 month period and the shareholders approve the extended period to complete the acquisition of that target company. If the initial business combination is not approved or completed for any reason, public shareholders voting against our initial business combination who exercised their redemption rights would not be entitled to redeem their ordinary shares into a pro-rata share of the aggregate amount then on deposit in the trust account. In such case, if public shareholders have tendered their certificates prior to the meeting, we will promptly return such certificates to the tendering public shareholder. In such case, they would then have to comply with the tendering process again for any vote against a subsequent initial business combination.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by shareholders from the trust account will be less than $7.87 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will use our commercially reasonable efforts to have all vendors, prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee they will execute such waivers, or even if they execute such waivers that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. We may elect to forego obtaining waivers only if we receive the approval of our Co-Chief Executive Officers and the approving vote or written consent of at least a majority of our board of directors. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason.

Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public shareholders and the per-share liquidation price could be less than the $7.87 per share held in the trust account, plus interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account and net of any amounts released to us as working capital), due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate and dissolve, our sponsors will be liable to ensure the proceeds in the trust account are not reduced by the claims of various vendors, prospective target businesses or other entities owed money by us for services rendered or products sold to us, to the extent necessary to ensure such claims do not reduce the amount in the trust account below $7.87 per share. In order to protect the amounts held in the trust account, our sponsors have agreed to indemnify us, on a pro-rata basis based on their ownership prior to the offering, for claims of any vendors, service providers, prospective target businesses or creditors that have not executed a waiver of amounts due to them out of the trust account and only to the extent necessary to ensure that the amount payable to each public shareholder from the amount held in trust does not decrease below $7.87 per share. The indemnification provided by our sponsors may be limited as they are not required to reserve for such an eventuality, and we do not intend to monitor their financial condition to ensure their continued ability to satisfy these obligations. Additionally, we may face difficulties enforcing these indemnification obligations for jurisdictional reasons. Thus, we cannot assure you the Infinity I-China Funds will be able to satisfy those obligations, if required to do so.

Additionally, if we are forced to declare insolvency or a petition to wind up is filed against us which is not dismissed, the proceeds held in the trust account will be subject to applicable Cayman Islands insolvency laws and may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $7.87 per share.

Although our sponsors have agreed to indemnify us in certain situations, we cannot assure you they will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by claims of third parties.

Our sponsors have, in their insider letter agreements with the company, agreed to indemnify us, on a pro-rata basis based on their ownership prior to the offering, for claims of third parties that have not executed a waiver of their right to seek payment of amounts due to them out of the trust account and only to the extent necessary to ensure that the amount payable to each public shareholder from the amount held in trust does not decrease below $7.87 per share. Additionally, our sponsors have agreed to indemnify and hold us harmless, on a pro-rata basis based on their ownership prior to the offering, against any and all loss, liability, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses) reasonably incurred in connection with our liquidation, and in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever, to which we may become subject as a result of our liquidation, but only to the extent funds available outside of the trust account are insufficient to consummate our liquidation.

The indemnification obligations may be substantially higher than our sponsors currently foresee or expect and/or their financial resources may deteriorate in the future which could also act as a limitation on this indemnification. Hence, we cannot assure you our sponsors will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public shareholders. Additionally, we may face difficulties enforcing these indemnification obligations for jurisdictional reasons.

Our disinterested independent directors may decide not to enforce the indemnification obligations of our sponsors, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

Our sponsors have agreed to indemnify and hold us harmless, on a pro-rata basis based on their ownership prior to the offering, against liabilities, claims, damages and expenses to which we may become subject as a result of any claim by any third parties for services rendered or products sold to us to the extent necessary to ensure that such claims do not reduce the amount in the trust account below $7.87 per share. In the event the proceeds in the trust account are so reduced and our sponsors assert they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors, if any, would determine whether we would take legal action against our sponsors to enforce their indemnification obligations. While we currently expect that any independent directors would take action on our behalf against our sponsors to enforce their indemnification obligations, it is possible our independent directors in exercising their business judgment may choose not to do so in a particular instance. If such independent directors choose not to enforce the indemnification obligations of our sponsors, the amount of funds in the trust account available for distribution to our public shareholders may be reduced and the per share liquidation distribution could be less than $7.87 per share.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us, and, accordingly, may have conflicts of interest in determining which entity a particular business opportunity should be presented to.

None of our directors or officers has been a principal of, or affiliated with, a “blank check” company that executed a business plan similar to our business plan and none of such individuals is currently affiliated with any such entity. However, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. While our officers, directors and existing shareholders have agreed to present business opportunities first to the company, subject to any pre-existing duty they may have, they may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Each of our officers and directors has pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe a pre-existing fiduciary obligation, our officers and directors will honor those fiduciary obligations, subject to the “right of first refusal” described elsewhere in this prospectus. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation (and any successors to such entities) have declined to accept such opportunities. As set forth in this prospectus, our officers and directors have a pre-existing fiduciary duty to other companies and may not present opportunities to us that otherwise may be attractive to us unless those entities have declined to accept such opportunities.

For a more complete discussion of our management's affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.” We cannot assure you these conflicts will be resolved in our favor.

Under certain circumstances, a Cayman Islands court could order that amounts received by our shareholders be repaid to us.

If we fail to consummate a business combination within 24 months (or 36 months in the event our shareholders approve an extension), we will liquidate and distribute the proceeds held in the trust account described below to our public shareholders as part of our liquidation process. As a result, this has the same effect as if we had formally been through a voluntary liquidation procedure under the Companies Law. In such a situation under the Companies Law, a liquidator would give at least 21 days’ notice to creditors inviting them to submit their claims for payment by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette and taking any other steps he considers appropriate. In practice this notice requirement need not necessarily delay the distribution of assets if the liquidator is satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. As soon as the affairs of the company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Cayman Islands Registrar of Companies, or Registrar, confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved. We anticipate the liquidator would instruct the trustee to liquidate the trust account shortly following the 21 day notice period referenced above.

In any liquidation proceedings of the company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. In addition, under certain circumstances distributions received by shareholders could be viewed by applicable laws (including insolvency laws and certain equitable and/or restitution principles) as either fraudulent transfers or mistaken or otherwise wrongful payments. In those circumstances, a Cayman Islands court could order that amounts received by shareholders be repaid to us.

If we liquidate, distributions (or part of them) may be delayed while the liquidator determines the extent of potential creditor claims.

Under the Companies Law, in the case of a full voluntary liquidation procedure, a liquidator would give at least 21 days’ notice to creditors inviting them to submit their claims for repayment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, and taking any other steps he considers appropriate, after which our assets would be distributed. We anticipate that the liquidator will instruct the trustee to liquidate the trust account to our public shareholders as soon as reasonably possible after the end of the 21 days' notice period referenced above and our directors and officers have agreed to take any such action necessary to liquidate the trust account as soon as reasonably practicable if we do not complete an initial business combination within the specified time periods after the date of this prospectus. However, the liquidator may determine that he requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity of the claims of any creditors). A creditor or shareholder may also file a petition with the Cayman Islands court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all our assets to our public shareholders. Additionally, if we are forced to declare insolvency or a petition to wind up the company is filed against us which is not dismissed, the proceeds held in our trust account may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our public shareholders. To the extent any such claims deplete the trust account, we may not be able to return to our public shareholders the liquidation amounts payable to them.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933,as amended, with respect to the ordinary shares issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time while the warrants are exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our ordinary shares equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price thereafter at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. The foregoing does not apply to the warrants included as part of the 1,500,000 insider warrants purchased prior to this offering, as such warrants are not subject to redemption while held by the initial holder or any permitted transferee of such initial holder.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the ordinary shares underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants.

We have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the ordinary shares underlying the warrants following completion of this offering, and although we intend to comply with such undertaking, we cannot assure you we will be able to do so. If we are not able to do so, holders will be unable to exercise their warrants and we will not be required to net-cash settle any such warrant exercise and therefore the warrants could expire worthless.

Holders may not be able to exercise our warrants if we fail to make the required filings or submit the required fees to the SEC, a national securities exchange, and/ or certain states, and the warrant holders will  either have to sell their warrants in the open market or allow them to expire worthless.

Holders of our warrants may not be able to exercise the warrants if (i) a current registration statement under the Securities Act of 1933, as amended, relating to the ordinary shares underlying the warrants is not then effective and (ii) shares issuable upon exercise of the warrants are not qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain an effective registration statement relating to the ordinary shares underlying the public warrants until the expiration of the warrants; but, we cannot assure you that we will be able to do so.

We are registering the sale of the units, the ordinary shares and warrants comprising the units, and the ordinary shares issuable upon exercise of the warrants, or are relying on exemptions from registration only, in the following states: Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, New York, Rhode Island, and Wyoming and will have no obligations to register such securities in any other state. In all other states, the ordinary shares underlying the warrants must be registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.

At the time the warrants become exercisable (following our completion of an initial business combination), we expect to be listed on a national securities exchange, which would provide an exemption from registration in every state, but we cannot assure you this will be the case. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the ordinary shares issuable upon exercise of the warrants is current. However, we cannot assure you of this fact.

The value of the warrants may be greatly reduced if a registration statement covering the ordinary shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. We are not obligated to pay cash or other consideration to the holders of the warrants in such situations. Holders of warrants who reside in jurisdictions in which the ordinary shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire worthless. In the event the warrants expire worthless or we choose to redeem the warrants at a time when the holders of such warrants are unable to exercise them, the purchasers of units will have effectively paid the full purchase price of the units solely for the ordinary shares underlying such units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Because the warrants sold in the private placement were originally issued pursuant to an exemption from the registration requirements under the U.S. federal securities laws, holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the ordinary shares issuable upon exercise of such warrants is not current.

We may issue ordinary shares or other equity securities or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our amended and restated Memorandum and Articles of Association authorizes the issuance of up to 20,000,000 ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share. Immediately after this offering, there will be 14,375,000 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and underwriter’s unit purchase option) and all of the 1,000,000 preferred shares available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional ordinary shares or preferred shares, or a combination of ordinary shares and preferred shares, to complete a business combination. The issuance of additional ordinary shares or any number of preferred shares:

•	may significantly reduce the equity interest of investors in this offering;

•
will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors;

•	may adversely affect prevailing market prices for our ordinary shares; and

•	may subordinate the rights of holders of our ordinary shares if preferred shares are issued with rights senior to those afforded to the ordinary shares.

If we finance the purchase of assets or operations through the issuance of debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding;

•	our inability to pay dividends on our ordinary shares;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry or country in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and other disadvantages compared to our competitors who have less debt.

We are not currently able to assess the likelihood we will need to finance a business combination through the issuance of debt securities. However, since we will proceed with the business combination if public shareholders holding up to one share less than 40% of the ordinary shares included in the units sold in this offering exercise their redemption rights on a cumulative basis, unlike the 20% or 30% threshold adopted by many companies similar to ours, we may have less cash available to complete a business combination. Because we will not know how many shareholders may exercise such redemption rights, we will need to structure a business combination meeting the 80% of our net assets test that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of shareholders exercise their redemption rights than we expect. For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination—Selection of a target business and structuring of a business combination.”

Substantial resources could be expended in researching business combinations that are not consummated, which could materially adversely affect subsequent attempts to locate and consummate a business combination.

We anticipate the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other third party fees and expenses. If we decide not to enter into an agreement with respect to a specific proposed business combination we have investigated, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control, such as having to redeem up to one share less than 40% of the ordinary shares included in the units sold in this offering on a cumulative basis even if a majority of our shareholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and consummate a business combination.

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

We have reserved approximately $250,000 from the proceeds of this offering and the private placement held outside the trust account and up to $1,250,000 of interest, after taxes, we may earn on funds in the trust account to cover our operating expenses for the next 24 months, to cover the expenses incurred in connection with a business combination and to cover expenses in connection with our dissolution if we do not complete a business combination in the allowed time. This amount is based on management’s estimates of the costs needed to fund our operations for the next 24 months, to consummate a business combination or dissolve. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination, or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. In addition, the amounts available from interest earned on the proceeds held in the trust account will be dependent on the length of time since our initial public offering and prevailing interest rates. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the existing shareholders or from third parties. We may not be able to obtain additional financing and our existing shareholders and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to liquidate and dissolve prior to consummating a business combination.

Our ability to effect a business combination and to execute any potential business plan afterwards will be dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

Our ability to effect a business combination will be dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination cannot presently be fully ascertained. Although members of our management and other key personnel may remain associated with us following a business combination, we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you our assessment of these individuals will prove to be correct. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate terms with the combined company as part of any such combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the shareholders of the target company were to control the combined company following a business combination, it may be less likely management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment or consulting agreement or other arrangement. The determination to remain as officers of the resulting business will be determined prior to the completion of the transaction and will depend upon the appropriateness or necessity of current management to remain. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management, and negotiate as part of the business combination that certain members of current management remain if it is believed to be in the best interests of the combined company post-business combination. If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

We do not intend to establish an audit committee until consummation of a business combination.

We currently do not have an audit committee and do not intend to establish one prior to consummation of a business combination. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning potential target businesses. This may have the result of a less comprehensive discussion among board members with accounting expertise about accounting and financial matters, as it would be expected to be only part of a larger discussion of a target business in a meeting of the entire board. Despite the lack of an audit committee, those members of the board of directors that would otherwise be on our audit committee will continue to analyze and investigate our potential target businesses as members of our board of directors. Furthermore, our entire board of directors is aware of the importance of the financial and accounting due diligence that must be conducted prior to our initial business combination and they intend to conduct a comprehensive accounting and financial analysis of any potential target business. Despite these assurances, the lack of an audit committee may prove to have a material impact on our analysis of potential target businesses which may harm our future operating prospects.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Each of our officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a discussion of potential conflicts of interest that you should be aware of, see the section below entitled “Management—Conflicts of Interest.” We cannot assure you these conflicts will be resolved in our favor.

Certain directors and officers of ours own, indirectly, ordinary shares and will own, indirectly, warrants purchased in the private placement, all through our sponsors, which are indirectly controlled and partially owned by, certain of our officers and directors. As none of these securities will participate in liquidation distributions, our management may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Our sponsors own our ordinary shares and will own the warrants purchased in the private placement. Infinity-CSVC Partners, Ltd. is the general partner of each of our sponsors which is majority owned and controlled by Amir Gal-Or and Avishai Silvershatz, our Co-Chief Executive Officers, Co-Presidents and Co-Chairmen.  Our sponsors have each waived their right to the liquidation of the trust account if we are unable to complete a business combination. The shares and warrants owned by our sponsors will be worthless if we do not consummate a business combination. The personal and financial interests of our sponsors and officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

Our existing shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent such expenses exceed the amount available outside the trust account (plus a portion of the interest earned on the amounts in the trust account) unless the business combination is consummated, and therefore they may have a conflict of interest.

Our existing shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent such expenses exceed the amount available outside the trust account (plus a portion of the interest earned on the amounts in the trust account released to us), unless the business combination is consummated. The amount of available proceeds is based on management estimates of the capital needed to fund our operations for the next 24 months (or 36 months in the even the shareholders approve the extended period) and to consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination, or if we expend a significant portion in pursuit of an acquisition which is not consummated. In the event we do not effect a business combination within 24 months from the date of this prospectus, or 36 months in the event we receive approval for the extended period, then any expenses incurred by such individuals in excess of the money being held outside of the trust account will not be repaid as we will liquidate at such time. On the other hand, if we complete a business combination within such time period, those expenses will be repaid by the target business. Consequently, our officers, who are also our directors, may have an incentive to complete a business combination other than just what is in the best interest of our shareholders.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of less than $5,000,000 and our ordinary shares have a market price per share of less than $5.00, transactions in our ordinary shares may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•
provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•
obtain a signed and dated acknowledgment from the purchaser demonstrating the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our ordinary shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed and you may find it more difficult to sell our securities.

It is probable our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and a limited number of products or services. Additionally, we may face obstacles to completing simultaneous acquisitions.

Our initial business combination must be with, or which results in, one or more target businesses whose collective fair market value is equal to at least 80% of the net assets held in the trust account upon consummation of this offering (net of taxes to be paid and exclusive of deferred underwriting discounts and commissions), plus any interest income accrued on the amounts held in trust (less such amounts released to us) as of the date of our signing a definitive agreement in connection with our initial business combination. We may not be able to acquire more than one target business because of various factors, including the amount of funds available to consummate a business combination, possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we may not have sufficient management, financial or other resources to effectively investigate the business and affairs of multiple acquisition candidates simultaneously or to negotiate the terms of multiple acquisition agreements at the same time, which could result in a failure to properly evaluate multiple acquisitions. Further, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the aggregate fair market value of the initial business combination below the 80% threshold. Accordingly, while it is possible we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only a single initial business combination with the proceeds of this offering and the private placement. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a ‘‘group’’ with, will be restricted from exercising redemption rights with respect to more than 10% of the shares sold in this offering. While this provision is not present in many offerings similar to this one, it is present in many of the more recently filed offerings similar to this one, and we have included it in order to ensure that any such “group” is not in a position to block the consummation of a business combination which management believes is in our best interest.

If we seek shareholder approval of the extended period or an initial business combination, we will offer each public shareholder (but not our existing shareholders) the right to cause us to have his, her or its ordinary shares redeemed for cash if the shareholder votes against either (a) the extended period, elects redemption of his, her or its ordinary shares and the extended period is approved or (b) votes against the business combination, elects redemption of his, her or its ordinary shares and the business combination is approved and completed. Notwithstanding the foregoing, our amended and restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate or any other person with whom such holder is acting in concert or as a ‘‘group’’ (as defined under Section 13 of Securities and Exchange Act of 1934, as amended) will be restricted from exercising redemption rights with respect to more than an aggregate of 10% of the shares sold in this offering.

Accordingly, if you purchase more than 10% of the shares sold in this offering and a proposed business combination is approved, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. There is a risk the value of such additional shares will not appreciate over time following a business combination or that the market price of the ordinary shares will exceed the per-share redemption price. While this provision is not present in many offerings similar to this one, it is present in many of the more recently filed offerings similar to this one, and we have included it in order to ensure that any such “group” is not in a position to block the consummation of a business combination which management believes is in our best interest.

Because public shareholders, together with any affiliates or any other person with whom they are acting in concert or as a ‘‘group,’, will be restricted from exercising redemption rights with respect to more than 10% of the shares sold in this offering, this will decrease the likelihood public shareholders will accumulate sufficient shares to influence our management.

Our amended and restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate or any other person with whom such holder is acting in concert or as a ‘‘group’’ (as defined under Section 13 of Securities and Exchange Act of 1934, as amended) will be restricted from exercising redemption rights with respect to more than 10% of the shares sold in this offering. While this provision is not present in many offerings similar to this one, we have included it in order to ensure that any such “group” is not in a position to block approval of the extended period or the consummation of a business combination which management believes is in our best interest. Accordingly, if you purchase more than 10% of the shares sold in this offering and a proposed business combination is approved, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. This will decrease the likelihood you will accumulate sufficient shares to influence management as you can only redeem an aggregate of 10% of the shares sold in the offering. Accordingly, it is likely our existing shareholders and management will continue to exert control at least until the consummation of a business combination. In addition, our existing shareholders and their affiliates and relatives are not prohibited from purchasing additional units in this offering or in the open market. If they do, you may have even less influence on our management due to the relatively larger shareholdings of our existing shareholders and management.

We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our board of directors independently determines the target business has sufficient fair market value.

Our initial business combination must be with, or which results in, one or more target businesses whose collective fair market value is equal to at least 80% of the net assets held in the trust account upon consummation of this offering (net of taxes to be paid and exclusive of deferred underwriting discounts and commissions), plus any interest income accrued on the amounts held in trust (less such amounts released to us) as of the date of our signing a definitive agreement in connection with our initial business combination. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with an aggregate fair market value in an amount considerably greater than such 80% threshold. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If our board is not able to independently determine whether the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the satisfaction of such criteria.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to redeem for cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. We cannot assure you such financing would be available on acceptable terms, if at all. To the extent additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

Our existing shareholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring shareholder vote.

Upon consummation of this offering, our existing shareholders (including all of our officers and directors) will collectively own approximately 20% of our issued and outstanding ordinary shares (not including the purchase of 1,500,000 warrants in the private placement by our sponsors, and assuming no additional purchases by our existing shareholders in the offering). These shares will be voted in accordance with the majority of the ordinary shares with respect to the approval of the extended period or a proposed business combination.

In addition, our sponsors have agreed that they, or their respective affiliates or limited partners, will enter into an agreement with a broker-dealer mutually agreed upon by our sponsors and the representatives (which such broker-dealer may be any of the underwriters or their affiliates) pursuant to which they will place limit orders to purchase up to $5,000,000 of our ordinary shares in the open market commencing the later of (i) ten business days after we file our current report on Form 6-K announcing our execution of a definitive agreement for a business combination and (ii) 60 calendar days after the end of the “restricted period” in connection with this offering under Regulation M under the Exchange Act, and ending on the business day immediately preceding the date of the meeting of shareholders at which a business combination is to be voted upon. Assuming the $5,000,000 of ordinary shares are purchased in the open market, and further assuming such open market purchases of ordinary shares occur at the initial trust amount per share of $7.87 per unit, our existing shareholders and their affiliates or limited partners, as applicable, collectively, will beneficially own 31.29% of the then issued and outstanding ordinary shares, with only 11.29% of such shares automatically voting in favor of the extended period or the business combination, as applicable, and the remaining 20% voting in accordance with the majority of the public shares. As a result of this ownership block, our current shareholders may be able to effectively influence the outcome of any other matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions. These purchases will have the effect of increasing the percentage of shares owned by our sponsors and make it more likely the shareholder vote to approve extended period or the business combination or amend or waive any provision of our amended and restated Memorandum and Articles of Association, or any other matter for which shareholder approval is sought, will be successful.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years, with only one class of directors being elected in each year. It is unlikely there will be an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, initially only a minority of the board of directors will be considered for election and our existing shareholders, because of their ownership position, will have considerable influence regarding the outcome.

Accordingly, our existing shareholders will continue to exert control at least until the consummation of a business combination. In addition, our existing shareholders and their affiliates and relatives are not prohibited from purchasing additional units in this offering or in the open market. If they do, we cannot assure you our existing shareholders will not have considerable influence upon the vote in connection with a business combination.

Our existing shareholders paid an aggregate of $25,000, or approximately $.019 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share of our ordinary shares and the pro forma net tangible book value per share of our ordinary shares after this offering and the private placement constitutes the dilution to you and the other investors in this offering. The fact our existing shareholders acquired their ordinary shares at a nominal price has significantly contributed to this dilution. Assuming the offering and the private placement are completed, you and the other new investors will incur an immediate and substantial dilution of approximately 31.88% or $2.55 per share (the difference between the pro forma net tangible book value per share of $5.45, and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of ordinary shares and make it more difficult to effect a business combination.

In connection with this offering as part of the units, and the private placement, we will be issuing warrants to purchase up to 6,000,000 shares (6,675,000 if the underwriters’ over-allotment option is exercised in full) of our ordinary shares. To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing shareholders exercise their registration rights, it may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to effect a business combination.

Our existing shareholders, including our sponsors, which purchased warrants in the private placement, are entitled to require us to register the resale of their ordinary shares and warrants (as well as the ordinary shares issuable upon exercise of warrants included as part of the insider warrants) at any time after the date on which their securities are released from escrow. If such existing security holders exercise their registration rights with respect to all of their securities, there will be an additional 1,293,750 ordinary shares (1,125,000 shares in the event the over-allotment option is not exercised) and 1,500,000 warrants (as well as 1,500,000 ordinary shares issuable upon exercise of the warrants) eligible for trading in the public market and we will bear the costs of registering such securities. The presence of this additional number of ordinary shares eligible for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our ordinary shares.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

As of the date of this prospectus there is no market for our securities. Therefore, shareholders should be aware they cannot benefit from information about prior market history as to their decisions to invest, which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

If you are not an institutional investor, you may purchase securities in this offering only if you reside within the states in which we will apply to have the securities registered.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, New York, Rhode Island and Wyoming. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Institutional investors in every state except Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states.

Investors can only resell their securities to persons who reside in jurisdictions where there are no resale restrictions or where we have registered our securities for purchase in secondary market transactions.

Under the National Securities Market Improvement Act of 1996, the states are pre-empted from regulating transactions in “covered” securities. We will file periodic and annual reports under the Securities Exchange Act of 1934, as amended, and our securities will be considered “covered” securities for resale transactions. Therefore, the states will be pre-empted from regulating the resales of the units, from and after the effective date, and the ordinary shares and warrants comprising the units, once they become separately transferable. However, the states retain the right to require notice filings and collect fees with regard to these transactions and have the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities.

Notice filings and fees are required for the secondary market transactions in the District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, Tennessee, Texas and Vermont. We intend to submit the required filings or pay the required fees. If we fail to do so, the resale transactions by shareholders or to investors in these jurisdictions may be prohibited.

Although we are not aware of a state having used its powers to prohibit or restrict resales of securities issued by blank check companies generally, the state of Idaho views blank check companies unfavorably as de facto fraudulent and might use its powers, or threaten to use its powers, to hinder the resale of securities of blank check companies in that state. For a more complete discussion of the state securities laws and registrations affecting this offering, please see “Underwriting—State Blue Sky Information” below.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

We anticipate our securities will be traded in the over-the-counter market. It is anticipated they will be quoted on the OTC Bulletin Board, a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

Companies that fall within the definition of an “investment company” set forth in Section 3 of the Investment Company Act of 1940, as amended, and the regulations thereunder, which we refer to as the 1940 Act, are subject to registration and substantive regulation under the 1940 Act. Companies that are subject to the 1940 Act that do not become registered are normally required to liquidate and are precluded from entering into transactions or enforceable contracts other than as an incident to liquidation.

The basic definition of an “investment company” in the 1940 Act and related SEC rules and interpretations includes a company (1) that is, proposes to be, or holds itself out as being engaged primarily in investing, reinvesting or trading in securities; or (2) that has more than 40% of its assets (exclusive of U.S. government securities and cash items) in “investment securities,” or (3) that is a “special situation investment company” (such as a merchant bank or private equity fund). We do not plan to operate as an investment fund or investment company, or to be engaged in the business of investing, reinvesting or trading in securities. Our plan is to acquire, hold, operate and grow for the long term one or more businesses. We do not plan to operate as a passive investor or as a merchant bank seeking dividends or gains from purchases and sales of securities.

For example, if we were deemed to be an investment company under the 1940 Act, we would be required to become registered under the 1940 Act (or liquidate) and our activities would be subject to a number of restrictions, including, among others:

•     corporate governance requirements and requirements regarding mergers and share exchanges;

•     restrictions on the nature of our investments;

•     restrictions on our capital structure and use of multiple classes of securities; and

•     restrictions on our use of leverage and collateral;

each of which may make it difficult for us to consummate an initial business combination. In addition, we may have imposed upon us burdensome requirements, including:

•     registration as an investment company;

•     adoption of a specific form of corporate structure; and

•     reporting, record keeping, voting, proxy, and disclosure requirements, and other rules and regulations;

compliance with which would reduce the funds we have available outside the trust account to consummate an initial business combination.

In order not to be regulated as an investment company under the 1940 Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in an initial business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities.” Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses for the long term. We do not plan to buy companies with a view to resale or profit from sale of the businesses. We do not plan to buy unrelated businesses or to be a passive investor. We do not believe that our anticipated principal activities will subject us to the 1940 Act. To this end, the proceeds held in the trust account may only be invested by the trustee in U.S. government securities and in assets that are considered “cash items” for purposes of Section 3(a)(2) of the 1940 Act. Pursuant to the trust agreement, the trustee is not permitted to invest in securities or assets that are considered “investment securities” within the meaning of Section 3(a) of the 1940 Act. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring, growing and operating a business or businesses for the long term (rather than on buying and selling companies in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the 1940 Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in the trust account to our public shareholders as part of our plan of dissolution and liquidation. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the 1940 Act. If we were deemed to be subject to the 1940 Act, compliance with these additional regulatory burdens would require additional expense for which we have not accounted.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position such individual is not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. Although we believe all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent” under the policies of the North American Securities Administrator Association, we cannot assure you this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our shares held by the public shareholders.

Because our existing shareholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on promotional or development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a promotional or development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our existing shareholders’ initial investment of $25,000 is less than the required minimum amount pursuant to this policy (assuming non-exercise of the overallotment option). Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to, in which case we would be prohibited from conducting this offering in that state. We cannot assure you our offering would not be disallowed pursuant to this policy.

Because of our current financial condition, our offering may be disallowed by state administrators following the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition.

Pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by North American Securities Administrators Association, Inc., any state administrator may disallow an offering if the financial statements of a company contain a footnote or the independent auditor’s report contains an explanatory paragraph regarding that company’s ability to continue as a going concern and that company has, among other things, an accumulated deficit and no revenues from operations. The report of Ziv Haft, our independent registered accounting firm, contains a going concern explanatory paragraph and we have no revenues from our operations and an accumulated deficit. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to, in which case we would be prohibited from conducting this offering in that state. We cannot assure you our offering would not be disallowed pursuant to this policy.

Since we have not currently selected a prospective target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’ operations.

Since we have not yet identified a prospective target, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. Accordingly, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you we will properly ascertain or assess all of the significant risk factors. We also cannot assure you an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination—We have not identified a target business.”

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our shareholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our shareholders for approval. In addition, a proposal you vote against could still be approved if a sufficient number of public shareholders vote for the proposed business combination. Alternatively, a proposal you vote for could still be rejected if a sufficient number of public shareholders vote against the proposed business combination.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than would typically be the case if we were an operating company rather than a blank check company.

There was no public market for any of our securities prior to this offering. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the products of a negotiation between the underwriters and us. Factors that were considered in making these determinations included: management’s perception of the number of potential competitors that exist to acquire businesses we may find attractive, the financial resources of those potential competitors and, therefore, the potential target size of the businesses they may seek to acquire, as well as management’s belief as to the capital required to facilitate a combination with, or which results in, one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. However, although these factors were considered, the determination of our per unit offering price and the aggregate proceeds we are raising in this offering is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results that could provide a basis for such determination. There can be no assurance management’s perceptions accurately reflect the actual facts with respect to any of the factors considered.

If we acquire several companies with the intent of merging them to achieve economies of combination, a failure to merge them smoothly may harm our financial results.

If we acquire several companies, rather than a single one, we would expect to achieve economies of combination by downsizing the combined management and administrative staffs into a smaller, more cost effective management team. If we are not able to achieve these economies of combination, our financial results could suffer.

Because service and enforcement of legal process against our executive officers and directors is uncertain, investors may not be able to obtain or collect upon a judgment against such individuals and we may not be able to enforce our indemnity rights against our executive officers.

Service of process upon individuals or firms which are not resident in the U.S. may be difficult to obtain within the U.S. Each of our directors and officers reside outside the U.S. Furthermore, depending on the location of our assets and the assets of our directors and officers, any judgment obtained in the U.S. against us or such persons may not be collectible within the U.S. We have appointed National Registered Agents, Inc. as our agent to receive service of process in any action against us in the U.S. None of our officers or directors has consented to service of process in the U.S. or to the jurisdiction of any U.S. Court.

If we are unable to complete a business combination and are forced to distribute the proceeds held in trust to the holders of our ordinary shares, our sponsors have agreed they will be liable to ensure the proceeds in the trust account are not reduced by the claims, if any, of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, or by any target business, that have not executed an agreement waiving any right, title, interest or claim of any kind in or to any monies held in trust; provided, however, that such liability may not extend to claims brought under laws other than those of the U.S. or in non-U.S. courts. Accordingly, if a judgment is obtained against the trust account, we may not be able to enforce our indemnity rights against our executive officers.

There is substantial doubt as to the enforceability of civil liabilities under the Securities Act or the Exchange Act in original actions instituted in certain countries outside of the U.S. However, subject to certain time limitations and pursuant to the provisions set forth above, a foreign court may declare a foreign civil judgment enforceable.

Because all of our directors and officers reside outside of the U.S. and, after the consummation of a business combination, substantially all of our assets will be located outside of the U.S., it may be difficult for investors to enforce their legal rights against such individuals.

All of our directors and officers reside outside of the U.S. and, after the consummation of a business combination, substantially all of our assets will be located outside of the U.S. As a result, it may not be convenient or even possible for investors in the U.S. to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws or other U.S. laws.

Risks Associated with International Operations

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we are incorporated under Cayman Islands law.

We are a company incorporated under the laws of the Cayman Islands. In addition, all of our directors and officers are nationals or residents of jurisdictions other than the U.S. and all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon our directors or executive officers, or enforce judgments obtained in the U.S. courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated Memorandum and Articles of Association, the Companies Law and other statutes (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders (including shareholder derivative actions) and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the U.S. Moreover, the Cayman Islands has a less prescriptive body of securities laws as compared to the U.S., and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the U.S.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;

•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•	is final;

•	is not in respect of taxes, a fine or a penalty; and

•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company. For a discussion of certain differences between the provisions of the Companies Law and the laws applicable to companies incorporated in the U.S. and their shareholders, see “Cayman Islands Exempted Company Considerations.”

Under Cayman Islands law, the requirements and restrictions relating to this offering contained in our amended and restated Memorandum and Articles of Association may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions.

Our amended and restated Memorandum and Articles of Association sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, Articles 167 through 172 of our amended and restated amended and restated Memorandum and Articles of Association will provide among other things, that:

•	prior to the consummation of our initial business combination, we shall submit such business combination to our shareholders for approval;

•
we may consummate our initial business combination if: (i) it is approved by a majority of the ordinary shares voted by the public shareholders and (ii) public shareholders owning no more than one share less than 40% of the ordinary shares included in the units sold in this offering vote against our proposed initial business combination and exercise their redemption rights on a cumulative basis with the shareholders who previously exercised their redemption rights in connection with the shareholder vote required to approve the extended period, if any.

•
if our initial business combination is approved and consummated, public shareholders who voted against the business combination and exercised their redemption rights will receive their pro-rata share of the trust account (net of taxes (which taxes shall be paid from the trust account));

•
if a business combination is not consummated within the time periods specified in this prospectus, then our corporate existence will cease by operation of law and we will distribute to all of our public shareholders their pro-rata share of the trust account (net of taxes, which taxes shall be paid from the trust account); and

•
we may not consummate any share capital exchange, share purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with, or which results in, one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of the net assets held in the trust account upon consummation of this offering (net of taxes to be paid and exclusive of deferred underwriting discounts and commissions), plus any interest income accrued on the amounts held in trust (less such amounts released to us) as of the date of our signing a definitive agreement in connection with our initial business combination.

The above-described provisions may be amended by a special resolution of shareholders which could reduce or eliminate the protection afforded to our shareholders. However, we view the foregoing provisions as obligations to our shareholders and we will not take any actions to waive or amend any of these provisions.

We believe that we will likely be classified as a passive foreign investment company (or “PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. investors.

We belive we will likely be classified as a PFIC for United States federal income tax purposes. As a result of being classified as a PFIC, a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation”) of our ordinary shares and warrants may be subject to increased United States federal income tax liability and may be subject to additional reporting requirements. A U. S. Holder may be able to mitigate this potential increased United States federal income tax liability by making a QEF election in respect of our ordinary shares. The QEF election will not, however, shield a U.S. Holder from imposition of such tax and interest charge on gain recognized on the disposition of an investment in our warrants. Each prospective investor is urged to consult his tax advisor regarding the possible application of the PFIC rules. For a summary of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per share may be greater than an investor’s initial tax basis in our ordinary shares.

There is a risk an investor’s entitlement to receive payments in excess of the investor’s initial tax basis in our ordinary shares upon exercise of the investor’s redemption right or upon our liquidation will result in constructive income to the investor, which could affect the timing and character of income recognition and could result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our ordinary shares, warrants or units.

An investor may be subject to U.S. federal income tax consequences that would be different than those described herein in the event the Internal Revenue Service were to disagree with our description of the U.S. federal income tax consequences

As described in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General,” we have not sought a ruling from the IRS as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to U.S. federal income tax consequences that would be different than those described herein. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our ordinary shares and warrants, including the applicability and effect of state, local or non-U.S. tax laws, as well as U.S. federal tax laws.

There are certain aspects of Cayman Islands law which may impair our ability to structure and effect certain business combination structures.

Cayman Islands law does not provide for “mergers” as that expression is understood under U.S. corporate law. In addition, Cayman Islands law provides that amendments to a company’s memorandum and articles of association require the approval of a special resolution by the holders of two-thirds of the outstanding ordinary shares voting at a meeting called for such purpose. As result, if we were required to amend our amended and restated memorandum and articles of association in order to structure a business combination, such higher percentage vote would need to be obtained. These aspects of Cayman Islands law could impair our ability to structure certain business combinations.

We may become subject to taxation in the Cayman Islands which would negatively affect our results.

Under current Cayman Islands law, we are not obligated to pay any taxes in the Cayman Islands on either income or capital gains. The Governor-in-Cabinet of Cayman Islands has granted us an exemption from the imposition of any such tax on us for twenty years from December 11, 2007. After such date, we may be subject to any such tax. If we were to become subject to taxation in the Cayman Islands, our financial condition and results of operations could be significantly and negatively affected. See “Taxation- Cayman Islands tax considerations.”

Cayman Islands anti-money laundering laws might cause us to refuse a redemption payment to shareholders.

We reserve the right to refuse to make any shareholder redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of shareholder redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

Risks Associated With Operations in China

As set forth herein, our efforts in identifying a prospective target business will not be limited to a particular country, although we intend to focus initially on companies located in China. Accordingly, we have set forth some of the primary risks we have identified in seeking to consummate a business combination with a company having its primary operations in China.

After a business combination, substantially all of our assets could be located in China and substantially all of our revenue could be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal developments in China.

The PRC’s economic, political and social conditions, as well as government policies, could affect our business. The PRC economy differs from the economies of most developed countries in many respects. Since 1978, China's government has been, and is expected to continue, reforming its economic and political systems. These reforms have resulted in, and are expected to continue to result in, significant economic and social development in China. Many of the reforms are unprecedented or experimental and may be subject to change or readjustment due to a number of political, economic and social factors. The basic principles underlying the political and economic reforms many continue to be implemented and provide the framework for China's political and economic system. New reforms or the readjustment of previously implemented reforms could have a significant negative effect on us. Changes in China's political, economic and social conditions and governmental policies that could have a substantial impact on us include: (i) the promulgation of new laws and regulations; (ii) changes in the interpretation or enforcement of those laws and regulations; (iii) the introduction of measures to control inflation or stimulate growth; (iv) changes in the rate or method of taxation; and (v) the imposition of additional restrictions on currency conversion and remittances abroad.

Since 1978 China has been one of the world’s fastest-growing economies in terms of gross domestic product, or GDP, growth. We cannot assure you, however, that such growth will be sustained in the future. If in the future China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate a business combination and if we make an acquisition, the ability of that target business to become profitable.

Our ability to find an attractive target business with which to consummate a business combination is based in part on the assumption that the Chinese economy will continue to grow. The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy. This growth has been accompanied by imbalances in China's economy and has resulted in significant fluctuations in the general price levels, including periods of inflation. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us, depending on the industry in which we engage in a business combination. For example, our business, prospects, financial condition and results of operations may be materially adversely affected by PRC government control over capital investments or changes in tax regulations that are applicable to a potential target business and a business combination.

Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Imposition of similar restrictions may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a material and adverse impact on our profitability.

The PRC’s economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. In the past, the economy of China has been primarily a planned economy subject to 1- and 5-year state plans adopted by central government authorities and largely implemented by provincial and local authorities, which set production and development targets. Since 1978, increasing emphasis has been placed on decentralization and the utilization of market forces in the development of China's economy. Economic reform measures adopted by China's government may be inconsistent or ineffectual, and we may not be able to capitalize on any such reforms. Further, these measures may be adjusted or modified in ways that could result in economic liberalization measures that are inconsistent from time to time or from industry to industry or across different regions of the country. China's government has implemented policies from time to time to increase or restrain the rate of economic growth, control periods of inflation or otherwise regulate economic expansion. While we may be able to benefit from the effects of some of these policies, these policies and other measures taken by China's government to regulate the economy could also have a significant negative impact on economic conditions in China with a resulting negative impact on us. We cannot assure you China’s economic, political or legal systems will not develop in a way which becomes detrimental to our business, prospects, financial conditions and results of operations.

If we acquire a target business through contractual arrangements with, or which results in, one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses.

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including certain aspects of telecommunications, advertising, food production and heavy equipment manufacturers, for example. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review and approval requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may provide exceptions to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in PRC operating company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees and, therefore, may exempt the transaction from the merger and acquisition regulations, including the application process required thereunder. However, there has been limited implementation guidance provided with respect to the merger and acquisition regulations. There can be no assurance the relevant government agencies would not apply them to a business combination effected through contractual arrangements. If such an agency determines such an application should have made, consequences may include levying fines, revoking business and other licenses, requiring restructure of ownership or operations and requiring discontinuation of any portion of all of the acquired business. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Because Chinese law would govern almost all of any target business’ current material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

We believe it is highly likely Chinese law governs almost all of any target business’ current material agreements, some or many of which could be with Chinese governmental agencies. We cannot assure you the target business will be able to enforce any of its material agreements or whether remedies will be available outside of the PRC. China has a civil law system, which means decided court cases do not have binding legal effect on future decisions. Since 1979, many new laws and regulations covering general economic matters have been promulgated in China. Despite this activity to develop the legal system, China’s system of laws is not yet complete. Even where adequate law exists in China, enforcement of existing laws or judicial interpretation of contracts based on existing law can vary widely in consistency and sophistication depending on the locale of the enforcement action and may be otherwise uncertain and sporadic, making it difficult to obtain swift and equitable enforcement, or to obtain enforcement of a judgment by a court of another jurisdiction. The relative inexperience of China’s judiciary in many cases creates additional uncertainty as to the outcome of any litigation. Further, interpretation of statutes and regulations may be subject to government policies reflecting domestic political changes. Moreover, government policies and internal rules promulgated by governmental agencies may not be published in time, or at all.

As a result, we may be (i) in violation of new rules and policies without having any knowledge of their existence or (ii) unable to adequately protect their respective rights, preferences or privileges (whether contractual, legislative or otherwise). The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our business, prospects, financial condition, and results of operations.

Our ability to bring suit against any entity or individuals in China may be limited by several factors. Such entities will likely be organized under the laws of the PRC, their directors and officers are likely to reside outside of the U.S., and substantially all of their assets will be located outside of the U.S. As a result, it may not be possible for us to effect service of process within the U.S. upon such entities or their directors and officers or to enforce against such entities or their directors’ and officers’ judgments obtain in U.S. or other courts. In addition, China generally does not recognize foreign court judgments, and the objectivity, transparency and sophistication of domestic PRC courts can vary widely. Despite progress in the reform of the Chinese court system, judicial corruption and local protectionism towards domestic parties in litigation is a continuing issue. Finally, even though the Supreme People’s Court promulgates official interpretations of regulations based on selected adjudicated precedents, under China’s civil law system, prior court decisions are not as systematically binding as precedents as in common law jurisdictions such as the U.S., and the outcome of litigation can be subject to a high degree of public policy interpretation by, or political influence exercised over, judges. Any or all of these factors could materially and adversely affect our results of operations and future operating prospects.

If relations between the U.S. and the PRC deteriorate, potential target businesses or their goods or services could become less attractive.

The relationship between the U.S. and the PRC is subject to sudden fluctuation and periodic tension. For instance, if the U.S. imposes quotas on Chinese imports, such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the PRC in industries that may affect our ultimate target business. Relations may also be compromised if the U.S. becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive.

As a result of merger and acquisition regulations implemented on September 8, 2006 relating to acquisitions of assets and equity interests of Chinese companies by foreign persons, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.

On September 8, 2006, the Ministry of Commerce, together with several other government agencies, implemented a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside the PRC. Although there was a complex series of regulations in place prior to September 8, 2006 for approval of Chinese enterprises that were administered by a combination of provincial and centralized agencies, the new regulations have largely centralized and expanded the approval process to the Ministry of Commerce (MOFCOM), the State Administration of Industry and Commerce (SAIC), the State Administration of Foreign Exchange (SAFE) or its branch offices, the State Asset Supervision and Administration Commission (SASAC), and the China Securities Regulatory Commission (CSRC). Depending on the structure of the transaction, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the aforementioned agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the aforementioned agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and evaluations of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. If obtained, approvals will have expiration dates by which a transaction must be completed. Also, completed transactions must be reported to MOFCOM and some of the other agencies within a short period after closing or be subject to an unwinding of the transaction. It is expected that compliance with the regulations will be more time consuming than in the past, will be more costly for the Chinese parties and will permit the government much more extensive evaluation and control over the terms of the transaction. Therefore, acquisitions in China may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted.

Because the September 8, 2006 PRC merger and acquisition regulations permit various government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

The regulations have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies through submissions of an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of a year. Because the Chinese authorities have been concerned with offshore transactions which converted domestic companies into foreign investment enterprises (FIEs) in order to take advantage of certain benefits, including reduced taxation, in China, the new regulations require new foreign sourced capital of not less than 25% of the domestic company’s post-acquisition capital in order to obtain FIE treatment. Accordingly, if a sufficient amount of foreign capital is not infused into the domestic company, it will not be eligible to obtain FIE treatment. In asset transactions there must be no harm of third parties and the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are restricted. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders interests in an acquisition of a Chinese business or assets.

The PRC merger and acquisition regulations of September 8, 2006 have introduced industry protection and anti-trust aspects to the acquisition of Chinese companies and assets which may limit our ability to effect an acquisition.

Under the PRC merger and acquisition regulations, acquisitions of Chinese domestic companies relating to “important industries” that may affect the national economic security or result in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by the relevant agencies. The merger and acquisition regulations also provide for antitrust review requirements for certain large transactions or transactions involving large companies and roll-up transactions with the same effect in the relevant Chinese market. In addition, certain mergers and acquisitions among foreign companies occurring outside of the PRC could also be subject to antitrust review in China which is similar to U.S. anti-trust law concepts. Exemptions may be sought from the MOFCOM and SAIC. Notwithstanding the September 8, 2006, regulations, there is a draft anti-monopoly law being considered which may replace or supplement the above provisions. Any transaction that we contemplate will have to comply with these regulations and may require additional approval or abandonment if we are not able to satisfy the requirements of the governmental authorities. When we evaluate a potential transaction, we will consider the need to comply with these regulations which may result in our modifying or not pursuing a particular transaction.

The Ministry of Information Industry (MII) issued regulations that regulate and limit ownership and investment in internet and other value-added telecommunications businesses in China which may limit the type of businesses we will be able to acquire.

China’s information technology industry is heavily regulated by the Ministry of Information Industry, or MII. The MII has broad discretion and authority to regulate all aspects of the telecommunications and information technology industry in China, including granting licenses for telecommunications services, setting network equipment specifications and technical standards and drafting laws and regulations and promulgating rules related to the information technology industry. Any new regulations and changes in the presently extensive regulations may adversely affect us or any entity based in China we may acquire and the results of their respective operations.

The MII promulgated new rules in July 2006 which impose significant new requirements on foreign-invested internet and telecom service businesses and signal a policy shift toward greater scrutiny of companies operating in this area. The "Notice Regarding Strengthening Administration of Foreign Investment in Operation of Value-added Telecommunication Businesses" which became publicly available in late July 2006 presents significant issues for foreign-invested internet and other companies offering value-added telecom services. To date, these companies have relied on contractual mechanisms to conduct business through onshore affiliates that hold the value-added telecommunications, or VAT, license which is in turn required to conduct internet content-related business in China. This notice marks greater scrutiny of such arrangements. Since this notice was promulgated only relatively recently, the precise scope of its implementation remains unclear. However, the notice, by its terms, imposes significant new requirements on internet-related companies in China:

•	New applications for VAT licenses from companies which fail to comply with the new rules can be denied by MII.

•	Onshore entities which hold VAT licenses, or their shareholders, must also own related domain names and trademarks.

•	Firms which are deemed not in compliance with the new rules may have their ICP licenses revoked and withdrawn.

•	Companies seeking to list on overseas exchanges must obtain pre-approval from MII.

In the event we enter into a business combination with a Chinese entity that has failed or in the future fails to comply with the new MII rules could materially and adversely restrict or otherwise affect such companies’ businesses or its ability to go public and list on securities exchanges outside of China, which may diminish the value of our investment in them.

China has specific rules and regulations governing foreign investment enterprises.

China has adopted a broad range of laws, administrative rules and regulations that govern the conduct and operations of companies in China that receive capital from foreign investors (known as foreign investment enterprises or FIE’s). These laws, rules and regulations provide some incentives to encourage the flow of investment into China, but they also subject foreign investment enterprises to a set of restrictions that may not always apply to domestic companies in China. For example, foreign investment companies are prohibited or restricted from engaging in certain industries. While China has committed to loosen the restrictions on foreign investors in many industries after its entry into the WTO, many investment restrictions may still place any company we acquire at a disadvantage relative to PRC domestic companies and may adversely affect their competitive position. Moreover, as China’s legal system develops, the promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investment enterprises.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination with a PRC target company, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the SAFE regulates the conversion of the Renminbi into foreign currencies. Currently, (FIEs are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency conversion within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. We cannot assure you the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

Currency Related Risks

Any devaluation of currencies used in the PRC could negatively impact our target business' results of operations and any appreciation thereof could cause the cost of a target business as measured in dollars to increase.

Because our objective is to complete a business combination with a target business having its primary operating facilities located in the PRC, and because substantially all revenues and income would be received in a foreign currency such as Renminbi, or RMB, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC's political and economic conditions. The conversion of Renminbi into foreign currencies such as the U.S. dollar has been generally based on rates set by the People's Bank of China. These rates are set daily based on the previous day's interbank foreign exchange market rates and current exchange rates on the world financial markets. The official exchange rate had remained stable over the past several years. However, China recently adopted a floating rate with respect to the Renminbi, with a 0.5% fluctuation. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in dollars to increase.

Changes in the PRC's currency policies may cause a target business' ability to succeed in the international markets to be diminished.

Until recently, China “pegged” its currency to the U.S. dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for U.S. currency, as opposed to having a floating value like other countries' currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from other countries, the Chinese government recently announced that it is pegging the exchange rate of the Renminbi against a number of currencies, rather than just the U.S. dollar. As a result of this policy reform, target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. We cannot assure you that a target business with which we consummate a business combination will be able to compete effectively with the new policies in place.

Fluctuations in the value of the Renminbi relative to foreign currencies could affect our operating results.

Following a business combination, our payroll and other costs of non-U.S. operations will be payable in foreign currencies, primarily Renminbi. To the extent future revenue is denominated in non- U.S. currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our business, financial condition and operating results. The value of Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China's political and economic conditions. As our operations will be primarily in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent we need to convert U.S. dollars into Chinese Renminbi for our operations (for instance, where we have been paid in U.S. dollars for our goods or services), appreciation of this currency against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for other business purposes (for instance, if the providers of goods or services located outside of China that we do business with require payment in U.S. dollars) and the U.S. dollar appreciates against this currency, the U.S. dollar equivalent of the Renminbi we convert would be reduced. The Chinese government recently announced that it is pegging the exchange rate of the Renminbi against a number of currencies, rather than just the U.S. dollar. Fluctuations in the Renminbi exchange rate could adversely affect our ability to find an attractive target business with which to consummate a business combination and to operate our business after a business combination.

If the PRC enacts regulations in our target business’ proposed industry segments which forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

Many of the rules and regulations companies face in China are not explicitly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely limit the candidate pool of potential target businesses. Additionally, if the relevant Chinese authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•     levying fines;

•     revoking our business and other licenses;

•     requiring that we restructure our ownership or operations; and

•     requiring that we discontinue any portion or all of our business.

Because any target business in China with which we attempt to complete a business combination will be required to provide our shareholders with financial statements prepared in accordance with or reconciled to U.S. or international generally accepted accounting principles, the number of prospective target businesses may be limited.

In accordance with requirements of U.S. federal securities laws, in order to seek shareholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which are reconciled to, either U.S. generally accepted accounting principles, or GAAP, or international generally accepted accounting principles, or IFRS. Accounting, financial and other reporting standards in China are not equivalent to those in the U.S. and certain Western European countries. Accordingly, less information may be available to investors. The financial statements of PRC portfolio companies generally will be prepared in accordance with PRC generally accepted accounting principles, which differ in certain important respects from both U.S. and international generally accepted accounting principles. To the extent a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, GAAP or IFRS, we will not be able to acquire that proposed target business. This may limit the pool of potential target businesses which we may acquire.

If our management following a business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following a business combination, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the business combination will remain in place. We cannot assure you management of the target business will be familiar with U.S. securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

If certain exemptions within the PRC regarding withholding taxes are removed, we may be required to deduct Chinese corporate withholding taxes from dividends we may pay to our shareholders following a business combination.

According to the PRC’s applicable income tax laws, regulations, notices and decisions related to foreign investment enterprises and their investors, the Applicable Foreign Enterprises Tax Law, income such as dividends and profits distribution from the PRC derived from a foreign enterprise which has no establishment in the PRC is subject to a 20% withholding tax, unless the relevant income is specifically exempted from tax under the Applicable Foreign Enterprises Tax Law. Currently, profits derived by a shareholder, such as through dividends, from an FIE is exempted. However, if the foregoing exemption is removed in the future following a business combination, we may be required to deduct certain amounts from dividends we may pay to our shareholders to pay corporate withholding taxes.

In the event our operating company is located in China, we will be subject to restrictions on dividend payments following consummation a business combination.

After we consummate a business combination, we may rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

The legal authorities in China are in the process of evaluating tax and fee benefits provided to foreign investors and companies to encourage development within the country such that these benefits may be lessened or removed with the consequence that expenses may rise impacting margins and net income.

The legal authorities are evaluating tax and fee benefits that have been available to foreign investors and companies operating in China and tax holidays for new enterprises. It is anticipated, in the near term, there are going to be changes that substantially reduce or eliminate many, if not all, the tax and other governmental fee advantages that heretofore have been available to foreign entities and newly created entities whether or not such new entities are foreign. The goal is to institute greater equalization of tax and government fee treatment of all corporate and similar entities in China. China is being encouraged to create this more equal treatment because of its WTO obligations and public opinion within China. There may be phase-ins of various taxes and fees for entities that currently benefit from either no or lower tax rates and fees compared to wholly Chinese companies and entities, but there can be no assurance of this. Even if there are phase-in periods, the length of such periods is not known. Overall, it is expected that the cost of operating in China will increase for those companies and entities that have had various tax and fee advantages in the past.

If certain exemptions within the PRC regarding withholding taxes are removed, we may be required to deduct Chinese corporate withholding taxes from dividends we may pay to our shareholders following a business combination.

According to the PRC's applicable income tax laws, regulations, notices and decisions related to foreign investment enterprises and their investors, or (the Applicable Foreign Enterprises Tax Law, income such as dividends and profits distribution from the PRC derived from a foreign enterprise which has no establishment in the PRC is subject to a 20% withholding tax, unless the relevant income is specifically exempted from tax under the Applicable Foreign Enterprises Tax Law. Currently, profits derived by a shareholder, such as through dividends from a foreign investment enterprise, or FIE, are exempted. However, if the foregoing exemption is removed in the future following a business combination, we may be required to deduct certain amounts from dividends we may pay to our shareholders to pay corporate withholding taxes.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.

Regulations were issued on January 24, 2005, on April 8, 2005 and on November 21, 2005, by the SAFE, that will require approvals from, and registrations with, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities; however, there has been a recent announcement that such regulations may be partially reversed. The SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be fined, sanctioned or otherwise prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion. More recently, however, new regulations have been drafted that would partially reverse the policy that requires Chinese companies to obtain permission from SAFE to own overseas corporate entities.

As a result of the lack of implementing rules, the uncertainty as to when the new draft regulations will take effect, and uncertainty concerning the reconciliation of the new regulations with other approval requirements, it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We are committed to complying with the relevant rules. As a result of the foregoing, we cannot assure you that we or the owners of the target business we intend to acquire, as the case may be, will be able to complete the necessary approval, filings and registrations for a proposed business combination. This may restrict our ability to implement our business combination strategy and adversely affect our operations.

There is government regulation of stock options issued by companies that list outside China.

On March 28, 2007, the State Administration of Foreign Exchange (SAFE) promulgated the Application Procedure of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Holding Plan or Stock Option Plan of Overseas-Listed Companies, or the Stock Option Rule. Under the Stock Option Rule, PRC citizens who are granted stock options by an overseas publicly-listed company are required, through a PRC agent or PRC subsidiary of such overseas publicly-listed company, to register with SAFE and complete certain other procedures. As a result, any company we acquire will, in all likelihood, together with the PRC employees of such companies who have been granted stock options, be subject to the Stock Option Rule. Failure to comply with these regulations could result in fines and legal sanctions. In addition, since there is not yet a clear regulation on how and whether PRC employees can exercise stock options granted by overseas private companies, it is uncertain how SAFE or other government authorities will interpret or administrate such regulations. Accordingly, it is not possible to predict how any such exercises by option holders will affect such companies’ business or operations. For example, such companies could be subject to more stringent review and approval processes with respect to their foreign exchange activities in general, such as remittance of dividends and foreign-currency-denominated borrowings, which may materially and adversely affect their results of operations and financial condition.

Epidemics or other public health risks may impact our operating results and future performance.

Adverse public health epidemics can disrupt businesses and national economies. For example, between December 2002 and July 2003, China and certain other countries experienced an outbreak of SARS. Since 2005, there have been reports on the occurrences of avian flu in various parts of China, including a number of confirmed human cases. Any prolonged outbreak of avian flu, SARS or other adverse public health developments in China could cause government authorities to impose restrictions on shipments of products outside China and/or sales and marketing efforts by such companies and their distributors, or to require such companies to suspend for extended periods, or close, manufacturing or other facilities. Any such adverse public health development could severely disrupt the business and operations of any company we acquire.

Risks Associated with the Technology Sector

As mentioned elsewhere herein, our primary interest is in seeking a business combination with a company in the technology sector, although we may seek a business combination with a company in any industry. Below are some of the risks that we may face if we consummate a business combination in the technology industry.

The technology sector is highly competitive and we may not be able to compete effectively which could adversely affect our revenues and profitability following a business combination.

The technology industry is rapidly evolving and intensely competitive. We expect competition to continue and intensify in the future. Many of the competitors we expect to face following a business combination may have significantly greater financial, technical, marketing and other resources than we do. Many of our potential competitors have a significantly broader market presence and greater experience than we have. These advantages will allow them to expend considerably more of their resources in an attempt to generate revenue, and may allow them to use their greater resources more effectively than we can. Accordingly, these competitors may be able to take advantage of market opportunities and withstand market downturns better than we can. We believe the competition we would face would be based primarily on the following factors:

•	price;

•	marketing;

•	licenses;

•	timely introduction of new technologies; and

•	product positioning.

Some of these competitors may also offer a wider range of services than we can and have greater name recognition and a larger client base. These competitors may be able to respond more quickly to new or changing opportunities, technologies and client requirements. They may also be able to undertake more extensive promotional activities, offer more attractive terms to clients, and adopt more aggressive pricing policies. If we are unable to compete effectively, it could harm our future business prospects.

We may not recoup the cost of developing new products.

To establish market acceptance, we may have to dedicate significant time and money to research, intellectual property development, production, marketing and sales. These costs would be especially high and speculative in developing new products, where substantial expenses often precede meaningful revenues. Thus, we may not recoup the cost of developing any new revenue streams for lengthy periods or at all.

Products may contain defects that may be difficult or even impossible to correct. Product defects could result in lost sales, additional costs, increased risk of liability and erosion of consumer and market confidence.

Any technology product first introduced or released may contain software, hardware or other defects difficult to detect and correct. Correcting defects can be a time-consuming and costly task, and may take several months. The existence of defects and delays in correcting them could result in negative consequences, including, but not limited to, the following:

•	delays in shipping;

•	cancellation of orders;

•	additional warranty and insurance expense;

•	delays in the collection of receivables;

•	product returns;

•	increased risk of litigation and liability exposure;

•	loss of market acceptance of our products;

•	diversion of research and development resources from new product development; and

•	inventory write-downs.

If key suppliers are unable to provide the raw materials required for production, we may not be able to obtain the raw materials from other sources on as favorable terms.

Regardless of the industry in which we effect a business combination, we will purchase raw materials from third parties. These raw materials may be subject to substantial cyclical price fluctuations and other market disturbances, including supply shortages. Any failure of such third parties to procure the raw materials needed may force us to procure such materials from other sources, if available, which could be costly and time consuming. The lack of availability or increase in price of such materials, regardless of the reason, could further have a negative impact on our financial condition and results of operations, as we may be forced to procure such materials from outside parties.

Actual or alleged violations of environmental laws or permit requirements could result in restrictions or prohibitions on plant operations, substantial civil or criminal sanctions, as well as the assessment of strict liability and/or joint and several liability.

As a result of our initial business combination, we may be subject to extensive federal, state, local and foreign laws, regulations, rules and ordinances relating to pollution or protection of the environment. Costs and capital expenditures relating to environmental, health or safety matters are subject to evolving regulatory requirements and will depend on the timing of the promulgation and enforcement of specific standards which impose the requirements. Moreover, changes in environmental regulations could inhibit or interrupt operations or require modifications to facilities. Accordingly, environmental, health or safety regulatory matters may result in significant unanticipated costs or liabilities.

Our business could suffer if we need to replace manufacturers.

We may compete with other companies for the production capacity of our manufacturers. Some of these competitors have greater financial and other resources than we have, and thus may have an advantage in the competition for production. If we experience a significant increase in demand, or if an existing manufacturer of ours must be replaced, we may have to expand our third-party manufacturing capacity. We cannot guarantee that this additional capacity will be available when required on terms that are acceptable to us, if at all.

International operations are subject to a variety of risks that could adversely affect those operations and thus our profitability and operating results.

       Our operations in countries outside the U.S., which are expected to be substantial and material, are accompanied by certain financial and other risks. We intend to pursue growth opportunities internationally, which could expose us to greater risks associated with international sales and operations. Our international operations are, and will continue to be, subject to a number of risks and potential costs, including:

•	changes in foreign programs and policies;

•	changes in foreign regulatory, duty, tax or other requirements;

•	local product requirements;

•	longer-term receivables than are typical in the U.S.;

•	fluctuations in foreign currency exchange rates;

•	less protection of intellectual property in some countries outside of the U.S.;

•	trade protection measures and import and export regulations and requirements;

•	work force instability;

•	political and economic instability; and

•	complex tax and cash management issues.

Our ability to execute our business plan will depend, in part, on our ability to respond to constantly changing trends and consumer demands.

Our ability to execute our business plan will depend, in part, on our ability to originate and define products and trends, as well as to anticipate, gauge and react to changing consumer demands in a timely manner. Our products will need to appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to rapid change. We cannot assure you we will be able to develop appealing products or have the ability to meet constantly changing consumer demands in the future. In addition, we cannot assure you any new products we introduce will be accepted by consumers. Any failure on our part to anticipate, identify and respond effectively to changing consumer demands and trends could adversely affect retail and consumer acceptance of our products and leave us with a substantial amount of unsold inventory or missed opportunities.

We may effect a business combination in an industry in which a substantial part of our revenue is derived from government contracts, which are often non-standard, involve competitive bidding, may be subject to cancellation with or without penalty and may produce volatility in earnings and revenue.

Obtaining contracts from government agencies is challenging and government contracts often include provisions that are not standard in private commercial transactions. For example, government contracts may:

•	include provisions that allow the government agency to terminate the contract without penalty under some circumstances;

•	be subject to purchasing decisions of agencies that are subject to political influence;

•	include bonding requirements;

•	contain onerous procurement procedures; and

•	be subject to cancellation or reduction if government funding becomes unavailable or is cut back.

Securing government contracts can be a protracted process involving competitive bidding. In many cases, unsuccessful bidders may challenge contract awards, which can lead to increased costs, delays and possible loss of the contract for the winning bidder. Protests and similar delays regarding any future government contracts of a material nature that may be awarded to us could result in materially adverse revenue volatility, making management of inventory levels, cash flow and profitability or loss inherently difficult. Outright loss of any material government contract through the protest process or otherwise, could have a material adverse effect on the combined company's financial results and share price.

Government agencies are subject to political, budgetary, purchasing and delivery constraints which may result in quarterly and annual revenues and operating results that may be irregular and difficult to predict. Such revenue volatility may make management of inventory levels, cash flow and profitability inherently difficult. In addition, if we are successful in winning such procurements, there may be unevenness in shipping schedules, as well as potential delays and changes in the timing of deliveries and recognition of revenue, or cancellation of such procurements.

Security breaches in systems we may sell or maintain could result in the disclosure of sensitive government information or private personal information that could result in the loss of clients, increased liability exposure and negative publicity.

Many of the industries in which we are contemplating a business combination will involve exposing our company, and its products, to private personal information and information involved in sensitive government functions. Any protective measures we may use in these cases may not prevent security breaches, and failure to prevent security breaches may disrupt the combined company's business, damage its reputation and expose it to litigation and liability. A party who is able to circumvent security measures could misappropriate sensitive or proprietary information or materials or cause interruptions or otherwise damage our products, services and reputation, and the property of our customers. If unintended parties obtain sensitive data and information, or create bugs or viruses or otherwise sabotage the functionality of our systems, we may receive negative publicity, incur liability to our customers or lose the confidence of our customers, any of which may cause the termination or modification of our contracts. Further, our insurance coverage may be insufficient to cover losses and liabilities that may result from such events.

In addition, we may be required to expend significant capital and other resources to protect ourselves against the threat of security breaches or to alleviate problems caused by these breaches. However, protective or remedial measures may not be available at a reasonable price or at all, or may not be entirely effective if commenced.

If we are unable to protect our patents, trademarks, copyrights and other intellectual property rights following a business combination, competitors may be able to use our technology or intellectual property rights, which could weaken our competitive position.

If we acquire a target business that is the owner of patents, trademarks, copyrights and other intellectual property, our operations may depend in part on our ability to obtain and enforce intellectual property rights for those assets, in the U.S., Israel, China, Europe and in other countries. In those circumstances, we may file applications for patents, copyrights and trademarks as our management deems appropriate. We cannot assure you that these applications, if filed, will be approved, or that we will have the financial and other resources necessary to enforce our proprietary rights against infringement by others. Additionally, we cannot assure you any patent, trademark or copyright obtained by us will not be challenged, invalidated or circumvented.

If we are alleged to have infringed on the intellectual property, privacy or other rights of third parties, it could subject us to significant liability for damages and invalidation of our proprietary rights.

If, following a business combination, third parties allege we have infringed on their intellectual property rights, privacy rights or publicity rights or have defamed them, we could become a party to litigation. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights and/or restrict our ability to publish and distribute the infringing or defaming content.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this prospectus are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “would,” “could,” “plan,” “will,” “may,” “intend,” “estimate,” “potential,” “continue” or similar expressions or the negative of these terms are intended to identify forward-looking statements. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following the consummation of a business combination;

•
officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete a business combination;

•	pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for ordinary shares;

•	our public securities’ potential liquidity and trading;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	financial performance following this offering.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations and business strategy. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in “Risk Factors” (some of which are beyond our control). In light of these risks, uncertainties and assumptions, the forward-looking statements in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus.

Our forward-looking statements speak only as of the date they are made. Except as required by applicable law, we have no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement and our expected uses will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to the public	$36,000,000	$41,400,000
Gross proceeds from warrants offered in the private placement	$1,500,000	$1,500,000

Offering expenses (1)
Underwriting discount (2)	$1,440,000	$1,656,000
Deferred underwriting compensation (3)	$1,080,000	$1,242,000
Legal fees and expenses (including blue sky services and expenses)	$275,000	$275,000
Printing and engraving expenses	$50,000	$50,000
Accounting fees and expenses	$50,000	$50,000
SEC registration fee	$3,141	$3,141
FINRA registration fee	$8,492	$8,492
Miscellaneous expenses	$13,367	$13,367

Net Proceeds
Held in trust for our benefit	$34,330,000	$39,352,000
Not held in trust	$250,000	$250,000
Total net proceeds	$34,580,000	$39,602,000

Adjustments
Deferred underwriting compensation to be held in trust	$1,080,000	$1,242,000

Total held in trust - $7.87 per unit	$35,410,000	$40,594,000

Use of net proceeds not held in trust ($250,000) and up to a maximum of $1,250,000 of after tax interest earned on the trust account that may be released to us (4)
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination (5)	$120,000	8%
Due diligence, identification and research of prospective target businesses and reimbursement of out of pocket expenses of management	$300,000	20%
Payment to Infinity - CSVC Partners, Ltd. for administrative services and support ($7,500 per month for 2 years) (6)	$180,000	12%
Legal and accounting fees relating to SEC reporting obligations	$150,000	10%
Working capital to cover miscellaneous expenses, D&O insurance and reserves	$750,000	50%
Total	$1,500,000	100%

(1)	As of December 31, 2007, $57,750 of the offering expenses have already been paid from loans to us described below, including legal fees.

(2)	Represents 4% of the gross proceeds from the sale of the units in this offering.

(3)
Represents 3% of the gross proceeds from the sale of the units in this offering that will be paid to the underwriters only upon consummation of a business combination, less $0.24 for each share redeemed for cash. If a business combination is not consummated and we are liquidated, such amounts will be distributed among our public shareholders.

(4)
This amount is an estimate based on currently anticipated expenses and is not intended to be an exhaustive list of all working capital, costs, fees and expenses to which we may become subject in seeking a business combination. It does not include amounts which we may also withdraw to pay corporate taxes or taxes on the interest accrued on the amounts held in the trust account.

(5)
These amounts are expected to be paid to legal, accounting and other outside professional firms to assist in negotiating, structuring and documenting a business combination and the preparation and filing of the related proxy statement.

(6)	In the event our shareholders approve the extended period, we shall be obligated to pay up to an additional $90,000 in administrative fees pursuant to our agreement with Infinity - CSVC Partners, Ltd.

$35,410,000, or $40,594,000 if the underwriters’ over-allotment option is exercised in full, of the proceeds of the offering and the private placement will be placed in a trust account at [ ] maintained by American Stock Transfer & Trust Company, as trustee. Of this amount, up to $1,080,000 ($1,242,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters as deferred underwriting compensation in connection with this offering, if and only if a business combination is consummated, leaving us with $34,330,000 ($39,352,000 if the over-allotment option is exercised in full) with which to consummate a business combination. Other than interest income earned on the trust account, which may be released to us as described in the table above, and a portion of the proceeds which may be used to pay shareholders who elect to redeem their ordinary shares in connection with the shareholder vote on the extended period, if any, the proceeds of this offering and the private placement held in the trust account will not be released until the earlier of the completion of a business combination or the liquidation of our trust account to our public shareholders as part of our plan of dissolution and liquidation. The proceeds held in the trust account (exclusive of taxes payable and the underwriters’ deferred discounts and commission and interest thereon, net of taxes payable, held in the trust account) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. In the event there are funds remaining in the trust account after satisfaction of all of such obligations, such funds, less the underwriters’ deferred discount and commissions and the interest earned thereon, will be released to us immediately thereafter and there will be no restriction on our use of such funds.

We intend to fund our working capital needs as described below, as well as to pay the costs associated with our plan of dissolution and liquidation including reserves for creditors, if we do not consummate a business combination, from the $250,000 held outside of the trust account and up to $1,250,000 of interest earned on the proceeds being held in the trust account (after taxes payable) which may be released to us.

We have agreed to pay a monthly fee of $7,500 to Infinity - CSVC Partners, Ltd. for general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination or (ii) the date on which we cease our corporate existence in accordance with our amended and restated Memorandum and Articles of Association.

We estimate the costs to identify and research prospective target businesses and the costs related to the business combination, including legal and accounting expenses to structure the transaction, prepare the transaction documents and file the related proxy statement, will be approximately $420,000.

We expect due diligence of prospective target businesses will be performed by some or all of our officers and directors, and may include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities.

It is also possible we could use a portion of such working capital to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our share capital or debt securities. In that event, all sums remaining in the trust account, less the underwriters’ deferred discount and commissions, will be released to us immediately thereafter and there will be no restriction on our use of such funds.

As of the date of this prospectus, Infinity-CSVC Management Ltd., a company wholly owned by Amir Gal-Or and Avishai Silvershatz, has loaned us a total of $195,520, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, FINRA registration fees, blue sky fees and certain legal and accounting fees and expenses. This loan is payable, without interest, on the earlier of November 8, 2008 or the consummation of this offering. The loan will be repaid out of the net proceeds of this offering not being placed in trust.

The net proceeds of this offering and the private placement held in the trust account and not immediately required for the purposes set forth above will be invested only in U.S. “government securities,” defined as any Treasury Bill issued by the U.S. having a maturity of one hundred and eighty days or less or in money market funds meeting conditions under Rule 2a-7 promulgated under the 1940 Act so that we are not deemed to be an investment company under the 1940 Act.

Other than the $7,500 aggregate per month general and administrative service fees described above, no compensation of any kind (including finder’s and consulting fees) will be paid by us or any person or entity to any of our existing shareholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing shareholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Because the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, but net of: (i) taxes paid or payable, if any, on interest income earned on the trust account and (ii) up to an aggregate of $1,250,000 of interest income released to us to fund our working capital requirements) in the event of the liquidation of our trust account to our public shareholders or in the event a public shareholder were to seek to redeem such shares for cash in connection with either the extended period, which the public shareholder voted against and for which we receive shareholder approval, or a business combination, which the public shareholder voted against and for which we receive shareholder approval and consummate. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of ordinary shares, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash if voted against the extended period or the business combination), by the number of outstanding ordinary shares.

At November 30, 2007, our net tangible book value was $(291,950) or approximately $(0.26) per share of ordinary shares. After giving effect to the sale of ordinary shares included in the units sold in the offering and the proceeds of the private placement, the deduction of underwriting discounts and estimated expenses of this offering and the private placement, our pro forma net tangible book value (as decreased by the value of 1,799,999 ordinary shares which may be redeemed for cash) net of underwriting costs waived by the underwriters related to the 1,799,999 shares that may be redeemed for cash, as of November 30, 2007 would have been $20,061,058 or $5.45 per share, representing an immediate increase in net tangible book value of $5.71 per share to the existing shareholders and an immediate dilution of $2.55 per share, or 31.88%, to new investors not exercising their redemption rights.

Our pro forma net tangible book value after this offering has been reduced by approximately $14,163,992 because if we effect a business combination, the redemption rights to the public shareholders may result in the redemption for cash of up to one share less than 40% of the aggregate number of ordinary shares included in the units sold in this offering (1,799,999 shares) at a per-share redemption price equal to $7.87 (plus a portion of the interest earned on the trust account, but net of (i) taxes payable on interest earned and (ii) up to $1,250,000 of interest income released to us to fund our working capital).

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units (actual dilution to investors may be significantly higher as a result of the exercise of these warrants, particularly if cashless exercise is utilized):

Public offering price		$8.00
Net tangible book value before this offering	$(0.26)
Increase attributable to new investors	5.71
Pro forma net tangible book value after this offering		5.45
Dilution to new investors		$2.55

The following table sets forth information with respect to our existing shareholders prior to and after the private placement and the new investors:

	Shares Purchased (1)		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing shareholders	1,125,000	20%	25,000	0.07%	$0.022
New investors (2)	4,500,000	80%	$36,000,000	99.93%	$8.00
Total	5,625,000	100%	$36,025,000	100%

(1)
Assumes (i) the sale of 4,500,000 units in this offering but not the exercise of 4,500,000 warrants to purchase ordinary shares sold as part of such units, (ii) no exercise of the underwriters’ over-allotment option and (iii) the corresponding forfeiture of 168,750 ordinary shares by our existing shareholders in the event the underwriters’ over-allotment option is not exercised.

(2)	Does not include 1,500,000 ordinary shares issuable upon exercise of the warrants issued in the private placement.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and private placement	$(291,950)
Net proceeds from this offering and the private placement	35,012,000
Offering costs excluded from tangible book value before this offering and the private placement	305,000
Less: Proceeds held in trust subject to redemption for cash at $7.87 per share (1)	(14,163,992)
	$20,861,058
Denominator:
Ordinary shares outstanding prior to the offering	1,125,000	(2)
Ordinary shares included in the units offered	4,500,000
Less: Shares subject to redemption	(1,799,999)
	3,825,001

(1)	Does not reflect deferred underwriting discount and commissions ($0.24 per share) that may be distributed to public shareholders in the event of our liquidation.

(2)	Assumes the underwriters’ over-allotment option is not exercised and the corresponding forfeiture by the existing shareholders of 168,750 ordinary shares.

CAPITALIZATION

The following table sets forth our capitalization at November 30, 2007 and as adjusted to give effect to the sale of our units in this offering and the application of the estimated net proceeds derived from the sale of our units and the private placement:

	November 30, 2007
	Actual	As Adjusted(1)

Notes payable(2)	$49,750		$—
Ordinary shares, $0.0001 par value, -0- and 1,799,999 shares which are subject to possible redemption, shares at redemption value (3)	$—		$14,163,992
Shareholders’ equity:
Preferred shares, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—		$—
Ordinary shares, $0.0001 par value, 20,000,000 shares authorized; 1,293,750 shares issued and outstanding; 5,625,000 shares issued and outstanding (excluding 1,799,999 shares subject to possible redemption), as adjusted (4)	$129		$563
Additional paid-in capital (4)	$24,871		$20,860,495
Deficit accumulated during the development stage	$(11,950)	$

Total shareholders’ equity	$13,050		$20,861,058

Total capitalization	$62,800		$35,025,050
——————
(1)
Assumes full payment to the underwriters of the underwriters' discount and commissions out of the proposed offering, and excludes the payment of $100 from the representatives of the underwriters for the purchase option, proceeds from the sale of units under the purchase option and proceeds from exercise of any warrant.

(2)	Notes payable are payable on the earlier of November 8, 2008 or on the consummation of this offering with respect to the loan.

(3)
Includes 1,799,999 ordinary shares which are subject to possible redemption. If we consummate a business combination, the redemption rights afforded to our public shareholders (but not to our existing shareholders or any of our officers and directors to the extent they purchase ordinary shares prior to this offering, or purchase any ordinary shares in this offering or the aftermarket) may result in the redemption into cash of up to one share less than 40% of the ordinary shares included in the units sold in this offering, on a cumulative basis together with those shares redeemed in connection with the vote for the extended period, if any, at a per-share redemption price equal to the amount in the trust account, inclusive of any interest thereon (but net of taxes and amounts disbursed for working capital purposes), as of two business days prior to the proposed consummation of a business combination divided by the number of ordinary shares sold in this offering.

(4)	Assumes the over-allotment option has not been exercised and an aggregate of 168,750 ordinary shares have been forfeited by our existing shareholders as a result thereof.

(5)	The as adjusted column includes $1,500,000 payable prior to the consummation of the offering from the purchase of the insider warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Infinity I-China Acquisition Corporation is a newly organized blank check company formed for the purpose of merging with, engaging in a share capital exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with, or which results in, one or more businesses. Our efforts in identifying a prospective target business will not be limited to a particular country or a particular industry, although we intend to focus initially on companies located in China and on target businesses in the technology industry.

We intend to utilize cash derived from the proceeds of this offering and the private placement, our share capital, debt or a combination of cash, share capital and debt, in effecting a business combination. The issuance of additional share capital, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our share capital (including upon conversion of convertible debt securities):

•	may significantly reduce the equity interest of our shareholders;

•
will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors;

•	may adversely affect prevailing market prices for our ordinary shares; and

•	may subordinate the rights of holders of our ordinary shares if preferred shares are issued with rights senior to those afforded to the ordinary shares.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate the net proceeds from the sale of the units in this offering and the warrants in the private placement will be $35,410,000 ($40,594,000 if the over-allotment option is exercised in full), after deducting offering expenses of approximately $400,000 and underwriting discount and commissions of approximately $2,520,000 (or $2,898,000 if the over-allotment option is exercised in full). Of this amount, $34,330,000, or $39,352,000 if the underwriters’ over-allotment option is exercised in full, will be available to consummate a business combination.

We will use substantially all of the net proceeds of this offering and the private placement, as well as interest on the funds in the trust account available to us, after taxes and net of up to $1,250,000 that may be released to us to fund our working capital, to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. The proceeds held in the trust account (exclusive of taxes payable and the underwriters’ deferred discount and commissions and interest thereon, net of taxes payable, held in the trust account) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. To the extent our share capital is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be released to us and there will be no restriction on our use of such funds. We believe, upon consummation of this offering and the private placement, the $250,000 available to us outside of the trust account and the $1,250,000 of the interest earned on funds in the trust account which may be released to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $420,000 of expenses for legal, accounting and other expenses attendant to the, research and identification of prospective target businesses (including activities by outside parties and our directors and officers), structuring and negotiating of a business combination, $180,000 (and an additional $90,000 in the event the shareholders approve the extended period) for administrative services and support payable to an affiliated third party ($7,500 per month), $150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $750,000 for general working capital that will be used for miscellaneous expenses and reserves including the costs associated with a plan of dissolution and liquidation if we do not consummate a business combination. Although the rate of interest to be earned on the trust account will fluctuate through the duration of the trust account, and although we are unable to state the exact amount of time it will take to complete a business combination, we anticipate the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition, together with up to $250,000 available to us outside the trust account, will be sufficient to fund our working capital requirements. While we cannot assure you the trust account will yield this rate, we believe such rate is representative of that which we may receive.

We believe there should be sufficient funds available either outside of the trust account or made available to us out of the net interest earned on the trust account and released to us as working capital, to fund the costs and expenses associated with a plan of dissolution and liquidation, although we cannot give any assurances thereof. Our sponsors have agreed to indemnify us, on a pro-rata basis based on their ownership prior to the offering, for these expenses to the extent there are insufficient funds available from the proceeds not held in the trust account, or that may be released to us, and interest released to us, as described above under “The Offering - Liquidation If No Business Combination.”

We do not believe we will need to raise additional funds following this offering and the private placement in order to meet the expenditures required for operating our business prior to a business combination. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination. We would only consummate such a fundraising simultaneously with the consummation of a business combination.

In seeking a business combination, we intend to utilize cash derived from the proceeds of this offering and the private placement, as well as our share capital or debt, or a combination of cash, share capital and debt, and there is no limit on the issuance of share capital or incurrence of debt we may undertake in effecting a business combination. In the event a business combination is consummated, all sums remaining in the trust account, less the underwriters’ deferred discount and commissions, will be released to us immediately thereafter, and there will be no restriction on our use of such funds.

As of the date of this prospectus, Infinity-CSVC Management Ltd., a company wholly owned by Amir Gal-Or and Avishai Silvershatz, has loaned us a total of $195,520, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, FINRA registration fees, blue sky fees and certain legal and accounting fees and expenses. This loan is payable, without interest, on the earlier of November 8, 2008 or the consummation of this offering. The loan will be repaid out of the net proceeds of this offering not being placed in trust.

We have agreed to sell to the representatives of the underwriters, for $100, an option to purchase up to a total of 450,000 units. The representative’s unit purchase option is exercisable on a cashless basis at $10.00 per unit commencing one year from the date of the prospectus and it expires five years from the date of the prospectus. The units issuable upon exercise of this option are identical to those being sold in this offering except that the warrants comprising such option units shall have an exercise price of $6.60. If the option is exercised at any time after the fourth anniversary of the date of this prospectus, the holder will only receive the shares comprising the 450,000 units since the warrants will have expired. The option may only be exercised by the option holder and cannot be redeemed for cash by us or the option holder.

The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,298,500, using an expected life of five years, volatility of 45.2%, and a risk-free interest rate of 2.76%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we automatically dissolve and subsequently liquidate our trust account, the option will become worthless.

We will seek shareholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require shareholder approval under applicable state law. In connection with the vote required for the extended period and our initial business combination, all of our existing shareholders have agreed to vote the ordinary shares owned by them immediately before this offering in accordance with the majority of the ordinary shares voted by the public shareholders. Any shares acquired in the aftermarket by existing shareholders and their designees will be voted in favor of the extended period, our initial business combination and any related proposals. We will proceed with a business combination only if a majority of the ordinary shares cast at the meeting are voted in favor of the business combination and public shareholders owning no more than one share less than 40% of the ordinary shares included in the units sold in this offering vote against the proposed business combination and exercise their redemption rights on a cumulative basis with the shareholders who previously exercised their redemption rights in connection with the shareholder vote required to approve the extended period. Even if less than 40% of the shareholders exercise their redemption rights, on a cumulative basis, we may be unable to consummate a business combination if such redemption leaves us with insufficient funds required for our initial business combination. In such event, we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or liquidate and dissolve.

The public warrants, the insider warrants, the underwriter’s unit purchase option and the warrants included in the underwriter’s unit purchase option, are not subject to net cash settlement in the event we are unable to maintain an effective 1933 Act registration statement. We must use best efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above as well as the securities issuable upon exercise of the underwriter’s unit purchase option. Except for the insider warrants, all such warrants are only exercisable to the extent we are able to maintain such effectiveness. The unit purchase option (but not the underlying warrants), however, may be exercised by means of cashless exercise. We shall not be obligated to deliver any securities pursuant to the exercise of the unit purchase option unless the registration statement with respect to the securities underlying the unit purchase option is effective. If a holder of public warrants or the holder of the underwriter’s unit purchase option, or warrants underlying the underwriter’s unit purchase option, does not, or is not able to, exercise such warrants, underwriter’s unit purchase option or warrants underlying such underwriter’s unit purchase option, as applicable, such warrants, underwriter unit purchase option or underlying warrants, as applicable, will expire worthless. This expiration would result in such holders paying the full unit purchase price solely for their ordinary shares underlying such units. Since we are not required to net cash settle the warrants or the unit purchase option, liability classification is not required under EITF 00-19. We will therefore account for the warrants and the unit purchase option as equity.

PROPOSED BUSINESS

Introduction

We are a blank check company incorporated under the laws of the Cayman Islands as an exempted company with limited liability on November 9, 2007. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands. As an exempted company, we are able to avoid direct taxation for a period of 20 years from December 11, 2007, if such direct taxation were introduced in the Cayman Islands, by obtaining a tax undertaking from the Cayman Islands government. “Limited liability” means that a shareholder's liability is limited to the amount paid on the shares held by them in the company (or if any shares are not fully paid up, the amount outstanding in respect of such shares).  We were incorporated for the purpose of acquiring, engaging in a share capital exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with, or which results in, one or more operating businesses. To date, our efforts have been limited to organizational activities and activities relating to this offering and we have not acquired any business operations. Further, we do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

Investment Approach and Focus

Our executive officers and directors have a broad range of experience to assist them in sourcing, evaluating and executing a proposed business combination. They have established an extensive, worldwide network of relationships from which to identify and generate acquisition opportunities. Each of our executive officers have extensive experience in the technology industry both within and outside of China and Israel as founders, investors, executive officers and directors.

We anticipate our search for potential target businesses will involve making contacts with targets through our executive officers and directors; seeking referrals from our professional network of contacts, including management groups, corporations, banks, private equity funds, consultants, investment bankers and business brokers, in addition to contacting owners of such companies we identify. Our management will evaluate these leads and determine whether to pursue discussions with any of these candidates. To date, none of our officers or directors has approached their contacts to identify potential target businesses, and no such contacts have presented or identified potential target businesses to any of our officers or directors, nor have our officers and directors pursued potential target businesses through other means.

China

Our efforts in identifying a prospective target business will not be limited to a particular country, although we intend to focus initially on companies located in China.

Our Co-Chairpersons have been actively engaged in making investments in China since 2003.  Their core investment strategy has been to invest in Israeli technology companies and in Chinese businesses that can benefit by licensing and integrating Israeli technology.  Their efforts in China have led to the development of extensive contacts and relationships that will be leveraged in implementing our business plan.  In 2005, the Chinese government granted to Infinity-CSVC Venture Capital Enterprise, an entity affiliated with our Co-Chairpersons and the managers of our sponsors, the first license ever issued to a foreign invested venture capital fund, a new form of investment vehicle incorporating features akin to a limited partnership and specifically formed for the purpose of investing in Israeli and Chinese technology companies.  In addition to certain subsidiaries of IDB Group and its other Israel-based limited partners, the China Development Bank, a development-oriented financial institution of the Chinese government under the jurisdiction of China's State Council, is a limited partner of our sponsors.  Furthermore, China Singapore Suzhou Industrial Park Ventures Co. Ltd., a government sponsored investment fund (with a majority of its funds provided by local governmental entities), is a shareholder of our sponsor's general partner with representation on our sponsors' investment committee and the general partner's board of directors.  Our executive officers and directors will seek to capitalize on these and other relationships in China in order to locate potential target businesses, evaluate those businesses and execute a business combination.

China has gradually implemented reforms, with key developments during 2005, including the sale of equity in China’s largest state banks to foreign investors, and refinements in foreign exchange and bond markets. The restructuring of the economy and resulting efficiency gains have contributed to a more than tenfold increase in GDP since 1978. Measured on a purchasing power parity basis, China in 2005 stood as the second-largest economy in the world after the US. Foreign investment remains a strong element in China’s remarkable expansion in world trade and has been an important factor in the growth of urban jobs.

China’s economy has grown and is expected to continue to grow rapidly. According to the Economist Intelligence Unit, the gross domestic product in real terms, or real GDP, of China grew from RMB5.4 trillion (US $677.9 billion) in 2001 to RMB7.9 trillion (US $984.3 billion) in 2005, representing a compound annual growth rate, or CAGR, of 9.8%, and is expected to reach RMB11.6 trillion (US $1.4 trillion) in 2010, representing a CAGR of 7.6% from 2006 to 2010.

The following table sets forth a summary of certain data regarding China’s economic growth for the years from 2001 to 2005.

	2001	2002	2003	2004	2005	CAGR (2001- 2005)
Real GDP (in billions of RMB) (1)	5,419	5,911	6,504	7,160	7,869	9.8%
Real GDP per capita (in RMB) (1)	4,246	4,602	5,033	5,508	6,018	9.1%
Disposable income per capita (in US$) (1)	490	546	603	682	759	11.5%

(1)	Source: Economist Intelligence Unit.

The following table sets forth a summary of certain projections regarding China’s economic growth for the periods from 2006 to 2010.

	2006	2007	2008	2009	2010	CAGR (2006- 2010)
Real GDP (in billions of RMB) (1)	8,619	9,306	10,034	10,787	11,570	7.6%
Real GDP per capita (in RMB) (1)	6,554	7,034	7,538	8,070	8,618	7.1%
Disposable income per capita (in US$) (1)	854	964	1,050	1,130	1,220	9.3%

(1)	Source: Economist Intelligence Unit.

Since joining the World Trade Organization, or WTO, in 2001, China’s national output has almost doubled and approximately one-third of total global growth since 2000 has been from China.

•	China is the world’s third largest trading economy, after Japan and the U.S.

•	China has had an average annual growth of approximately 9.5% over the past 25 years, with 10.7% growth in 2006 according to the World Bank.

China’s President, Hu Jintao declared the year 2006 to be the year of innovation with an idea of developing China from a global manufacturing center to a global innovation and manufacturing center. At the end of the 1990’s, China invested 1% of its gross domestic product, or GDP, in research and development, or R&D. During 2006, R&D investments will stand at 1.5% of GDP and are expected to reach 2% in 2010. China’s focus on becoming an engine of ingenuity can be seen in the rise in the number of China’s patent applications which reached 130,000 in 2004 making it the fifth in the world and which is six times the number of patent applications in 1995.

Based on official statistics from MOFCOM, during the first 10 months of 2006, the value of China’s technology imports reached US $18.74 billion, a 37% increase over the same period of the previous year. Of these total imported technologies, approximately half were imported by foreign enterprises operating in China and the other half were joint ventures with Chinese enterprises. The European Union, Japan and the U.S. were the top three sources of technology imports, together accounting for close to 83% of total value.

China has a vast market for various technologies. According to information published by China Center for Information Industry Development, China is the world's largest mobile phone market with close to 400 million mobile subscribers and the number of mobile phone users is expected to see rapid growth in the coming decades. According to industry forecasts, the total number of mobile subscribers in China is expected to reach 700 million subscribers by 2015. The mobile user pool not only brings opportunities for mobile devices but also for mobile application services. In 2005, it was reported that the wireless telecommunication services market generated total revenue of US $33.6 billion in China. In 2006, one single application of “wise ring” contributed over US $1 billion in revenues to China Mobile. During a three day period before the Chinese New Year in 2007, over 20 billion SMS was sent among the Chinese people, which created over US $250 million in revenues to mobile operators.

Opportunities for market expansion have emerged for business with operations in China due to certain changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe China represents both a favorable environment for making business combinations and an attractive operating environment for a target business for several reasons, including:

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Prolonged economic expansion within China, including gross domestic product growth of approximately 9% on average over the last 25 years, including 9.5% in 2004, 9.9% in 2005, 10.2% in the first quarter of 2006 and 10.9% in the second quarter of 2006 (National Bureau of Statistics of China);

•	Attractive valuations for target businesses within China;

•	Increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity;

•	Favorable labor rates and efficient, low-cost manufacturing capabilities;

•
The recent entry of China into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations, which may lead to a reduction of tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the U.S.; and

•
The fact that China’s public equity markets are not as well developed and active as the equity markets within the U.S. and are characterized by companies with relatively small market capitalizations and low trading volumes, thereby causing Chinese companies to attempt to be listed in the U.S. equity markets.

We believe these factors and others should enable us to complete a business combination with a target business with growth potential on favorable terms.

While we may need to effect a business combination with more than one target business, our initial business combination must be with, or which results in, one or more target businesses whose collective fair market value is equal to at least 80% of the net assets held in the trust account upon consummation of this offering (net of taxes to be paid and exclusive of deferred underwriting discounts and commissions), plus any interest income accrued on the amounts held in trust (less such amounts released to us)  as of the date of our signing a definitive agreement in connection with our initial business combination. We do not have any specific business combination under consideration, and we have not had any preliminary contacts or discussions with any target businesses regarding a business combination. At the first meeting of the board of directors following the closing of this offering, we intend to establish policies and procedures for seeking appropriate business acquisition candidates.

Prior to completion of a business combination, we will use our commercially reasonable efforts to have all vendors, prospective target businesses or other entities that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. In the event a vendor, prospective target business or other entity were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. In addition, we may elect to forego obtaining waivers only if we receive the approval of our Co-Chief Executive Officers and the approving vote or written consent of at least a majority of our board of directors. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver.

As part of our intended processes we may, following the closing, create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to proceed with any particular acquisition candidate.

Competitive Advantages

We believe the experience and contacts of our directors, officers will give us an advantage in sourcing, structuring and consummating a business combination. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Specifically, none of the members of our current management are obligated to remain with us subsequent to a business combination, and we cannot assure you the resignation or retention of our current management will be included as a term or condition in any agreement relating to a business combination. In addition, despite the competitive advantages we believe we enjoy, we remain subject to significant competition with respect to identifying and executing a business combination. Notwithstanding the foregoing, we seek to utilize the experience, contacts and partnerships our management team has had in China and Israel, their access to Israeli technologies and their strong relationships with venture capital and other investment vehicles to facilitate a business combination.

Established Deal Sourcing Network

Through our management team and our directors, we believe we have extensive contacts and sources from which to generate acquisition opportunities and seek complimentary business arrangements. These contacts and sources include those in government, private and public companies around the world, private equity and venture capital funds, investment bankers, attorneys and accountants.

For more information regarding our executive officers and directors, please refer to the more detailed disclosure set forth under the heading “Management” below.

Status As A Public Company

We believe our structure will make us an attractive business combination partner to potential target businesses. As an existing public company, we will offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares in the target business for shares of our share capital. We believe target businesses will find this path to be less expensive, and offer greater certainty of becoming a public company than the typical initial public offering process. In an initial public offering, there are typically expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once a proposed business combination is approved by our shareholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Strong Financial Position and Flexibility

With a trust account initially in the amount of $35,410,000 and a public market for our ordinary shares, we offer a target business a variety of options to facilitate a business combination and fund growth and expansion of business operations. Because we are able to consummate a business combination using the cash proceeds of this offering and the private placement of the sponsor warrants, our share capital, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if our business combination requires us to use substantially all of our cash to pay the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Accordingly, our flexibility in structuring a business combination will be subject to these contingencies.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital shares, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may be with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

Our business combination may take the form of a joint venture wherein we acquire less than a 100.0% ownership interest in certain properties, assets or entities. We intend to pursue a transaction in which our shareholders would continue to own a controlling interest of our company.  However, we could pursue a transaction, such as a reverse merger or other similar transaction, in which we issue a substantial number of new shares and, as a result, our shareholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction.  In such case, the remaining ownership interest may be held by third parties who may or may not have been involved with the properties, assets or entities prior to our acquisition of such ownership interest. With a joint venture, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on potential joint venture partners and to negotiate joint venture agreements. Moreover, the subsequent management and control of a joint venture will entail risks associated with multiple owners and decision makers.

We have not identified a target business

To date, we have not selected a specific target business on which to concentrate our search for a business combination. None of our officers, directors, promoters or other affiliates have had any preliminary contact or discussions on our behalf with representatives of any prospective target business regarding the possibility of a potential merger, share capital exchange, asset acquisition or other similar business combination with us. Neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business. There has been no due diligence, investigation, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Sources of target businesses

We anticipate target business candidates will be brought to our attention from various unaffiliated sources, including executives, private equity funds, venture capital funds, investment bankers, attorneys and accountants and other members of the financial community, primarily within Israel and China, who may present solicited or unsolicited proposals. We expect such sources to become aware we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, public relations and marketing efforts, articles that may be published in industry trade papers discussing our intent on making acquisitions, and/or direct contact by management to be commenced following the completion of this offering. Our existing shareholders, officers and directors as well as their affiliates may also bring to our attention target business candidates. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry of their contacts will generate a number of potential target businesses that will warrant further investigation. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation. The terms of any such arrangements will be negotiated with such persons on arm’s length basis and disclosed to our shareholders in the proxy materials we provide in connection with any proposed business combination. In no event, however, will we pay any of our existing officers, directors or shareholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors or existing shareholders will receive any finder’s fee, consulting fees or any similar fees or other compensation from any other person or entity in connection with our initial business combination other than any compensation or fees to be received for any services provided following such business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with one or more target businesses whose collective fair market value is equal to at least 80% of the net assets held in the trust account upon consummation of this offering (net of taxes to be paid and exclusive of deferred underwriting discounts and commissions), plus any interest income accrued on the amounts held in trust (less such amounts released to us) as of the date of our signing a definitive agreement in connection with our initial business combination, our management will have virtually unrestricted flexibility (subject to the prohibition on seeking a business combination with an affiliate, as set forth herein) in identifying and selecting a prospective target business. The identification of a prospective target business, and the determination of its fair market value, will be made by our board of directors. Our board may consider, among other factors, the following:

•	growth potential;

•	financial condition and results of operation;

•	capital requirements;

•	the value and extent of intellectual property;

•	competitive position;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of protection of the products, processes or services; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Additionally, at the first meeting of the board of directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking appropriate business acquisition candidates. As part of our intended processes, we may, following the closing, create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to proceed with any particular acquisition candidate. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target acquisition execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner.

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our shareholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating shareholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our securityholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood the transaction will close.

In seeking a business combination, we intend to utilize cash derived from the proceeds of this offering and the private placement, as well as our share capital or debt, or a combination of cash, share capital and debt, and there is no limit on the issuance of share capital or incurrence of debt we may undertake in effecting a business combination. In the event a business combination is consummated, all sums remaining in the trust account, less the deferred underwriting discount, will be released to us immediately thereafter, and there will be no restriction on our use of such funds.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business, in no event, however, will we pay any of our existing officers, directors or shareholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination, other than the $7,500 payable monthly in the aggregate to Infinity - CSVC Partners, Ltd. for certain general and administrative services, including but not limited to receptionist, secretarial and general office services. In addition, none of our officers, directors or existing shareholders will receive any finder’s fee, consulting fees or any similar fees from any other person or entity in connection with our initial business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Contractual arrangements

The Chinese government has restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers. The Chinese government may apply these restrictions in other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in China and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would likely be designated by our company.

For example, these contracts could result in a structure where, in exchange for our payment of the acquisition consideration: (i) the target company would be majority owned by Chinese residents whom we designate and the target company would continue to hold the requisite licenses for the target business and (ii) we would establish a new subsidiary in China which would provide technology, technical support, consulting and related services to the target company in exchange for fees, which would transfer to us substantially all of the economic benefits of ownership of the target company.

These contractual arrangements would be designed to provide the following:

•	Our exercise of effective control over the target company;

•	A substantial portion of the economic benefits of the target company would be transferred to us; and

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We, or our designee, would have an exclusive option to purchase all or part of the equity interests in the target company owned by the Chinese residents whom we designate, or all or part of the assets of the target company, in each case when and to the extent permitted by Chinese regulations.

While we cannot predict the terms of any such contract that we will be able to negotiate, at a minimum, any contractual arrangement would need to provide us with: (i) effective control over the target’s operations and management either directly through board control or through affirmative and/or negative covenants and veto rights with respect to matters such as entry into material agreements, management changes and issuance of debt or equity securities, among other potential control provisions and (ii) a sufficient level of economic value to ensure that we satisfy the 80% threshold required for our initial business combination. We have not, however, established specific provisions which must be in an agreement in order to meet the definition of business combination.

These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under Chinese law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership through a merger or stock exchange. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control over the target business.

We have not selected any target business or target industry on which to concentrate our search for a business combination and we are, therefore, unable to determine at this time what form an acquisition of a target business will take.

Fair market value of target business

The initial target acquisition we acquire must have a fair market value equal to at least 80% of the net assets held in the trust account upon consummation of this offering (net of taxes to be paid and exclusive of deferred underwriting discounts and commissions), plus any interest income accrued on the amounts held in trust (less such amounts released to us) as of the date of our signing a definitive agreement in connection with our initial business combination, although we may acquire a target acquisition whose fair market value significantly exceeds such 80% threshold. To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or a private offering of debt or equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with an aggregate fair market value in an amount greater than such 80% threshold. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If our board is not able to independently determine the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our board of directors independently determines the target business has sufficient fair market value. We will not pursue a business combination with any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, any of the private equity firms with which our existing shareholders, executive officers or directors are affiliated.

Prior to entering into an agreement for a target acquisition, the fair market value of such target acquisition will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target acquisition has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of FINRA stating whether the fair market value meets the 80% threshold. If such an opinion is obtained, we anticipate distributing copies, or making a copy of such opinion available, to our shareholders. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines the target acquisition complies with the 80% threshold unless there is a conflict of interest with respect to the transaction. Our officers and directors have experience evaluating target acquisitions based upon generally accepted financial standards and have performed such evaluations for transactions valued in the range contemplated by this offering. Satisfaction of the 80% threshold is determined by calculating the fair market value of what our shareholders receive in the business combination and comparing it to 80% of the net assets held in trust. Whether assets or shares of a target business is acquired, such assets or stock would be evaluated based upon generally accepted financial standards in order to determine if the fair market value of such assets or stock equals at least 80% of the net assets held in the trust account upon consummation of this offering (net of taxes to be paid and exclusive of deferred underwriting discounts and commissions), plus any interest income accrued on the amounts held in trust (less such amounts released to us) as of the date of our signing a definitive agreement in connection with our initial business combination.

Probable lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or target businesses which satisfy the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable we will have the ability to effect only a single business combination, although this may entail the simultaneous acquisition of several compatible operating businesses or assets. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a limited number of entities, our lack of diversification may:

•	leave us solely dependent upon the performance of a single business; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products or services.

Additionally, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or closely related businesses is contingent upon the simultaneous closings of the other acquisitions.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you new members joining our management following a business combination will have the necessary skills, qualifications or abilities to help manage a public company. Furthermore, the future role of our officers and directors, in any, in the target businesses cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated with us in some capacity following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business acquired. Additionally, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

Opportunity for shareholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under Cayman Islands law. In connection with seeking shareholder approval of a business combination, we will furnish our shareholders with proxy solicitation materials prepared in accordance with Cayman Islands law and the rules of the SEC pertaining to “foreign private issuers.” As a foreign private issuer, we are exempt from the proxy rules promulgated under the Securities Exchange Act of 1934, as amended, which prescribe the form and content of proxy statements. Because of this exemption, at the time we seek approval from our shareholders of our initial business combination, we will not be required to file with the SEC preliminary proxy solicitation materials regarding our business combination and, as required, file such materials with the SEC after mailing. However, we have agreed with the representatives to include such information and materials in our proxy statement as would be required if we were subject to the SEC proxy rules. Investors are cautioned that such materials will not have been reviewed by the SEC, and as a result will not have the benefit of any potential clarifications to the content of our proxy statement which such review may provide. We do not intended to list the company on the Cayman Islands Stock Exchange, and accordingly we are not required to comply with any Cayman Islands listing rules or proxy disclosures.

In connection with the vote required for our initial business combination and related proposals, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective ordinary shares owned by them prior to this offering in accordance with the majority of the ordinary shares voted by the public shareholders. For example, if the majority of public shareholders voting at the meeting, regardless of percent, vote to approve the business combination, our existing shareholders will vote all shares owned by them prior to this offering in favor of the business combination. Similarly, if the majority of public shareholders voting at the meeting, regardless of percent, vote against the business combination, our existing shareholders will vote all shares owned by them prior to this offering against the business combination. Our existing shareholders have also agreed that if they acquire ordinary shares in or following completion of this offering, they will vote all such acquired ordinary shares in favor of a business combination. Accordingly, they will not be able to exercise redemption rights with respect to a potential business combination. We will proceed with the business combination only if a majority of the ordinary shares cast at the meeting are voted in favor of the business combination, and public shareholders owning no more than one share less than 40% of the shares sold in this offering vote against the proposed business combination and exercise their redemption rights on a cumulative basis with the shareholders who previously exercised their redemption rights in connection with the shareholder vote to approve the extended period. As a result of our higher redemption threshold, we may have less cash available to complete a business combination. Because we will not know how many shareholders may exercise such redemption rights, we will need to structure a business combination that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of shareholders exercise their redemption rights than we expect. Alternatively, to compensate for the potential shortfall in cash, we may be required to structure the business combination, in whole or in part, using the issuance of our ordinary shares as consideration. Accordingly, this increase in the customary redemption threshold may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure. Voting against the business combination alone will not result in redemption of a shareholder’s shares into a pro-rata share of the trust account. Such shareholder must have also exercised its redemption rights described below.

Any share purchases by our sponsors, officers, directors or affiliates, as described above, will be consummated pursuant to privately negotiated arrangements rather than through open market purchases in order to avoid disruption in the marketplace due to the possible relative illiquidity of our ordinary shares and in order to avoid the potential characterization of such open market purchases as a tender offer by our officers, directors or affiliates. In the event we made any such purchase, the amount of cash available to finance our operations following consummation of our initial business combination would be reduced by the amount expended for any such share repurchase.

Redemption rights

At the time we seek shareholder approval of the extended period or of the initial business combination, we will offer each public shareholder the right to have such shareholder’s ordinary shares redeemed for cash if the shareholder votes against the extended period or the initial business combination and elects to exercise the shareholder’s redemption rights. The actual per-share redemption price will be equal to $7.87 (plus the interest earned on the trust account, net of (i) taxes payable and (ii) up to $1,250,000 of interest income released to us to fund our working capital). An eligible shareholder may request redemption at any time prior to the vote taken with respect to the extended period or proposed business combination at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the extended period or the business combination, as applicable, and elects redemption of its ordinary shares, and the extended period or our initial business combination is approved and completed. Shareholders requesting redemption will be requested to tender their ordinary shares before the date of the vote on the extended period or the date the business combination is consummated. If the extended period is approved or the initial business combination is consummated, as applicable, redeeming shareholders will be sent information on when they should expect to receive the redemption amount. We will not charge redeeming shareholders any fees in connection with the tender of shares for redemption. If a shareholder votes against the extended period or the business combination but fails to properly exercise his or her redemption rights, such shareholder will not have his or her ordinary shares redeemed for his or her pro-rata distribution of the trust account. Any request for redemption, once made, may be withdrawn at any time up to the date of the applicable meeting.

Notwithstanding the foregoing, our amended and restated Memorandum and Articles of Association provides a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ (as defined under Section 13 of Securities and Exchange Act of 1934, as amended), will be restricted from seeking redemption rights with respect to more than an aggregate of 10% of the shares sold in this offering. Such a public shareholder would still be entitled to vote against the extended period or the initial proposed business combination with respect to all ordinary shares owned by such holder or such holder’s affiliates. We believe this restriction will discourage shareholders from accumulating large blocks of shares before the applicable vote and subsequent attempts by such holders to use their redemption right as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than 10% of the ordinary shares sold in this offering could threaten to vote against the extended period or an initial business combination and seek redemption, regardless of the merits of the transaction, if such holder’s shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By limiting our shareholders’ ability to cause us to redeem only up to an aggregate of 10% of the ordinary shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders. However, nothing in our amended and restated Memorandum and Articles of Association or otherwise restricts the ability of any public shareholder from voting all of their shares against the extended period or an initial business combination.

The actual per-share redemption price will be equal to the amount in the trust account, which shall include $1,500,000 from the purchase of the insider warrants by our sponsors, inclusive of any interest (net of any taxes due on such interest, which taxes shall be paid from the trust account, and amounts disbursed for working capital purposes, and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of ordinary shares sold in this offering. Without taking into any account interest earned on the trust account or taxes payable on such interest, the initial per-share redemption price would be approximately $7.87 or $0.13 less than the per-unit offering price of $8.00. Because the initial per share redemption price is $7.87 per share (plus any interest, net of taxes payable and amounts disbursed for working capital purposes), which may be lower than the market price of the ordinary shares on the date of the redemption, there may be a disincentive on the part of public shareholders to exercise their redemption rights.

It is anticipated the funds to be distributed to shareholders entitled to redeem their shares who elect redemption will be distributed promptly after the vote to approve the extended period or the completion of a business combination, as applicable. Public shareholders who redeem their ordinary shares into their portion of the trust account still have the right to exercise the warrants they received as part of the units. We will not approve the extended period or complete an initial business combination if public shareholders owning more than one share less than 40% of the ordinary shares included in the units sold in this offering vote against the extended period and an proposed initial business combination and exercise their redemption rights on a cumulative basis. Our existing shareholders are not entitled to redeem any ordinary shares held by them whether acquired by them prior to or after this offering. Even if less than 40% of the shareholders, as described above, exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than that required for our initial business combination. In such event, we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve, liquidate and wind up.

An eligible shareholder may request redemption at any time after the mailing to our shareholders of the proxy statement and prior to the date of the applicable vote, but the request will not be granted unless the shareholder votes against the extended period or our initial business combination, as applicable, and the extended period or our initial business combination is approved and completed. Additionally, we will require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the date of the applicable vote or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC System, at the holder’s option. Accordingly, a shareholder would have from the time we send out our proxy statement through the date of the applicable vote to tender his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours (because the transfer is made electronically once final instruction is given to Depository Trust Company) by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Additionally, if the ordinary shares are not transferred through the DWAC System for any reason, the process may take such number of days required to complete the proper paperwork, obtain the necessary authorizations and consents and to locate and deliver physical share certificates, if any. Traditionally, in order to perfect redemption rights in connection with a blank check company’s business combination, a holder could simply vote against the extended period or a proposed business combination and check a box on the proxy card indicating such holder was seeking redemption. After the extended period or the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” during which he could monitor the price of the shares in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the redemption right, to which shareholders were aware they needed to commit before the shareholder meeting, would become a right of redemption surviving past the date of approval of the extended period or consummation of the business combination, as applicable, and which a company would be obligated to honor until the redeeming holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. The need to deliver shares is a requirement of redemption. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process, however, in the event a shareholder elects redemption of their ordinary shares but the proposed business combination is not approved, a shareholder will have paid $35 to elect redemption but would not actually have their ordinary shares redeemed. Further, it is possible this tendering process will be cost-prohibitive for shareholders in the event their aggregate holdings of our ordinary shares do not exceed $35.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus, or until 36 months from the date of this prospectus if we enter into a definitive agreement with a target company during the 24 month period and the shareholders approve the extended period to complete the acquisition of that target company. In order to extend the period of time to 36 months, (i) a majority of the ordinary shares voted by the public shareholders must approve the extension of our corporate life to 36 months from the date of this prospectus and (ii) public shareholders owning no more than one share less than 40.0% of the ordinary shares sold in this offering may vote against approval of the extended period and exercise their redemption rights, as described in this prospectus. If we fail to consummate a business combination within 24 months (or 36 months in the event our shareholders approve an extension for such business combination), we will liquidate and distribute the proceeds held in the trust account described below to our public shareholders. We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote shall be taken to approve the extended period or our initial business combination.

If the extended period or the initial business combination is not approved or completed for any reason, then public shareholders voting against the extended period or the initial business combination, as applicable, who exercised their redemption rights in connection therewith, would not be entitled to redeem their ordinary shares into a pro-rata share of the aggregate amount then on deposit in the trust account. In such case, if public shareholders tendered their certificates prior to the meeting, we will promptly return such certificates to the tendering public shareholder, and public shareholders will again have the right to exercise their redemption rights in connection with the vote held for any subsequent initial business combination, if any. Public shareholders would be entitled to receive their pro-rata share of the aggregate amount on deposit in the trust account only in the event the extended period was approved or the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation. If a shareholder redeems his ordinary shares, he will still have the right to exercise the warrants received as part of the units purchased in the offering in accordance with the terms hereof.

Liquidation if no business combination

We have until 24 months from the date of this prospectus to consummate a business combination. If we are unable to consummate a business combination within 24 months from the date of this prospectus but have entered into a definitive agreement with respect to a business combination within that timeframe, we may seek shareholder approval to extend the period of time to consummate a business combination by an additional twelve months. In order to extend the period of time to 36 months, (i) a majority of the ordinary shares voted by the public shareholders must approve the extension of our corporate life to 36 months from the date of this prospectus and (ii) public shareholders owning no more than one share less than 40.0% of the ordinary shares sold in this offering may vote against approval of the extended period and exercise their redemption rights, as described in this prospectus. If we fail to consummate a business combination within 24 months (or 36 months in the event our shareholders approve an extension), it will trigger our automatic liquidation and the proceeds held in the trust account will be distributed to our public shareholders as part of our liquidation process. As a result, this has the same effect as if we had formally been through a voluntary liquidation procedure under the Companies Law. In such a situation under the Companies Law, a liquidator would give at least 21 days’ notice to creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette and taking any other steps he considers appropriate. In practice this notice requirement need not necessarily delay the distribution of assets if the liquidator is satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. We anticipate the trust account should be liquidated shortly following expiration of the 21 day period. As soon as the affairs of the company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held, and three months after the date of such filing the company is dissolved.

Additionally, in any liquidation proceedings of the company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. In addition, under certain circumstances distributions received by shareholders could be viewed by applicable laws (including insolvency laws and certain equitable and/or restitution principles) as either fraudulent transfers or mistaken or otherwise wrongful payments. In those circumstances, a Cayman Islands court could order that amount received by our shareholders be repaid to us. Additionally, we may not properly assess all claims that may be potentially brought against us, and distributions (or part of them) could potentially be delayed while the liquidator identifies and assesses alleged creditor claims, or in the event the liquidation becomes subject to supervision of the Cayman Islands court.

We believe the likelihood of our sponsors having to indemnify the trust account is limited because we will endeavor to have all creditors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. In the event we go into voluntary liquidation and we liquidate the trust account, where it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received a return of funds from the liquidation of our trust account could be liable for such amounts to creditors.

As stated above, if there are insufficient funds held outside the trust account, or otherwise released to us, for such purpose, our sponsors have agreed they will be liable to ensure the proceeds in the trust account are not reduced below $7.87 per share by the claims of target businesses or claims of vendors, prospective target businesses or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent we have not obtained an executed waiver from such parties. Although we will use our commercially reasonable efforts to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee they will execute such agreements or, even if they execute such agreements, that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders even if such third party refused to waive such claims. We may elect to forego obtaining waivers only if we receive the approval of our Co-Chief Executive Officers and the approving vote or written consent of at least a majority of our board of directors. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In order to protect the amounts held in the trust account, our sponsors have agreed to indemnify us, on a pro-rata basis based on their ownership prior to the offering, for claims of any vendors, service providers, prospective target businesses or creditors that have not executed a waiver of any right or claim to the amounts in trust account and only to the extent necessary to ensure that the amount payable to each public shareholder from the amount held in trust does not decrease below $7.87 per share. Based on representations made to us by our sponsors, we currently believe they are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. However, the indemnification may be limited as they are not required to reserve for such an eventuality, and we do not intend to monitor their financial condition to ensure their continued ability to satisfy these obligations. Additionally, we may face difficulties enforcing these indemnification obligations for jurisdictional reasons. Thus, we cannot assure you the Infinity I-China Funds will be able to satisfy those obligations, if required to do so.

Our existing shareholders have waived their rights to participate in any liquidation of our trust account or other assets with respect to ordinary shares owned by them prior to this offering. In addition, the underwriters have agreed to waive their rights to the $1,080,000 ($1,242,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discount and commissions deposited in the trust account for their benefit. There will be no distribution from the trust account or otherwise in connection with dissolution with respect to our warrants, which will expire worthless. We estimate our total costs and expenses for implementing and completing our liquidation and dissolution will be between $25,000 and $40,000. This amount includes all costs and expenses relating to filing our dissolution in the Cayman Islands and the winding up of our company. We believe there should be sufficient funds available, outside of the trust account as well as from the interest earned on the trust account and released to us as working capital, to fund the $25,000 to $40,000 in costs and expenses.

If we are unable to do so by the expiration of the 24-month period from the date of this prospectus, or 36-month period in the event the extended period is approved, we will go into voluntary liquidation and we will liquidate the trust account. Pursuant to the terms of the Investment Trust Agreement, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders upon receiving appropriate instructions from the liquidator. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose.

Our public shareholders will be entitled to receive funds from the trust account only in the event of an automatic liquidation and subsequent distribution of proceeds of the trust account, as part of our liquidation process, or if the shareholders seek to redeem their respective ordinary shares into cash upon approval of an extended period or a business combination which the shareholder voted against and which is actually completed by us. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Voting against the extended period or business combination alone will not result in redemption of a shareholder’s ordinary shares into a pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above.

If we are forced to declare insolvency or a petition to wind up the company is filed against us which is not dismissed, under certain circumstances distributions received by shareholders could be viewed by applicable laws (including insolvency laws and certain equitable and/or restitution principles) as either fraudulent transfers or mistaken or otherwise wrongful payments. In those circumstances, a Cayman Islands court could order that amounts received by our shareholders be repaid to us.

Competition for Target Businesses

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Currently, there are approximately 74 blank check companies with more than $13.4 billion in trust that are seeking to carry out a business plan similar to our business plan and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses we could acquire with the net proceeds of this offering and the private placement, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•
our obligation to seek shareholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to shareholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to redeem for cash ordinary shares held by our public shareholders in certain instances may reduce the resources available to us for a business combination;

•	our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•
the requirement to acquire assets or one or more operating businesses that has an aggregate fair market value equal to at least 80% of the net assets held in the trust account upon consummation of this offering (net of taxes to be paid and exclusive of deferred underwriting discounts and commissions), plus any interest income accrued on the amounts held in trust (less such amounts released to us) as of the date of our signing a definitive agreement may require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in negotiating a business combination. Our management believes, however, our status as a public entity and potential access to the U.S. public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as us in acquiring a target business with significant growth potential on favorable terms.

If we effect a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain executive offices at Unit 5707, The Center, 99 Queen’s Road Central, Hong Kong and our telephone number is 852-21693117. The cost for this space is included in the $7,500 per-month fee Infinity - CSVC Partners, Ltd. charges us for general and administrative services, including but not limited to receptionist, secretarial and general office services, pursuant to a letter agreement between us and Infinity - CSVC Partners, Ltd. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) consummation of a business combination or (ii) the date on which we cease our corporate existence in accordance with our amended and restated Memorandum and Articles of Association. We believe, based on fees for similar services in the greater Hong Kong area, that the fee charged by Infinity - CSVC Partners, Ltd. is at least as favorable as we could have obtained from an unaffiliated person.

We consider our current office space adequate for our current operations.

Employees

We have three executive officers, two of whom are also members of our Board of Directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect such individuals to devote an average of approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We will register our units, ordinary shares and warrants under the Securities Exchange Act of 1934, as amended, and intend to comply with the reporting requirements thereunder applicable to foreign private issuers with regard to the filing of current and annual reports with the SEC. In accordance with the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire an operating business if audited financial statements based on U.S. or international generally accepted accounting principles cannot be obtained for such target business. Alternatively, we will not acquire assets if the financial information called for by applicable law cannot be obtained for such assets. Additionally, our management will provide shareholders with the foregoing financial information as part of the proxy solicitation materials sent to shareholders to assist them in assessing each specific target business or assets we seek to acquire. Our management believes that the requirement of having available financial information for the target business or assets may limit the pool of potential target businesses or assets available for acquisition.

Legal Proceedings

To the knowledge of our management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds
$35,410,000 of the net offering proceeds and private placement proceeds (including up to $1,080,000 of deferred underwriting discount and commissions payable to the underwriters upon consummation of a business combination) will be deposited into a trust account at American Stock Transfer & Trust Company maintained by [          ].

$29,772,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds
The $35,410,000 of net offering proceeds and the private placement proceeds held in trust will only be invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of one hundred and eighty days or less or money market funds meeting certain criteria.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the U.S.

Limitation on fair value or net assets of target business
The initial target business or businesses that we acquire must have an aggregate fair market value equal to at least 80% of the net assets held in the trust account upon consummation of this offering (net of taxes to be paid and exclusive of deferred underwriting discounts and commissions), plus any interest income accrued on the amounts held in trust (less such amounts released to us) as of the date of our signing a definitive agreement in connection with our initial business combination.
We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued
The units shall commence trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units shall begin to trade separately on the tenth business day (or as soon as practicable thereafter) following the earlier of (i) the expiration or termination of the underwriters’ over-allotment option or (ii) its exercise in full, subject in each case to our having filed a Current Report on Form 6-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the private placement, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised on the date of this prospectus, and having issued a press release announcing when such separate trading will begin.

No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our shareholders the opportunity to vote on the extended period, if any, and our proposed initial business combination. In connection with seeking shareholder approval, we have agreed with the underwriters to provide our shareholders at the time we seek their approval for our initial business combination with a proxy statement that substantially reflects the form and content required by the U.S. proxy rules. Investors are cautioned that such materials will not have been reviewed by the SEC, and as a result will not have the benefit of any potential clarifications to the content of our proxy statement which such review may provide. A shareholder following the procedures described in this prospectus is given the right to redeem his or her shares for $7.87 per share (plus a portion of the interest earned on the trust account, but net of (i) taxes payable on interest earned and (ii) up to $1,250,000 of interest income released to us to fund our working capital). However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds. Interest will be payable to public shareholders redeeming in connection with such vote pro-rata, net of amounts previously released to us and taxes payable.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline
A business combination must occur within 24 months after the date of this prospectus, or 36 months in the event the extended period is approved. If a business combination does not occur in such timeframe, we will automatically go into voluntary liquidation and, under the supervision of the liquidator, the trustee will commence liquidating the amounts in trust to our public shareholders.

If a business combination has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds
The proceeds held in the trust account will not be released until the earlier of the date of the vote to approve the extended period, the date of consummation of our initial business combination or upon our failure to complete a business combination within the allotted time except that to the extent the trust account earns interest we are permitted from time to time to receive disbursements of that interest for the purposes of (i) paying taxes and (ii) funding working capital up to $1,250,000.

The proceeds held in the trust account, including all of the interest earned thereon (after taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk Factors—Risks associated with our business—You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

Interest earned on funds in trust
Up to $1,250,000 of the interest earned on the trust account may be released to us to fund our working capital requirements. In addition, interest earned may be disbursed for the purpose of paying taxes.
The interest earned on proceeds held in trust (after taxes payable) would be held for the sole benefit of investors, and we would be unable to access such interest for working capital purposes.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are listed below. None of such persons are, or have been, involved with any other blank check companies.

Name	Age	Position
Amir Gal-Or	45	Co-Chief Executive Officer, Co-President and Co-Chairman
Avishai Silvershatz	50	Co-Chief Executive Officer, Co-President and Co-Chairman
Ariel Poppel	54	Chief Financial Officer
Wang Wei	41	Director
Julia Li	41	Director

Amir Gal-Or, 45, has been our Co-Chief Executive Officer, Co-President and Co-Chairman since inception. Mr. Gal-Or joined Infinity Venture Capital as a partner during August, 1999 and has been managing partner of FBR Infinity II Ventures and Infinity I-China Fund since their formation in August, 2001 and May, 2007, respectively. Mr. Gal-Or is also a member of the board of directors of the management company and general partner of each of FBR Infinity II Ventures and Infinity I-China Fund and is a member of their respective investment committees. Since December 2002 Mr. Gal-Or has served as chairman of Maayan Ventures Ltd., (Tel Aviv Stock Exchange – MAYN), Israel’s first publicly traded technology incubator and has served as a director of TecnoPlus Ventures Ltd., a publicly traded venture capital investment company since December, 2006. Since 2002, Mr. Gal-Or has been a director and controlling shareholder of I.M.S. Group Ltd., a company providing venture capital portfolio management services to Clal Industries and Investments Ltd. and Orama Ltd. Mr. Gal-Or has been a director of I-CSVC Venture Management Co. Ltd. since its inception during May, 2004. Mr. Gal-Or has also served on the board of directors of a number of Israeli and Chinese technology companies including China Wafer Level CSP Ltd., China’s leading wafer level packaging provider and Shellcase Ltd., a leading developer of wafer level packaging products whose intellectual property and certain other assets were sold to Tessera Technologies Inc., during 2005. Mr. Gal-Or is a director of Nanomotion Ltd., a leader in the development and manufacture of ceramic servo motors which is controlled by Hong Kong based Johnson Electric Holdings Ltd. Mr. Gal-Or also serves on the board of directors of Proneuron Biotechnologies, Inc., Glucon Medical Ltd., Applisonix Ltd., Nicast Ltd., Redent-Nova Ltd., Opthocare Ltd., Bio-Sense Technologies Ltd., Orama Ltd., Engineering and IP Advanced Technologies Ltd., D&A Hi-Tech Information Ltd. and Tegrity Ltd. Mr. Gal-Or holds an MBA from Tel Aviv University and completed a Harvard University program in venture capital and private equity investments. Mr. Gal-Or is a Major (Ret.) in the Israeli Air Force where he piloted F-16 and F-4 fighter aircraft and was a member of the A-4 Acrobatic team.

Avishai Silvershatz, 50, has been our Co-Chief Executive Officer, Co-President and Co-Chairman since inception. Mr. Silvershatz has been managing partner of FBR Infinity II Ventures and Infinity I-China Fund since their formation in August 2001 and May 2007 respectively. Mr. Silvershatz is also a member of the board of directors of the management company and general partner of the Infinity I-China Fund and is a member of its investment committee. Since 2002, Mr. Silvershatz has been a director and controlling shareholder of I.M.S. Group Ltd., a company providing venture capital portfolio management services to Clal Industries and Investments Ltd. and Orama Ltd. During 1995, Mr. Silvershatz co-founded Verisity Ltd. (formerly NASDAQ: VRST), a provider of software tools for chip designers and served as its President and Chief Executive Officer from 1995 until 1999. Mr. Silvershatz also co-founded ScanVec Amiable Ltd. (NASDAQ: SVECF) during 1991 and served as its Chief Executive Officer from 1991 to 1993, a leader in CAD/CAM software solutions for the sign making, machining and imaging industries. Mr. Silvershatz is currently a director of Maayan Ventures Ltd., (Tel Aviv Stock Exchange – MAYN), Israel’s first publicly traded technology incubator, Tegrity Ltd. and Mate – Media Access Technologies Ltd. Mr. Silvershatz has been a director of Infinity-CSVC Venture Capital Enterprise since its inception during May 2004. Mr. Silvershatz is also a director of Power Paper Ltd., Mate-Media Access Technologies Ltd., Cerel (Ceramics Technologies) Ltd., PowerID Ltd., On-Line Media SolutionsLtd., Orama Ltd., Capital Point Ltd., Exelate Ltd. and Tegrity Ltd. Mr. Silvershatz has a B.Sc. in Computer Science from Ben Gurion University (cum laude) and a M.Sc. in Computer Science from the Weizman Institute of Science (cum laude).

Ariel Poppel, 54, our Chief Financial Officer, has been the Chief Financial Officer of the Infinity family of funds since November, 2005 and currently serves as Managing Director - Finance. Prior to joining Infinity, Mr. Poppel served as Chief Financial Officer of Shellcase Ltd. from May, 2004 until November, 2005 and served as its Interim Chief Executive Officer from September, 2004 until March, 2005. From 2001 through 2003, Mr. Poppel was CFO and Secretary of OTM Technologies, an electro optical company measuring relative movement. From 2003 through 2004, Mr. Poppel was an independent business consultant, advising companies in the fields of wireless applications and digital data input. Since 2007, Mr. Poppel has been a director of Unity Wireless Corporation (OTCBB – UTYW), a developer and manufacturer of coverage enhancement products for wireless communications equipment and is Vice Chairman of China Wafer Level CSP Ltd., a China based manufacturer and distributor of image sensor chips used in a variety of electronic equipment, including digital cameras, portable electronics, toys and security equipment. Mr. Poppel was President, Chief Operating Officer and a director of Nexus Telocation Systems Ltd. from 1999 until 2001, a company that developed a telecommunication network for applications like automatic vehicle location, personal location and telemetry.

Wang Wei, 41, is one of the founders of the Infinity I-China Funds and has been one of our directors since our inception.  Since May, 2005, Mr. Wang has been Chief Executive Officer and President of China WLCSP Ltd., one of the first companies producing wafer level chip scale packages in China. Mr. Wang was the Managing Director of Camtek China (NASDAQ: CAMT), a company specializing in providing automated optical inspection systems, from June, 1999 until June, 2004. Mr. Wei was the China Representative for the Infinity I-China Funds from July 2004 through May 2005. Mr. Wang served as a senior sales and marketing manager at several divisions of Motorola China and other communication, electric and semiconductor companies, including H.K.Qingcheng Group, Shanghai Office (from  September,1989 until July, 1994), Shanghai Kaisheng Electronics Co., Ltd. (August, 1994 until May, 1999). Mr. Wang holds a degree in mathematics from Yangzhou University.

Julia Li, 41, is a director. During 2001, she founded HCD Global Ltd. a China based executive training development and consulting company and has served as its Chief Executive Officer and on its board of directors since its formation. Ms. Li served as General Manager of Pu Feng Ltd. a Chinese subsidiary of Perform Recruitment Pty Ltd. from July 1999 through May 2001. Ms. Li has an M.A. in Educational Psychology from the University of Maryland and an M.A. in International Relations and International Finance given jointly by the Northern Illinois University and China Northeast Normal University and has completed Harvard Business School’s Owner President Management Program, a 10 week executive management training program.

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Mr. Wei and Ms. Li, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Messrs. Silvershatz and Gal-Or, will expire at the second annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise with public and private companies should enable them to identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

In addition, for a period of no less than two years after the date of the prospectus, we have granted the representatives the right to have an observer present at all meetings of our board of directors until we consummate a business combination. The observer shall be entitled to attend meetings of the board, receive all notices and other correspondence and communications sent by us to members of our board of directors. In addition, such observer shall be entitled to receive, as his/her sole compensation, reimbursement for all costs incurred in attending such meetings.

In order to protect the amounts held in the trust account, our sponsors have agreed to indemnify us, on a pro-rata basis based on their ownership prior to the offering, for claims of creditors that have not executed a waiver of their right to seek payment of amounts due to them out of the trust account, but only to the extent such claims would decrease the amount held in trust below $7.87 per share. Additionally, our sponsors have agreed to indemnify and hold us harmless, on a pro-rata basis based on their ownership prior to the offering, against any and all loss, liability, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses) reasonably incurred in our dissolution and liquidation, and in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which we may become subject as a result of our liquidation and dissolution, but only to the extent funds available outside of the trust account are not sufficient to consummate our dissolution and liquidation. The general partner of each our sponsors is Infinity-CSVC Partners, Ltd., a Cayman Islands limited company owned and controlled by Amir Gal-Or and Avishai Silvershatz, our Co-Chief Executive Officers, Co-Presidents and Co-Chairmen. Based on representations made to us by our sponsors, we currently believe they are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. However, the indemnification may be limited as they are not required to reserve for such an eventuality, and we do not intend to monitor their financial condition to ensure their continued ability to satisfy these obligations. Additionally, we may face difficulties enforcing these indemnification obligations for jurisdictional reasons. Thus, we cannot assure you the Infinity I-China Funds will be able to satisfy those obligations, if required to do so.

Each of the Infinity I-China Funds is owned directly by their respective general and limited partners. The general partner of each of the Infinity I-China Funds is Infinity-CSVC Partners, Ltd., a Cayman Islands limited company, which is majority owned and controlled by Amir Gal-Or and Avishai Silvershatz, our Co-Chief Executive Officer, Co-President and Co-Chairman. The limited partners of the sponsors are numerous institutional investors and high net worth individuals. Dispositive and voting power of our securities is vested solely in Infinity-CSVC Partners, Ltd. The Infinity I-China Funds are exempt from registration under the Investment Company Act of 1940 pursuant to either Section 3(c)(1) or 3(c)(7) of such Act and have informed us they expect to continue to qualify for such exemption following this offering.

Board Committees

Our board of directors intends to establish an audit committee and a compensation committee upon consummation of a business combination. At that time our board of directors intends to adopt charters for these committees.

Code of Conduct

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable U.S. federal securities laws.

Executive Compensation

No executive officer has received any cash or other compensation for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing shareholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If all of our directors are not deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

We maintain executive offices at Unit 5707, The Center, 99 Queen’s Road Central, Hong Kong and our telephone number is 852-21693117. The costs for this space is included in the $7,500 per-month fee Infinity - CSVC Partners, Ltd. charges us for general and administrative services, including but not limited to receptionist, secretarial and general office services, pursuant to a letter agreement between us and Infinity - CSVC Partners, Ltd. We believe, based on fees for similar services in the greater Hong Kong metropolitan area, that the fee charged by Infinity - CSVC Partners, Ltd. is at least as favorable as we could have obtained from an unaffiliated person.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•
None of our officers or directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•
Since our directors indirectly own ordinary shares which will be released from escrow only in certain limited situations, and the sponsors are purchasing warrants in the private placement as to which it is waiving its redemption and liquidation rights (i.e. these warrants will expire worthless), our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely.

•
Our sponsors have agreed they, or their respective affiliates or their limited partners, will enter into an agreement with a broker-dealer mutually agreed upon by our sponsors and the representatives (which such broker-dealer may be any of the underwriters or their affiliates) pursuant to which they will place limit orders to purchase up to $5,000,000 of our ordinary shares in the open market commencing the later of (i) ten business days after we file our current report on Form 6-K announcing our execution of a definitive agreement for a business combination and (ii) 60 calendar days after the end of the “restricted period” in connection with this offering under Regulation M under the Exchange Act, and ending on the business day immediately preceding the date of the meeting of shareholders at which the extended period and our initial business combination is to be voted upon, as applicable. These purchases will be made in accordance with the guidelines of Rule 10b5-1 under the Exchange Act and so as to satisfy the conditions of Rule 10b-18 under the Exchange Act, and will otherwise be subject to applicable law. The price per share at which such purchases will be made will not be more than the per share amount held in the trust account (less taxes payable) as reported in such current report on Form 6-K. Such purchases will be made until the earlier of the expiration of the buyback period or until such purchases reach $5,000,000 in total. The buyers will not have any discretion or influence with respect to such purchases. Our sponsors (and their affiliates or limited partners, as applicable) have agreed to vote any such ordinary shares purchased in the open market (but not shares they owned prior to this offering) in favor of the extended period and our initial business combination as well as any related proposals. Unless a business combination is approved by our shareholders, our sponsors and their respective affiliates or their limited partners, as applicable, have agreed not to sell such shares, provided they will be entitled to participate in any liquidating distributions with respect to the shares purchased in the open market. In the event our sponsors, or their respective affiliates or their limited partners, as applicable, do not purchase $5,000,000 of our ordinary shares through those open market purchases, our sponsors or their respective affiliates or their limited partners, have agreed to purchase from us in a private placement, which we may refer to as the co-investment, a number of units identical to the units offered hereby at a purchase price of $8.00 per unit until they have spent an aggregate of $5,000,000 in the open market purchases described above and this co-investment. This co-investment will occur immediately prior to the vote on the extended period or immediately prior to our consummation of a business combination, which will not occur until after the signing of a definitive business combination agreement and the approval of that business combination by a majority of our public shareholders.  Our sponsors have agreed to such purchases because Amir Gal-Or and Avishai Silvershatz, our Co-Chief Executive Officers, Co-Presidents and Co-Chairmen, want the Infinity I-China Funds and their respective affiliates or their limited partners, to have a substantial cash investment in us, including any target business we may acquire.

We cannot assure you any of the above mentioned conflicts will be resolved in our favor.

Each of our officers and directors has pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe a pre-existing fiduciary obligation, our officers and directors will honor those fiduciary obligations, subject to the “right of first refusal” described below. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation and any successors to such entities have declined to pursue such opportunities.

Other than with respect to our sponsors, we do not currently believe that any conflict will arise between us and the entities affiliated with our officers and directors. This is because our officers and directors believe, based on their experience and work with these affiliated entities, that such affiliated entities will not make any acquisitions or pursue transactions that would meet the 80% threshold test required for our initial business combination.

In addition, many of our officers and directors are currently or were previously involved with many of the same companies and therefore know each other well.  The following relationships exist among our officers and directors:

•	Messrs. Gal-Or, Silverhatz, Poppel and Wei are all affiliated with the Infinity family of funds;

•	Messrs. Gal-Or and Silverhatz are affiliated with Mayaan Ventures Ltd, Tegrity Ltd., Orama Ltd and IMS Group Ltd;

•	Messrs. Gal-Or and Poppel were both affiliated with China Wafer Level CSP Ltd.

Although it may be beneficial to us that the members of our management team know each other and work together, these previous and/or existing relationships may influence the roles taken by our officers and directors with respect to us.  For example, one of our directors or officers may be less likely to object to a course of action with respect to our activities because it may jeopardize their relationships in another enterprise.  Therefore, such persons may not protect our interests as strenuously as would persons who had no previous relationship with each other. Neither we, nor the members of our management team or Board of Directors, have established any procedures or criteria to evaluate contacts or discussions related to potential target businesses if such potential target businesses create a conflict of interest.

As set forth herein, certain of our directors and officers are directors of companies, both public and private, which may perform business activities similar to those which we may perform after consummating a business combination. In order to minimize potential conflicts of interest which may arise from these multiple entity affiliations, each of our officers and directors has agreed, until the earlier of a business combination, our dissolution and liquidation to our public shareholders of the trust account or such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Companies Law (as described above), subject to any pre-existing fiduciary or contractual obligations he or she has and the “right of first refusal” described below. We have also adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent. At the first meeting of the board of directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking appropriate business acquisition candidates. As part of our intended processes, we may, following the closing, create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to move forward with any particular acquisition candidate.

Messrs. Gal-Or, Silvershatz and Poppel also have fiduciary obligations to the Infinity I-China Funds. The Infinity I-China Funds are private equity funds focused on investing in late stage private companies, primarily in the technology industry. In order to minimize potential conflicts, or the appearance of conflicts, which may arise from the affiliations that Messrs. Gal-Or, Silvershatz and Poppel have with the Infinity I-China Funds, the Infinity I-China Funds have granted us a “right of first refusal” with respect to an acquisition of voting control of any company or business whose aggregate fair market value meets our 80% threshold for our initial business combination. Pursuant to this right of first refusal, each of the Infinity I-China Funds has agreed that it will present any investment or purchase opportunity in a company meeting these criteria to our independent director, Ms. Li (and to any other independent directors at such time, if any), for our review and that it will not enter into any agreement to purchase or invest in such company until our committee of independent directors has had a reasonable period of time to determine whether or not to pursue such opportunity. This right of first refusal will expire upon the earlier of (i) our consummation of an initial business combination or (ii) 24 or 36 months after the date of this prospectus, as applicable. Furthermore, we have agreed that any target company with respect to which any of the Infinity I-China Funds has initiated any contacts or entered into any discussions, formal or informal, or negotiations regarding such company's acquisition prior to the completion of this offering will not be a potential acquisition target for us, unless such fund declines to pursue an investment in such company. Additionally, the Company has agreed not to consummate a business combination with any of the portfolio companies of any of the sponsors.

Members of our management team, specifically Amir Gal-Or and Avishai Silvershatz, our Co-Chief Executive Officers, Co-Presidents and Co-Chairmen, are managers of a number of investment funds such as our sponsors, joint ventures and various other investing entities which invest in companies which may be attractive investment opportunities for us. Despite their participation in the company, such members of management will continue to be associated with and render services to their other business and investment activities. The sponsors’ owners and their affiliates are also engaged in a number of services, including consulting and advisory services, underwriting, brokerage, portfolio management and fund management and will continue to act in these areas. Such persons or entities may receive fees or other consideration as a result of providing such services. No such person or entity will be required to share with the company any such fee or other related benefit that it may receive. In operating the company, the management team may utilize the services of affiliated companies. Our management team is also engaged in administering a number of funds and providing fund management services to numerous funds affiliated with our sponsors and their owners and will continue to manage these funds following the closing. Our management team and their affiliates may receive fees or other consideration as a result of providing such services. In addition, our management team may receive advisory, service, transaction and directors fees from the portfolio companies of their respective funds. Despite these conflicts, we believe the extensive relationships of our management team adds significant value to the company and will be crucial in finding a business combination. Further, we will not pursue a business combination with any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, any of the private equity firms with which our existing shareholders, executive officers or directors are affiliated.

Under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated Memorandum and Articles of Association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

In connection with the vote required for our initial business combination, all of our existing shareholders have agreed to vote their respective ordinary shares owned prior to this offering in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for the purpose of approving the extended period or our proposed initial business combination and any related proposals. In connection with such vote, all of our existing shareholders have agreed to vote their respective ordinary shares purchased in or following this offering in favor of the extended period and the initial business combination as well as any related proposals, as applicable. In addition, all of our existing shareholders, and the purchasers of our securities in the private placement, have agreed to waive their respective rights to participate in any liquidation of our trust account (except with respect to ordinary shares acquired by them in connection with this offering or in the aftermarket) in connection with a dissolution occurring upon our failure to consummate a business combination.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of our ordinary shares: (a) before the offering and (b) after the offering, to reflect the sale of warrants sold in the private placement and the units offered by this prospectus for:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

		Approximate Percentage of Outstanding Ordinary shares
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Before the Offering	After the Offering (3)

Infinity I-China Fund (Cayman), L.P. (4)	573,325	44.32%	8.86%
Infinity I-China Fund (Israel), L.P. (4)	391,812	30.28%	6.1%
Infinity I-China Fund (Israel 2), L.P. (4)	328,613	25.40%	5.04%
Amir Gal-Or, Co-Chief Executive Officer, Co-President and Co-Chairman (4)	1,293,750	100%	20%
Avishai Silvershatz, Co-Chief Executive Officer, Co-President and Co-Chairman (4)	1,293,750	100%	20%
Ariel Poppel, Chief Financial Officer	0	—	—
Wang Wei, Director	0	—	—
Julia Li, Director	0	—	—

All directors and executive officers as a group (5 individuals)	1,293,750	100%	20%

(1)	Unless otherwise indicated, the business address of each of the individuals is located at Unit 5707, The Center, 99 Queen’s Road Central, Hong Kong and our telephone number is 852-21693117.

(2)	The percentage ownership before and after the offering for all executive officers and directors does not include the ordinary shares underlying the insider warrants sold in the private placement.

(3)
Assumes the sale of 4,500,000 units in this offering but not: (a) the exercise of the 4,500,000 warrants to purchase ordinary shares included in such units, (b) the exercise of the 1,500,000 warrants sold to our sponsors as described herein, (c) the units underlying the purchase option granted to the representatives of the underwriters. Assumes the over-allotment option has not been exercised and, therefore, an aggregate of 168,750 ordinary shares have been forfeited by our existing shareholders as a result thereof.

(4)
Infinity-CSVC Partners, Ltd. is the general partner of such limited partnership which is majority owned and controlled by Amir Gal-Or and Avishai Silvershatz, our Co-Chief Executive Officers, Co-Presidents and Co-Chairmen, each of whom may be deemed to be the beneficial owner of all shares owned by the sponsors and who disclaim such beneficial ownership.

Assuming the $5,000,000 of ordinary shares are purchased by our sponsors in the open market, and further assuming such open market purchases of ordinary shares occur at the initial trust amount per share of $7.87 per unit, our existing shareholders, collectively, will beneficially own 31.29% of the then issued and outstanding ordinary shares. Assuming the $5,000,000 worth of ordinary shares are not purchased, immediately after this offering, our existing shareholders, collectively, will beneficially own approximately 20% of the then issued and outstanding ordinary shares. Because of this ownership block, these shareholders may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions, and other than approval of a business combination. In the event all $5,000,000 worth of ordinary shares are purchased on the open market, all of such shares shall be voted in favor of the extended period and the business combination. Other than as set forth above, we are not aware of any present intention on the part of our sponsors, officers or directors to make any purchases in this offering or in the aftermarket. Although we do not know for certain the factors that would cause our sponsors, officers or directors to purchase additional securities, we believe some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears a substantial number of public shareholders are voting against the extended period or our proposed initial business combination, and (iv) their interest in the target business once the target business has been identified.

Although our sponsors, officers and directors have no current intentions to make such purchases, other than as expressly set forth above, the sponsors, directors and officers are not prohibited from purchasing our ordinary shares in the open market and/or in privately negotiated transactions. Any such privately negotiated transaction with a shareholder would include a contractual acknowledgement such shareholder, although still a holder of record of our ordinary shares, is no longer the beneficial owner thereof and therefore agrees to vote such ordinary shares as directed by the sponsors, directors or officers, as the case may be. In the event the sponsors, directors or officers purchase shares in privately negotiated transactions from shareholders who have already cast votes against the extended period or the proposed business combination and requested redemption of their shares, such selling shareholders would be required to revoke their prior votes against the extended period or the proposed business combination and to revoke their prior elections to redeem their shares and to cast new votes in favor of the extended period or the proposed business combination, as applicable. The revocation of prior negative votes and substitution therefor of votes in favor of the extended period or the proposed business combination would have the effect of reducing redemptions and increasing votes in favor of the extended period or the proposed business combination, thereby making it more likely a proposed business combination would be approved.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a share dividend in such amount to maintain the existing shareholders’ collective ownership at 20% of our issued and outstanding ordinary shares upon consummation of the offering. If we decrease the size of the offering we will effect a subdivision of our ordinary shares in such amount to maintain the existing shareholders allocated ownership at 20% of our issued and outstanding ordinary shares upon the consummation of this offering.

Subject to the possible forfeiture of shares described above, all of the ordinary shares issued and outstanding prior to the date of this prospectus will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	three years following the date of this prospectus;

•	one year following consummation of a business combination; or

•
the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except in limited circumstances, but will retain all other rights as our shareholders including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing shareholders will receive any portion of the liquidation proceeds with respect to ordinary shares owned by them prior to the date of this prospectus or purchased in the private placement.

Our sponsors have agreed they, or their respective affiliates or their limited partners, will enter into an agreement with a broker-dealer mutually agreed upon by our sponsors and the representatives (which such broker-dealer may be any of the underwriters or their affiliates) pursuant to which they will place limit orders to purchase up to $5,000,000 of our ordinary shares in the open market commencing the later of (i) ten business days after we file our current report on Form 6-K announcing our execution of a definitive agreement for a business combination and (ii) 60 calendar days after the end of the “restricted period” in connection with this offering under Regulation M under the Exchange Act, and ending on the business day immediately preceding the date of the meeting of shareholders at which a business combination is to be voted upon. These purchases will be made in accordance with the guidelines of Rule 10b5-1 under the Exchange Act and so as to satisfy the conditions of Rule 10b-18 under the Exchange Act, and will otherwise be subject to applicable law. The price per share at which such purchases will be made will not be more than the per share amount held in the trust account (less taxes payable) as reported in such current report on Form 6-K. Such purchases will be made until the earlier of the expiration of the buyback period or until such purchases reach $5,000,000 in total. The buyers will not have any discretion or influence with respect to such purchases. Our sponsors (and their affiliates or limited partners, as applicable) have agreed to vote any such ordinary shares purchased in the open market in favor of the extended period and our initial business combination and related proposals. Unless a business combination is approved by our shareholders, our sponsors and their respective affiliates or their limited partners, as applicable, have agreed not to sell such shares, provided they will be entitled to participate in any liquidating distributions with respect to the shares purchased in the open market. In the event our sponsors, or their respective affiliates or their limited partners, do not purchase $5,000,000 of our ordinary shares through those open market purchases, our sponsors or their respective affiliates or limited partners, as applicable, have agreed to purchase from us in a private placement, which we may refer to as the co-investment, a number of units identical to the units offered hereby at a purchase price of $8.00 per unit until they have spent an aggregate of $5,000,000 in the open market purchases described above and this co-investment.

Our sponsors have agreed to such purchases because Amir Gal-Or and Avishai Silvershatz, our Co-Chief Executive Officers, Co-Presidents and Co-Chairmen, want the Infinity I-China Funds and their respective affiliates or their limited partners, to have a substantial cash investment in us, including any target business we may acquire.

All of our directors will be deemed to be our “parents” and “promoters” as these terms are defined under the U.S. federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In November, 2007, we issued 1,293,750 ordinary shares as set forth below for an aggregate amount of $25,000 in cash, at an average purchase price of approximately $0.019 per share, as follows:

Name	Number of Shares	Relationship to Us (1)
Infinity I-China Fund (Cayman), L.P.	573,325	Sponsor
Infinity I-China Fund (Israel), L.P.	391,812	Sponsor
Infinity I-China Fund (Israel 2), L.P.	328,613	Sponsor

(1) The general partner of each of our sponsors is Infinity-CSVC Partners, Ltd., a Cayman Islands limited company which is majority owned and controlled by Amir Gal-Or and Avishai Silvershatz, our Co-Chief Executive Officers, Co-Presidents and Co-Chairmen.

If the underwriters do not exercise all or a portion of their over-allotment option, our existing shareholders have agreed to forfeit up to an aggregate of 168,750 ordinary shares in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the ordinary shares forfeited and the price paid to us for such forfeited shares (which would be an aggregate total of approximately $3,260 for all 168,750 shares). Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital. The number of ordinary shares which our existing shareholders may potentially forfeit is calculated so as to leave our existing shareholders with an aggregate of 20% of our issued and outstanding ordinary shares after this offering is consummated and the over-allotment option is exercised or cancelled.

The holders of the majority of these shares will be entitled to require us, on up to two occasions, to register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these ordinary shares are released from escrow, which, except in limited circumstances, is not before three years from the consummation of a business combination. In addition, these shareholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these ordinary shares are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our sponsors have agreed to purchase 1,500,000 warrants from us at a purchase price of $1.00 per warrant in a private placement pursuant to Regulation D of the Securities Act that will occur immediately prior to the date of this prospectus. We have granted the holders of such warrants demand and “piggy-back” registration rights with respect to the warrants and ordinary shares underlying such warrants at any time commencing on the date we announce we have entered into a letter of intent with respect to a proposed business combination, provided, however, any such registration will not become effective prior to completion of our initial business combination. The demand registration may be exercised by the holders of a majority of such warrants. We will bear the expenses incurred in connection with the filing of any such registration statements. The insider warrants will not be subject to redemption and may be exercised on a "cashless" basis if held by the initial holder thereof or its permitted assigns.

Our sponsors have agreed they, or their respective affiliates or their limited partners, will enter into an agreement with a broker-dealer mutually agreed upon by our sponsors and the representatives (which such broker-dealer may be any of the underwriters or their affiliates) pursuant to which they will place limit orders to purchase up to $5,000,000 of our ordinary shares in the open market commencing the later of (i) ten business days after we file our current report on Form 6-K announcing our execution of a definitive agreement for a business combination and (ii) 60 calendar days after the end of the “restricted period” in connection with this offering under Regulation M under the Exchange Act, and ending on the business day immediately preceding the date of the meeting of shareholders at which a business combination is to be voted upon. These purchases will be made in accordance with the guidelines of Rule 10b5-1 under the Exchange Act and so as to satisfy the conditions of Rule 10b-18 under the Exchange Act, and will otherwise be subject to applicable law. The price per share at which such purchases will be made will not be more than the per share amount held in the trust account (less taxes payable) as reported in such current report on Form 6-K. Such purchases will be made until the earlier of the expiration of the buyback period or until such purchases reach $5,000,000 in total. The buyers will not have any discretion or influence with respect to such purchases. Our sponsors (and their affiliates or limited partners, as applicable) have agreed to vote any such ordinary shares purchased in the open market in favor of the extended period and our initial business combination and related proposals. Unless a business combination is approved by our shareholders, our sponsors and their respective affiliates or their limited partners, as applicable, have agreed not to sell such shares, provided they will be entitled to participate in any liquidating distributions with respect to the shares purchased in the open market. In the event our sponsors, or their respective affiliates or limited partners do not purchase $5,000,000 of our ordinary shares through those open market purchases, our sponsors or their respective affiliates or limited partners, as applicable, have agreed to purchase from us in a private placement, which we may refer to as the co-investment, a number of units identical to the units offered hereby at a purchase price of $8.00 per unit until they have spent an aggregate of $5,000,000 in the open market purchases described above and this co-investment. This co-investment will occur immediately prior to the date of the vote on the extended period or the date of the consummation of our initial business combination, as applicable, which such latter date will not occur until after the signing of a definitive business combination agreement and the approval of that business combination by a majority of our public shareholders.

In order to protect the amounts held in the trust account, our sponsors have agreed to indemnify us, on a pro-rata basis based on their ownership prior to the offering, for claims of any vendors, service providers, prospective target businesses or creditors that have not executed a waiver of any right or claim to the amounts in trust account and only to the extent necessary to ensure that the amount payable to each public shareholder from the amount held in trust does not decrease below $7.87 per share. We cannot assure you the Infinity I-China Funds will be able to satisfy this obligation, if required to do so.

As of the date of this prospectus, Infinity-CSVC Management Ltd., a company wholly owned by Amir Gal-Or and Avishai Silvershatz, has loaned us a total of $195,520, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, FINRA registration fees, blue sky fees and certain legal and accounting fees and expenses. This loan will be payable, without interest, on the earlier of November 8, 2008 or the consummation of this offering. The loan will be repaid out of the net proceeds of this offering not being placed in trust.

We maintain executive offices at Unit 5707, The Center, 99 Queen’s Road Central, Hong Kong and our telephone number is 852-21693117. The costs for this space is included in the $7,500 per month fee Infinity - CSVC Partners, Ltd. charges us for general and administrative services, including but not limited to receptionist, secretarial and general office services, pursuant to a letter agreement between us and Infinity - CSVC Partners, Ltd. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) consummation of a business combination or (ii) the date on which we cease our corporate existence in accordance with our amended and restated Memorandum and Articles of Association. We believe, based on fees for similar services in the greater Hong Kong metropolitan area, that the fee charged by Infinity - CSVC Partners, Ltd. is at least as favorable as we could have obtained from an unaffiliated person.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing shareholders, officers or directors who owned our ordinary shares prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

Our existing shareholders will not receive reimbursement for any out-of- pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, we anticipate that our officers and directors may enter into employment or consulting agreements, the terms of which shall be negotiated and which we expect to be comparable to employment or consulting agreements with other similarly-situated companies in the industry in which we consummate a business combination. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the industry in which we consummate a business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

We are a Cayman Islands company and our affairs are governed by our amended and restated Memorandum and Articles of Association and the Companies Law (2007 Revision) of the Cayman Islands, referred to below as the “Companies Law”, and the common law of the Cayman Islands. The following are summaries of material provisions of our amended and restated Memorandum and Articles of Association and the Companies Law insofar as they relate to the material terms of our ordinary shares. We have filed copies of our amended and restated Memorandum and Articles of Association as exhibits to our registration statement on Form F-1.

Our amended and restated Memorandum and Articles of Association authorizes the issuance of up to 20,000,000 ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share. As of the date of this prospectus, 1,293,750 ordinary shares will be issued and outstanding, held by three record holders (168,750 of which are subject to forfeiture in the event the over-allotment option is not exercised). No preferred shares are currently issued and outstanding. Except with respect to our officers, directors and holders of ordinary shares prior to this offering as described in this prospectus, there are no limitations under our amended and restated Memorandum and Articles of Association and the Companies Law or under Cayman Islands law that restrict the right to hold or vote any of our securities.

Units

Each unit consists of one ordinary share and one redeemable warrant. Each warrant entitles the holder to purchase one ordinary share. The ordinary shares and warrants shall begin to trade separately on the tenth business day (or as soon as practicable thereafter) following the earlier of (i) the expiration or termination of the underwriters’ over-allotment option or (ii) its exercise in full, subject in each case to our having filed a Current Report on Form 6-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the private placement, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised on the date of this prospectus, and having issued a press release announcing when such separate trading will begin. We will file a Current Report on Form 6-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. In the event all or any portion of the over-allotment option is exercised after the date of this prospectus, we will file an additional Current Report on Form 6-K to disclose our receipt of the net proceeds from any such exercise.

Ordinary Shares

Our shareholders are entitled to one vote for each share held of record on all matters to be voted on by shareholders. In connection with the vote required for the extended period and our initial business combination and related proposals, all of our existing shareholders have agreed to vote their respective ordinary shares owned by them immediately prior to this offering in accordance with the vote of the public shareholders owning a majority of our ordinary shares cast at the meeting. Our existing shareholders have agreed to vote all of our ordinary shares acquired in this offering or in the aftermarket in favor of the extended period as well as in favor of any initial business combination our officers negotiate and present for approval to our shareholders, as well as related proposals. Our existing shareholders have also agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination, but only with respect to those ordinary shares acquired by them prior to this offering. Our existing shareholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our shareholders.

We will proceed with a business combination only if a majority of the ordinary shares cast at the meeting are voted in favor of the business combination, and public shareholders owning no more than one share less than 40% of the ordinary shares included in the units sold in this offering vote against the proposed initial business combination and exercise their redemption rights on a cumulative basis with the shareholders who previously exercised their redemption rights in connection with the shareholder vote to approve the extended period. Voting against the extended period or the initial business combination alone will not result in redemption of a shareholder’s shares into a pro-rata share of the trust account. Such shareholder must have also exercised its redemption rights described below. Our threshold for redemption has been established at a cumulative 40% in order for our offering to be competitive with other blank check company offerings. For purposes of seeking approval of the majority of the ordinary shares voted by the public shareholders, non-votes will have no effect on the approval of the extended period or our initial business combination, as applicable, once a quorum is obtained. We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote shall be taken to approve the extended period or our initial business combination.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate our trust account, our public shareholders are entitled to share ratably in the trust account, inclusive of any interest, if any, not previously paid to us, after taxes, if any. The term public shareholders means the holders of ordinary shares sold as part of the units in this offering or acquired in the open market, but excludes our officers and directors or their nominees or designees with respect to the shares owned by them prior to this offering since they have waived their redemption and right to liquidation distributions from our trust account in connection with our automatic liquidation with respect to these shares.

Our existing shareholders have also agreed to waive their respective rights to participate in any liquidation of the trust account in connection with our automatic liquidation occurring upon our failure to consummate a business combination as well as to vote for any voluntary liquidation submitted to our shareholders with respect to those ordinary shares acquired by them prior to this offering. They will, however, participate in any liquidation distribution with respect to any ordinary shares acquired in connection with or following this offering.

If we were to increase the size of the offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, we may at that time also effect a share dividend in such amount to maintain the existing shareholders’ collective ownership at 20% of our issued and outstanding ordinary shares upon consummation of the offering. If we decrease the size of the offering prior to the sale of securities under this prospectus, we will then effect a subdivision of our ordinary shares in such amount to maintain the existing shareholders allocated ownership at 20% of our issued and outstanding ordinary shares upon the consummation of this offering. In either case, as these actions would occur prior to the sale of securities under this prospectus, the ordinary shares affected would be those already outstanding and held by our existing shareholders, as these would be the only shares issued and outstanding at such time. Neither action would have an effect on our authorized share capital.

Our shareholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their ordinary shares redeemed for cash equal to their pro-rata share of the trust account if they vote against the extended period or against the business combination and the business combination is approved and completed. Public shareholders who redeem their ordinary shares into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Due to the fact that we currently have 20,000,000 ordinary shares authorized, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of ordinary shares of which we are authorized to issue at the same time as our shareholders vote on the business combination.

Preferred Shares

Our amended and restated Memorandum and Articles of Association authorizes the issuance of 1,000,000 preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preferred shares are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination. We may issue some or all of the preferred shares to effect a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant included in the units sold in this offering and the private placement entitles the registered holder to purchase one ordinary share at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.

However, the public warrants will be exercisable only if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current. The warrants will expire on [          ], 2012.

The warrants may trade separately on the tenth business day (or as soon as practicable thereafter) following the earlier of (i) the expiration or termination of the underwriters’ over-allotment option or (ii) its exercise in full, subject in each case to our having filed a Current Report on Form 6-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the private placement, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised on the date of this prospectus, and having issued a press release announcing when such separate trading will begin. In the event all or any portion of the over-allotment option is exercised after the date of this prospectus, we will file an additional Current Report on Form 6-K to disclose our receipt of the net proceeds from any such exercise.

The warrants comprising part of the units (including any warrants issued to the underwriters as part of their unit purchase option) may be redeemed without the consent of the representatives or any other third party:

•	in whole and not in part;

•	at a price of $0.01 per warrant

•	at any time while the warrants are exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last closing sales price of our ordinary shares equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the ordinary shares will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. The material provisions of the warrants are set forth herein and a copy of the warrant agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable and we will not be obligated to issue ordinary shares thereunder unless, at the time a holder seeks to exercise such warrant, a registration statement relating to ordinary shares issuable upon exercise of the warrants is effective and current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, and therefore are unable to deliver registered shares, holders of warrants will not be able to exercise their warrants, the market for the warrants may be limited, and the warrants may expire worthless. In no event will the holder of a warrant be entitled to receive a net-cash settlement, shares or other consideration in lieu of physical settlement in ordinary shares.

Because the warrants sold in the private placement were originally issued pursuant to an exemption from the registration requirements under the U.S. federal securities laws, the holders of the warrants purchased in the private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the ordinary shares issuable upon exercise of such warrants is not current. As described above, holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Unit Purchase Option

We have agreed to issue to Morgan Joseph & Co. Inc. and Legend Merchant Group, as additional compensation, an option to purchase up to 10% of the number of units sold in the offering, up to a maximum of 450,000 units. The units are identical to those offered by this prospectus except that the warrants comprising such option units shall have an exercise price of $6.60. For a more complete description of the purchase option, see the section entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any dividends on our ordinary shares to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Certain Reporting Obligations

As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934, as amended, prescribing the furnishing and content of proxy statements. Because of this exemption, at the time we seek approval from our shareholders of our initial business combination, we will not be required to file with the SEC preliminary proxy solicitation materials regarding our business combination, but, as required, will file such materials with the SEC after mailing. However, we have agreed with the representatives to include such information and materials in our proxy statement as would be required if we were subject to the SEC proxy rules. Investors are cautioned that such materials will not have been reviewed by the SEC, and as a result will not have the benefit of any potential clarifications to the content of our proxy statement which such review may provide. We do not intend to list the company or any of its securities on the Cayman Islands Stock Exchange, and accordingly we are not required to comply with any Cayman Islands listing rules or proxy disclosures. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, although we intend to register the securities sold under this prospectus under the Exchange Act as of the effective date of this prospectus.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company.

CAYMAN ISLANDS EXEMPTED COMPANY CONSIDERATIONS

Our corporate affairs are governed by our amended and restated Memorandum and Articles of Association and by the Companies Law (2007 Revision), as amended from time to time, of the Cayman Islands. The Companies Law of the Cayman Islands differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of material differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the U.S. and their shareholders.

We cannot predict whether Cayman Islands courts would reach the same conclusions as U.S. courts with respect to actions by the management, directors or controlling shareholders of a corporation incorporated in a U.S. jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the Companies Law and the Delaware General Corporation Law relating to shareholders’ rights.

Cayman Islands	Delaware

Shareholder Meetings

•         Notice:

•      Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting

•      Notice:

•      Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any

• A copy of the notice of any meeting shall be given personally or sent by mail as designated in the amended and restated Memorandum and Articles of Association	• Written notice shall be given not less than 10 nor more than 60 days before the meeting
MATERIAL DIFFERENCES AND EFFECTS
Delaware law prescribes a specific notice period for a stockholders meeting; Cayman Islands law leaves the timing to a company as set forth in its constitutional documents; this may result in a shorter notice period under Cayman Islands’ law than under Delaware law.

We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote of the shareholders shall be taken to approve the extended period or our initial business combination.

Shareholders’ Voting Rights

• Quorum is as designated in the amended and restated Memorandum and Articles of Association.
•      For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum

• The amended and restated Memorandum and Articles of Association may provide for cumulative voting in the election of directors	• For non-stock companies, certificate of incorporation or by-laws may specify the number of members to constitute a quorum. In the absence of this, one-third of the members shall constitute a quorum

• The certificate of incorporation may provide for cumulative voting

MATERIAL DIFFERENCES AND EFFECTS
Delaware law allows a company’s charter documents to set a quorum, provided that it specifies a minimum quorum below which a company cannot go; Cayman Islands law simply permits a quorum to be set in the charter documents; this may result in valid corporate action by a company under Cayman Islands’ law with a smaller quorum than required under Delaware law.

Under our amended and restated memorandum and Articles of Association, we have set a quorum of 50% of the holders of our ordinary shares that are present in person or by proxy.

Fiduciary Duties

•       In summary, Directors and officers owe the following fiduciary duties:

•      Duty to act in good faith in what the directors believe to be in the best interests of the company as a whole;

•      Duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•      Directors should not improperly fetter the exercise of future discretion

•      Duty to exercise powers fairly as between different sections of shareholders;

•      Duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•      Duty to exercise independent judgment

•      Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation.

•      Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.

•      Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the ‘‘business judgment rule.”

•      In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person having both:

•      the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and

• the general knowledge, skill and experience which that director has.

•     As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of his position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated Articles of Association or alternatively by shareholder approval at general meetings.

MATERIAL DIFFERENCES AND EFFECTS

Delaware law gives generally broader, more standard-like guidance as to what a director’s fiduciary duties are; Cayman Islands law is more rule-like and specific. The result may be that actions by directors which would breach fiduciary duties under Delaware law may not breach fiduciary duties under Cayman Islands’ law.

Shareholders’ Derivative Actions

•      Generally speaking, the company is the proper plaintiff in any action. Derivative actions brought by one or more of the registered shareholders may only be brought with the leave of the Grand Court where the following circumstances apply:

•     Those who control the company have refused a request by the shareholders to move the company to bring the action;

•     Those who control the company have refused to do so for improper reasons such that they are perpetrating a “fraud on the minority” (this is a legal concept and is different to “fraud” in the sense of dishonesty);

•     A company is acting or proposing to act illegally or beyond the scope of its authority;

•     The act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

•     The individual rights of the plaintiff shareholder have been infringed or are about to be infringed;

•     Once a shareholder has relinquished his, her or its shares (whether by redemption or otherwise), it is generally the case that they could no longer bring a derivative action as they would no longer be a registered shareholder.

•      In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

•      Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.

•      Such action shall not be dismissed or compromised without the approval of the Chancery Court.

MATERIAL DIFFERENCES AND EFFECTS
Due to the higher standards required of a complaining shareholder, derivative suits are more difficult to bring under Cayman Islands law than under Delaware law. Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court.

In our case, however, even if we were a Delaware corporation rather than a Cayman Islands corporation, a shareholder that redeemed his, her or its ordinary shares, or whose ordinary shares were canceled in connection with our dissolution, would not be able to bring a derivative action against us after the shares have been redeemed or canceled.

Mergers and Similar Arrangements

Cayman Islands law does not provide for mergers as that expression is understood under U.S. corporate law. However, there are statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, which may be tantamount to a merger, but we do not anticipate the use of such statutory provisions because a business combination can be achieved through other means, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business. In addition, Cayman Islands law allows for exempted companies incorporated and registered with limited liability and a share capital to deregister from the Cayman Islands by way of continuation as a corporate body limited by shares under the laws of another jurisdiction. Accordingly, in the event that a proposed business combination which has been approved by our public shareholders is to be structured by way of merger, we will seek to continue to a merger friendly jurisdiction in order to effect the business combination.

Shares Eligible for Future Sale

Immediately after this offering, we will have 5,625,000 ordinary shares outstanding, or 6,468,750 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 4,500,000 shares sold in this offering, or 5,175,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,293,750 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and will not be eligible for sale under Rule 144. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable until the earlier of (a) three years after the date of this prospectus or (b) one year following consummation of a business combination, and will only be released prior to that date subject to certain limited exceptions such as our liquidation prior to a business combination (in which case the certificate representing such shares will be destroyed), and the consummation of a liquidation, share reconstruction and amalgamation, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummating a business combination with a target business.

Rule 144

A person who has beneficially owned restricted ordinary shares or warrants for at least six months is entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•
1.0% of the number of ordinary shares then outstanding, which will equal 57,937 ordinary shares (or such lesser amount, adjusted to a minimum of 56,250 if the 168,750 shares are forfeited as a result of the over -allotment not being exercised) immediately after this offering (or 64,687 if the over-allotment option is exercised in full); and

•
if the ordinary shares is listed on a national securities exchange, the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 By Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least 6 months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144.  We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his ordinary shares between 6 months and one year.  After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in recent amendments by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our existing shareholders will be able to sell the shares and the purchasers of the private placement warrants will be able to sell the private placement warrants pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of our 1,293,750 issued and outstanding ordinary shares on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to require us, on up to two occasions, to register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these ordinary shares are released from escrow. In addition, these shareholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these ordinary shares are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our sponsors have agreed to purchase 1,500,000 warrants from us at a purchase price of $1.00 per warrant in a private placement that will occur immediately prior to the date of this prospectus. We have granted the holders of such warrants demand and “piggy-back” registration rights with respect to the 1,500,000 warrants and ordinary shares underlying the warrants at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed business combination, provided, however, any such registration shall not become effective until our business combination has been completed. The demand registration may be exercised by the holders of a majority of such warrants. We will bear the expenses incurred in connection with the filing of any such registration statements. The insider warrants will not be subject to redemption and may be exercised on a "cashless" basis if held by the initial holder thereof or its permitted assigns.

Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy-back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option.

Quotation of Securities

We have applied to have our units, ordinary shares and warrants quoted on the on the OTC Bulletin Board under the symbols [    ], [     ] and [     ], respectively. We anticipate that our units will be quoted on the OTC Bulletin Board on or promptly after the effective date of the registration statement. Following the date the ordinary shares and warrants are eligible to trade separately, we anticipate the ordinary shares and warrants will be quoted separately and as a unit on the OTC Bulletin Board.

Amended and Restated Memorandum and Articles of Association

Our amended and restated Memorandum and Articles of Association became effective under the laws of the Cayman Islands on [            ], 2008. As set forth in the amended and restated Memorandum and Articles of Association, the objects for which we are established are unrestricted and we shall have full power and authority to carry out any object not prohibited by the Companies Law or as the same may be revised from time to time, or any other law of the Cayman Islands.

Under our amended and restated Memorandum and Articles of Association, we will hold our annual meetings at such time and place as determined by our directors, and if not so determined, the annual meeting shall be held on the second Wednesday in December of each year. Notice of such meeting must be sent to all shareholders. The majority of directors, the chief executive officer or the chairman of the board also may call special meetings, and in any event, must call special meetings upon the request of ten percent of our shareholders.

Articles 167 through 172 of our amended and restated Memorandum and Articles of Association contains provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	a requirement that all proposed business combinations be presented to shareholders for approval regardless of whether or not the Cayman Islands requires such a vote;

•
a prohibition against completing a business combination if 40.0% or more of our shareholders vote against the business combination and exercise their redemption rights on a cumulative basis with the shareholders who previously exercised their redemption rights in connection with the shareholder vote to approve the extended period;

•
the right of shareholders voting against either the extended period or our initial business combination to surrender their shares for a pro-rata portion of the trust account in lieu of approving the extended period or participating in our initial business combination;

•
a requirement that in the event we do not consummate a business combination within 24 months after the date of this prospectus (or 36 months if we have entered into a definitive agreement with a target company during the 24 month period) it will trigger our voluntary automatic liquidation and we will distribute to our public shareholders the amount in our trust account (inclusive of interest) plus any remaining assets as part of our liquidation process; and

•
limitation on shareholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon liquidation of our trust account to our public shareholders as part of our automatic liquidation or upon the exercise of their redemption rights.

Our amended and restated memorandum and articles of association requires that these provisions may only be amended by a consent of 66.66% of our shareholders at a quorate meeting (a meeting at which the holders of at least 50% of our ordinary shares are present in person or by proxy). Neither we nor a board of directors will propose an amendment to these provisions, or support, endorse or recommend any proposal that shareholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that up to one share less than 40% of the ordinary shares included in the units sold in this offering on a cumulative basis together with those public shareholders voting against the extended period, have the ability to be redeemed for cash by public shareholders exercising their shareholder redemption rights and the business combination will still go forward. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions.

Anti-Money Laundering – Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers of our ordinary shares to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of its anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. We reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report such belief or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2007 Revision) of the Cayman Islands if the disclosure relates to money laundering or (ii) to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

TAXATION

The following summary of the material Cayman Islands and U.S. federal income tax consequences of an investment in ordinary shares and warrants issued pursuant to this offering is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to any double taxation treaties.

No Cayman Islands stamp duty will be payable by you in respect of the issue or transfer of ordinary shares or warrants. However, an instrument transferring title to an ordinary share or warrant, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have applied for and received an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from December 11, 2007, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

United States Federal Income Taxation

General

 The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our ordinary shares and warrants issued pursuant to this offering. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply if you are a beneficial owner of ordinary shares or warrants and you are for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are not described as a U.S. Holder and are not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, you will be considered a “Non-U.S. Holder” for purposes of this discussion. The U.S. federal income tax consequences applicable to Non-U.S. Holders is described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a person’s decision to purchase our units, ordinary shares and warrants. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances, and this discussion addresses only persons that acquire our ordinary shares and warrants issued as part of units upon their original issuance pursuant to this offering. Each of our ordinary shares and warrants may trade separately since they are separable not later than the tenth business day (or as soon as practicable thereafter) following the earlier of (i) the expiration or termination of the underwriters’ over-allotment option or (ii) its exercise in full. In particular, this discussion considers only holders that will own our ordinary shares and warrants as capital assets. This discussion does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or “financial services entities”;

•	broker-dealers;

•	taxpayers who have elected mark-to-market accounting;

•	tax-exempt entities;

•	government or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	certain expatriates or former long-term residents of the U.S.;

•	persons that actually or constructively own 10.0% or more of our ordinary shares;

•	persons that hold our units, ordinary shares or warrants as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our ordinary shares and warrants through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our ordinary shares and warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTOR MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH ITS TAX ADVISOR REGARDING THEIR OWN PARTICULAR CIRCUMSTANCES WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS, ORDINARY SHARES AND WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS.

Allocation of Purchase Price and Characterization of Units

We believe that each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share and a warrant to acquire one ordinary share. For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit between the ordinary share and warrant that comprise the unit based on the relative fair market values of each at the time of issuance. Of the purchase price for a unit offered hereunder, we intend to allocate US[$     ] to each ordinary share and US$[          ] to each warrant comprising part of such unit. The price allocated to each ordinary share and each warrant generally will be the holder’s initial tax basis in such share or warrant, as the case may be. We believe there is no authority directly on point describing the required allocation in the case of an instrument similar to a unit. The IRS may disagree with our characterization of the units and, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that our allocation of the purchase price will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder’s allocation of the purchase price between the ordinary share and the warrant that comprise the unit is different than our allocation.

The foregoing tax treatment of a unit and purchase price allocation are not binding on the IRS or the courts. Accordingly, each holder is urged to consult its own tax advisor regarding the U.S. federal income tax consequences of an investment in a unit (including alternative characterizations of a unit). Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting

U.S. citizens and residents, as well as U.S. corporations, estates and trusts may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of cash and other property to us. A U.S. Holder that transfers cash to a foreign corporation must report the transfer on Form 926 if: (i) immediately after the transfer such person holds directly or indirectly at least 10% of the total voting power or the total value of the foreign corporation; or (ii) the amount of cash transferred by such person to the foreign corporation during the 12-month period ending on the date of the transfer exceeds $100,000. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Whether a U.S. Holder is required to file IRS Form 926 depends on whether either of the tests set forth above are satisfied. Each U.S. Holder is urged to consult with its own tax advisor regarding their own particular circumstances in respect of this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder will be required to include in gross income as ordinary income the amount of any dividend paid on our ordinary shares. A distribution on our ordinary shares will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of such earnings and profits will be applied against and reduce the U.S. Holder’s basis in its ordinary shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2011, dividends may be taxed at the lower applicable long-term capital gains rate (see “Taxation on the Disposition of Ordinary Shares and Warrants” below) provided that: (1) our ordinary shares are readily tradable on an established securities market in the U.S., (2) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. It is not entirely clear, however, whether a U.S. Holder’s holding period for our ordinary shares would be suspended for purposes of clause (3) above for the period that such holder had a right to have such ordinary shares redeemed by us. In addition, under recently published IRS authority, ordinary shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the U.S. only if they are listed on certain exchanges, which presently do not include the OTC Bulletin Board, the only exchange on which our ordinary shares are currently anticipated to be listed and traded. Accordingly, any dividends paid on our ordinary shares are not expected to qualify for the lower rate. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Taxation on the Disposition of Ordinary Shares and Warrants

Upon a sale or other taxable disposition of our ordinary shares or warrants (which, in general, would include a redemption of ordinary shares or warrants), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares or warrants. See “Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s basis in the ordinary shares acquired pursuant to the exercise of a warrant.

Capital gains recognized by U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum rate of 15% for taxable years beginning before January 1, 2011 (and 20% thereafter). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the units, ordinary shares or warrants exceeds one year. The deductibility of capital losses is subject to various limitations.

Exercise or Lapse of a Warrant

Subject to the discussion of the PFIC rules below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant. Ordinary shares acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary shares generally would begin on the day after the date of exercise of the warrant. As the terms of the warrants provide for adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrants under certain circumstances (as set forth in the Warrant Agreement filed as an exhibit to the registration statement of which this prospectus forms a part), such adjustment may, under certain circumstances, result in constructive distributions that could be taxable to the U.S. Holder of the warrants. Conversely, the absence of an appropriate adjustment similarly may result in a constructive distribution that could be taxable as a dividend to the U.S. Holders of the ordinary shares. See “Taxation of Distributions Paid on Ordinary Shares”, above. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

Passive Foreign Investment Company Rules

A foreign corporation such as ours will be a passive foreign investment company, or PFIC, if at least 75% of its gross income in a taxable year, including its pro-rata share of the gross income of any company in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro-rata share of the assets of any company in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for the current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if: (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain since such test is measured up to two years after the start-up year. We had no passive income in 2007 although our assets were held for the production of passive income. As such, even though we believe that 2008 will be our “start up” year (because we expect to earn passive income on our trust account in 2008) we will likely be classified as a PFIC in 2008 even if we complete a business combination in 2008. Our actual PFIC status for any taxable year will not be determinable until after the end of the taxable year, and accordingly there can be no assurance that we will not be considered a PFIC for the current taxable year or any future taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder held our ordinary shares or warrants, and the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election for the first taxable year of its holding period for our ordinary shares or a mark-to-market election, as described below, such holder will be subject to special rules with respect to:

•	any gain recognized or (deemed recognized) by the U.S. Holder on the sale or other taxable disposition of its ordinary shares or warrants; and

•
any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;

•
the amount allocated to the taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to any taxable year prior to the first taxable year in which we are a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years, will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year.

In addition, if we are a PFIC, a U.S. Holder who acquires our ordinary shares or warrants from a deceased U.S. Holder who dies before January 1, 2010 generally will be denied the step-up of U.S. federal income tax basis in such shares or warrants to their fair market value at the date of the deceased holder’s death. Instead, such U.S. Holder would have a tax basis in such securities equal to the deceased holder’s tax basis, if lower.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our ordinary shares acquired as part of a unit in this offering by making a timely QEF election to include in income its pro-rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of a warrant (other than upon exercise of a warrant), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, as adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for the purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by reason of the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching an appropriately completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has elected the application of the QEF rules to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for the first tax year of the U.S. Holder’s holding period for our ordinary shares or a purge of the PFIC taint pursuant to a purging election), any gain recognized on the appreciation of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, a U.S. Holder that has made a QEF election is currently taxed on its pro-rata share of our earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally will not be taxable as a dividend. The tax basis of a U.S. Holder’s shares will be increased by amounts that are included in income pursuant to the QEF election, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a PFIC with respect to which a QEF election was made.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those years. A U.S. Holder who makes the QEF election discussed above for our first tax year in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, however, will not be subject to the PFIC tax and interest charge rules (or the denial of basis step-up at death) discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for the tax years in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our tax years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder owns ordinary shares in a PFIC that is treated as marketable stock, the U.S. Holder may make a mark-to-market election. If the U.S. Holder makes a mark-to-market election for the first tax year in which the U.S. holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Since we expect that our ordinary shares will be listed and traded on the OTC Bulletin Board, our ordinary shares may not currently qualify as marketable stock for purposes of this election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

If a U.S. Holder owns (or is deemed to own) shares during any year in a PFIC, such holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made).

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to their acquisition, ownership and disposition of our ordinary shares and warrants under their particular circumstances.

Non-U.S. Holders

Dividends paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the U.S.).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the U.S.) or the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the U.S.) generally will be subject to tax in the same manner as for a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes will apply to distributions made on our ordinary shares within the U.S. to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of our ordinary shares or warrants to or through a U.S. office of a broker by a non-corporate U.S. Holder. Payments made (and sales and other dispositions effected at an office) outside the U.S. will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28%, generally will apply to dividends paid on our ordinary shares to a non-corporate U.S. Holder and the proceeds from sales and other dispositions of shares or warrants by a non-corporate U.S. Holder, in each case who:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that backup withholding is required; or

•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

Opinion

Our counsel, Ellenoff Grossman & Schole LLP, will provide us with an opinion (subject to the assumptions and qualifications set forth in such opinion) which states that the material United States federal income tax consequences of the acquisition, ownership and disposition of our units, ordinary shares and warrants are as described above.

NOTE ON ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated as a Cayman Islands exempted company with limited liability and our executive offices are located outside of the U.S. in Hong Kong. A majority of our directors and officers named in this prospectus reside outside the U.S. The proceeds we receive from this offering and the private placement will be held in U.S. Dollars and deposited in a trust account held outside of the U.S. at [              ], and maintained by American Stock Transfer & Trust Company, as trustee, located in New York, New York. The trust account will be governed by an Investment Management Trust Agreement between us and American Stock Transfer & Trust Company, as trustee, which will be governed and construed and enforced in accordance with the laws of the State of New York. As a result, you may have difficulty serving legal process within the U.S. upon us or any of our officers and directors. You may also have difficulty enforcing, both in and outside the U.S., judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

We are incorporated in the Cayman Islands because of the following benefits found there:

•	political and economic stability;
•	an effective judicial system;
•	a favorable tax system;
•	the absence of exchange control or currency restrictions; and
•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. For instance, Cayman Islands has a less developed body of securities laws as compared to the U.S. and provides significantly less protection to investors. In addition, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;
•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
•	is final;
•	is not in respect of taxes, a fine or a penalty; and
•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Morgan Joseph & Co. Inc. and Legend Merchant Group are acting as co-lead managers and representatives, have severally, and not jointly, agreed to purchase on a firm commitment basis, the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Morgan Joseph & Co. Inc.

Legend Merchant Group

Total	4,500,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriters may deliver prospectuses via e-mail both as a PDF document and by a link to the Securities and Exchange Commission’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, New York, Rhode Island and Wyoming. We have applied to have the units registered for sale, or we are relying on exemptions from registration in the states mentioned above. In states that require registration, we will not sell the units to retail customers in these states until such registration is effective in each of these states (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of each state. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

The National Securities Markets Improvement Act of 1996 (“NSMIA”), which is a federal statute, prevents or preempts the states from regulating transactions in certain securities, which are referred to as “covered securities”. This federal statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

State securities laws either require that a company’s securities be registered for sale or that the securities themselves or the transaction under which they are issued, are exempt from registration. When a state law provides an exemption from registration, it is excusing an issuer from the general requirement to register securities before they may be sold in that state. States may, by rule or regulation, place conditions on the use of exemptions, so that certain companies may not be allowed to rely on the exemption for the sale of their securities. If an exemption is not available and the securities the company wishes to sell are not covered securities under the federal statute, then the company must register its securities for sale in the state in question.

We will file all applicable periodic and annual reports under the Securities Exchange Act of 1934, as amended. Therefore, under NSMIA, the states and territories of the U.S. are preempted from regulating the resale by shareholders of the units, from and after the effective date, and the ordinary shares and warrants comprising the units, once they become separately transferable, because our securities will be covered securities. However, NSMIA does allow states and territories of the U.S. to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not require any notice filings or fee payments and shareholders may resell the units, and the ordinary shares and warrants comprising the units, once they become separately transferable:

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Oklahoma, Pennsylvania, South Carolina, South Dakota, Utah, Virginia, Virgin Islands, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the shareholders may resell the units, and the ordinary shares and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid in the following states: the District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Ohio, Oregon, Puerto Rico, Rhode Island, Tennessee, Texas and Vermont.

After the consummation of this offering, we intend to submit the required filings or pay the required fee in each state that so requires. However, if we fail to do so, the resale transactions by shareholders or to investors in these jurisdictions may be prohibited. Additionally, if any of the states that have not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under NSMIA, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Despite the exemption from state registration conferred by NSMIA, the state of Idaho has advised us that it does not recognize this act as a basis for exempting registration of resales therein of securities issued in blank check offerings.

In addition to the exemption from registration provided by NSMIA, we believe that the units, from and after the effective date, and the ordinary shares and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states, based upon the availability of another applicable exemption from the state’s registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

We have been advised by the representatives that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $[       ] per unit.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•       the history and prospects of companies whose principal business is the acquisition of other companies;

•       prior offerings of those companies;

•       our prospects for acquiring one or more operating businesses at attractive values;

•       our capital structure;

•       an assessment of our management and their experience in identifying operating companies;

•       general conditions of the securities markets at the time of the offering; and

•       other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representatives of the underwriters an option, exercisable during the 30-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 675,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution.

The representatives of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option. This information does not reflect the private placement proceeds to be received by us.

	Per Unit	Without Option	With Option
Public offering price	$8.00	$36,000,000	$41,400,000
Discount (1)	$0.32	$1,440,000	$1,656,000
Deferred discount (2)	$0.24	$1,080,000	$1,242,000
Proceeds before expenses (3)	$7.44	$33,480,000	$38,502,000
———————
(1)
Based upon the underwriters’ discount and commissions of 4% per unit. Does not include an additional 3% of the gross proceeds from the sale of the units in this offering paid to the underwriters only upon the consummation of a business combination (and then only with respect to those units as to which the component shares have not been redeemed for cash) which amounts are reflected in this table as deferred discount. If a business combination is not consummated and we automatically dissolve and subsequently liquidate our trust account, such amounts will not be paid to the underwriters, but rather will be distributed among our public shareholders.

(2)
The underwriters have agreed to forfeit their deferred underwriting discount with respect to those units as to which the underlying shares are redeemed into cash by those shareholders who voted against the business combination and exercised their redemption rights upon consummation of a business combination.

(3)	The offering expenses are estimated at $400,000.

The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $[          ] per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $[          ] per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms, provided, however, upon execution of the underwriting agreement, there will be no changes to the price and terms of the sale between the underwriters and us. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 450,000 units.

The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants comprising such option units shall have an exercise price of $6.60. This option is exercisable on a cashless basis at $10.00 per unit commencing one year from the date of this prospectus, and expiring five years from the date of this prospectus. The option and the 450,000 units, the 450,000 ordinary shares and the 450,000 warrants underlying such units, and the 450,000 ordinary shares underlying such warrants, have been deemed to be underwriting compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the FINRA Conduct Rules. Morgan Joseph & Co. Inc. and Legend Merchant Group will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the effective date of this prospectus.

Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180 day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization or consolidation. However, the option exercise price or underlying units will not be adjusted for issuances of ordinary shares at a price below the option exercise price.

We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,298,500, using an expected life of five years, volatility of 45.2%, and a risk-free interest rate of 2.76%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we automatically dissolve and subsequently liquidate our trust account, the option will become worthless.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities.

•
Over-Allotments and Syndicate Coverage Transactions.  In connection with the offering, the underwriters may make short sales of the issuer’s shares and may purchase the issuer’s shares on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters’ overallotment option to purchase additional shares in the offering. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. Naked short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our stock or preventing or retarding a decline in the market price of our stock. As a result, the price of the stock may be higher than the price that might otherwise exist in the open market.

•
Penalty Bids.   The representatives may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the prices of the securities if it discourages resales.

Neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the prices of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event the underwriters were to exercise their over-allotment option to purchase securities in excess of their actual syndicate short position, the distribution will not be deemed to have been completed until all of the securities have been sold.

Other Terms

For a period of no less than two years after the date of the prospectus, we have granted the representatives the right to have an observer present via telephone at all meetings of our board of directors until we consummate a business combination. The observer shall be entitled to telephonically attend meetings of the board, receive all notices and other correspondence and communications sent by us to members of our board of directors, but will not have voting rights. In addition, in the event we permit such observer to attend a board meeting in person, such observer shall be entitled to receive, as his/her sole compensation, reimbursement for all costs incurred in attending such meetings. The representatives have not named their observer as of the date of this prospectus.

Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation (oral or written) and have no agreement or understanding to engage any of the underwriters to provide any services for us after this offering, but if we do engage any of them in the future we may pay the underwriters a finder’s fee or advisory fee for services that would be determined at that time in an arm’s length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid within 90 days following the date of this prospectus.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Maples and Calder, Grand Cayman, Cayman Islands. Ellenoff Grossman & Schole LLP, New York, New York, acting as special United States counsel to us, has provided an opinion relating to the tax disclosure under the caption “Taxation — United States Federal Income Taxation.” Such firm has previously represented the underwriters on matters unrelated to this offering and expects to do so again in the future. Loeb and Loeb, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Ziv Haft, a BDO member firm, an independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in this prospectus and in the registration statement. The financial statements as of November 30, 2007 in the Registration Statement have been audited by Ziv Haft, a BDO member firm, an independent registered public accounting firm, appearing elsewhere herein in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

INFINITY I – CHINA ACQUISITION CORPORATION

FINANCIAL STATEMENTS
as of November 30, 2007

In U.S. Dollars

INFINITY I – CHINA ACQUISITION CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
INFINITY I – CHINA ACQUISITION CORPORATION

We have audited the accompanying balance sheet of Infinity I – China Acquisition Corporation (the “Company”) as of November 30, 2007 and the related statement of operations, shareholders’ equity and cash flows for the period from November 9, 2007 (inception) to November 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (U.S.). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2007, and the results of its operations and its cash flows for the period from November 9, 2007 (inception) to November 30, 2007 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has a net loss, working capital deficiency and has no operations. This raises substantial doubt about the Company’s ability to continue as a going concern. As discussed in Note 1, the Company is in the process of raising capital through a proposed offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Tel-Aviv, Israel December 31, 2007	/s/ Ziv Haft Certified Public Accountants (Isr.) BDO member firm

INFINITY I – CHINA ACQUISITION CORPORATION

BALANCE SHEET

November 30, 2007

ASSETS

Current Assets:
Shareholder subscription receiveable	$25,000
Total current assets	25,000

Deferred offering costs (Note 3)	305,000

Total assets	$330,000

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accrued expenses	$267,200
Loans from related party (Note 4)	49,750
Total current liabilities	$316,950

Commitments (Note 5)

Shareholders’ Equity: (Notes 6, 7 and 8)
Ordinary shares – $.0001 par value; 20,000,000 authorized; 1,293,750 issued and outstanding	$129
Additional paid-in capital	24,871
Deficit accumulated during the development stage	$(11,950)

Total shareholders’ equity	13,050

Total liabilities and shareholders’ equity	$330,000

The accompanying notes should be read in conjunction
with the financial statements.

INFINITY I – CHINA ACQUISITION CORPORATION

STATEMENT OF OPERATIONS

For the period from November 9 ,2007 (inception) to November 30 ,2007

Professional expenses	$11,950

Net loss for the period	$11,950

Weighted average number of shares outstanding, basic and diluted	1,293,750

Net loss per share, basic and diluted	$—

The accompanying notes should be read in conjunction
with the financial statements.

INFINITY I – CHINA ACQUISITION CORPORATION

STATEMENT OF SHAREHOLDERS’ EQUITY

For the period from November 9, 2007 (inception) to November 30, 2007

	Ordinary Shares		Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total
	Shares	Amount
Issuance of Ordinary Shares to initial shareholders on November 9, 2007 (inception) $0.0001 per share	1,293,750	$129	$24,871	$-	$25,000

Net loss for the period	-	-	-	(11,950)	(11,950)

Balance as of November 30, 2007	1,293,750	$129	$24,871	$(11,950)	$13,050

The accompanying notes should be read in conjunction
with the financial statements.

INFINITY I – CHINA ACQUISITION CORPORATION

STATEMENT OF CASH FLOWS

For the period from November 9, 2007 (inception) to November 30, 2007

Cash flows from operating activities:

Net loss	$(11,950)

Net cash used in operating activities	$(11,950)

Cash flows from financing activities:

Proceeds from loans from related party	49,750
Payment of deferred offering costs	(37,800)

Net cash provided by financing activities	$11,950

Increase in cash	$—
Cash at the beginning of the period	—

Cash at the end of the period	$—
Supplemental schedule of non-cash financing activity:
Issuance of ordinary shares	$25,000
Accrual of offering costs	$267,200

The accompanying notes should be read in conjunction
with the financial statements.

INFINITY I – CHINA ACQUISITION CORPORATION

NOTE 1 - DISCUSSION OF THE COMPANY'S ACTIVITIES: GOING CONCERN CONSIDERATION

Organization and activities: The Company is a blank check company incorporated under the laws of the Cayman Islands as an exempted company with limited liability on November 9, 2007. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands. The Company has incorporated for the purpose of acquiring, engaging in a share capital exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with, or which results in, one or more operating businesses. To date, the Company’s efforts has been limited to organizational activities and activities relating to this offering and it has not acquired any business operations. Further, the Company does not have any specific business combination under consideration and it has not, nor has anyone on its behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

The Proposed Offering calls for the Company to raise $36,000,000 in a public offering of its securities in which it would propose to issue up to 4,500,000 Units at a proposed offering price of $8.00 per Unit (plus up to an additional 675,000 units solely to cover over-allotments, if any). Each Unit consists of one ordinary share of the Company and one Redeemable Purchase Warrant (“Warrants”). Each warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $6.00, commencing the later of the completion of a business combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering.

Certain entities controlled by our officers and directors have committed to purchase an aggregate of 1,500,000 warrants (“Insider Warrants”) at $1.00 per warrant (for an aggregate purchase price of $1,500,000) from the Company. This purchase will take place on a private placement basis immediately prior to the consummation of the Proposed Offering. All of the proceeds received from the sale of the Insider Warrants will be placed in a Trust Account. The Insider Warrants will be identical to the warrants included in the units being offered in the Proposed Offering except that the warrants are not redeemable and may be exercised on a “cashless” basis while held by the insiders or their permitted transferees. All of the Company’s shareholders prior to the Proposed Offering (“Initial Shareholders”) have agreed to vote the ordinary shares owned by them immediately before the offering in accordance with the majority of the ordinary shares voted by the public shareholders. All of such holders have waived their rights to participate in any liquidation distribution occurring upon failure of the Company to consummate a business combination.

The Company’s Memorandum and Articles of Association filed with the Cayman Islands contains provisions designed to provide certain rights and protections to the Company’s shareholders prior to the consummation of its initial business combination, including:

•	A requirement that all proposed business combinations be presented to shareholders for approval regardless of whether or not the Cayman Islands requires such a vote;

•
A prohibition against completing a business combination if 40.0% or more of Company shareholders, on a cumulative basis with those shareholders exercising their redemption rights in connection an approval of the extended period, exercise their redemption rights in lieu of approving the Company’s proposed initial business combination;

•
The right of shareholders voting against either the extended period or the Company’s initial business combination to surrender their shares for a pro-rata portion of the trust account in lieu of approving the extended period or participating in such proposed business combination;

•
A requirement that in the event the Company does not consummate a business combination within 24 months after the date of this prospectus and does not receive shareholder approval for the extended period, the Company’s corporate existence will cease by operation of law and it will distribute to its public shareholders the amount in the trust account (inclusive of interest) plus any remaining assets; and

INFINITY I – CHINA ACQUISITION CORPORATION

NOTE 1 - DISCUSSION OF THE COMPANY'S ACTIVITIES: GOING CONCERN CONSIDERATION (continued)

•
Limitation on shareholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon liquidation of the trust account to the Company’s public shareholders as part of its plan of dissolution and liquidation or upon the exercise of their redemption rights.

Going concern consideration: At November 30, 2007, the Company had $0 in cash and a working capital deficit of $291,950, excluding deferred registration costs of $305,000. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These factors, among others, indicate that the Company may be unable to continue operations as a going concern unless the Proposed Offering is consummated.

There is no assurance that Company plans to raise capital or to consummate a business combination will be successful. No adjustments have been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Net Loss Per Share: Net loss per share is computed based on the weighted average number of ordinary shares outstanding.

Fair Value of Financial Instruments and Derivatives: The fair values of the Company assets and liabilities that qualify as financial instruments under SFAS No. 107 approximate their carrying amounts presented in the balance sheet at November 30, 2007.

The Company accounts for derivative instruments in accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"), which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments imbedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value. Accounting for the changes in the fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of the relationships designed are based on the exposures hedged. Changes in the fair value of derivative instruments which are not designated as hedges are recognized in earnings as other income (loss). At November 30, 2007, the Company did not have any derivative instruments.

Use of Estimates: The preparation of financial statements in accordance with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements: The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

INFINITY I – CHINA ACQUISITION CORPORATION

NOTE 3 - DEFERRED OFFERING COSTS

Deferred offering costs consist of legal, underwriting and other fees and expenses incurred through November 30, 2007, in connection with the Proposed Offering. Upon consummation of the Proposed Offering, these expenses will be charged to equity, or charged to expense if the Proposed Offering is not completed. The Company has incurred additional deferred offering costs subsequent to the balance sheet date.

NOTE 4 - LOANS FROM RELATED PARTY

A related party has committed to loan to the Company the funds necessary to cover a portion of the Proposed Offering expenses, of which it has paid $49,750 to the Company as of November 30, 2007. The loans are in U.S. dollars and bear no interest and due upon the earlier to occur of November 8, 2008 and the closing of an initial public offering of the Company’s securities.

Due to the short-term nature of the loans, the fair value of the loans approximates their carrying amounts.

NOTE 5 - COMMITMENTS

The initial shareholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

The initial shareholders will be entitled to demand and “piggy-back” registration rights with respect to their founding shares and Insider Warrants pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The ordinary shares underlying the Underwriter’s option are subject to similar registration rights.

In connection with the Proposed Offering, the Company will enter into underwriting agreement with Morgan Joseph & Co. Inc. and Legend Merchant Group, the representatives of the underwriters in the Proposed Offering. The Company has also agreed to pay fees and issue securities to the underwriters in the Proposed Offering as described in Note 7 below.

NOTE 6 - PREFERRED SHARES

The Company’s amended and restated Memorandum and Articles of Association authorizes the issuance of 1,000,000 preferred shares with such designation, its board of directors may determine rights and preferences as from time to time. No preferred shares are being issued or registered in this offering. Accordingly, the Company’s board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares, although the underwriting agreement prohibits the Company, prior to a business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination. The Company may issue some or all of the preferred shares to effect a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company does not currently intend to issue any preferred shares, it cannot assure it will not do so in the future.

NOTE 7 - WARRANTS AND OPTION TO PURCHASE ORDINARY SHARES

The Company has agreed to sell to Morgan Joseph & Co. Inc. and Legend Merchant Group for $100, as additional compensation, an option to purchase up to a total of 450,000 units at $10.00 per unit, with the warrants issued as part of such units exercisable at $6.60 per share. The units issuable upon exercise of this option are identical to the other units offered by Public Offering, except that the warrants included in such option units have an exercise price of $6.60. This option is exercisable at $10.00 per unit, in whole or in part, commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring five years from the effective date of the registration statement. The exercise price and the number of units issuable upon exercise of the option may be adjusted in certain circumstances. The purpose of this option is to compensate the underwriters for the portion of their underwriting deferred discount that will be placed into the trust account and therefore is at risk of loss.

INFINITY I – CHINA ACQUISITION CORPORATION

NOTE 7 - WARRANTS AND OPTION TO PURCHASE ORDINARY SHARES (continued)

The public warrants, the Insider Warrants, the underwriter's unit purchase option and the warrants included in the underwriter’s unit purchase option, are not subject to net cash settlement in the event the Company is unable to maintain an effective 1933 Act registration statement. The Company must use best efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above as well as the securities issuable upon exercise of the underwriter’s unit purchase option. Such warrants are only exercisable to the extent the Company is able to maintain such effectiveness. The unit purchase option (but not the underlying warrants), however, may be exercised by means of cashless exercise even in the absence of an effective registration statement for the underlying securities. If a holder of public warrants or the holder of the underwriter’s unit purchase option, or warrants underlying the underwriter’s unit purchase option, does not, or is not able to, exercise such warrants, underwriter’s unit purchase option or warrants underlying such underwriter’s unit purchase option, as applicable, such warrants, underwriter unit purchase option or underlying warrants, as applicable, will expire worthless.

The sale of the option will be accounted for as a cost attributable to the Proposed Offering. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,298,500, using an expected life of five years, volatility of 45.2%, and a risk-free interest rate of 2.76%. However, because the units do not have a trading history, the volatility assumption is based on information currently available to the Company’s management. The Company believes the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of the Company’s units. Although an expected life of five years was used in the calculation, if the Company does not consummate a business combination within the prescribed time period and automatically dissolves and subsequently liquidates its trust account, the option will become worthless.

NOTE 8 – ORDINARY SHARES

The Company is authorized to issue 20,000,000 ordinary shares with a par value of $.0001 per share. On November 9, 2007 the sponsors of the Company acquired an aggregate of 1,293,750 ordinary shares for an aggregate of $25,000, at a purchase price of approximately $0.019 per share. This includes an aggregate of 168,750 ordinary shares subject to forfeiture by such shareholders to the extent the underwriters’ over-allotment option is not exercised in full so that such shareholders, collectively, will own 20% of the issued and outstanding ordinary shares after the Proposed Offering (assuming none of them purchase units in the Proposed Offering).

NOTE 9 – SUBSEQUENT EVENTS

On December 31, 2007, following the balance sheet date, the Company received $25,000 for the ordinary shares issued on November 9, 2007.

Until [             ], 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
		$36,000,000 INFINITY I-CHINA ACQUISITION CORPORATION [LOGO] 4,500,000 Units

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

		__________________ PROSPECTUS __________________ _______________________________________________________
		Morgan Joseph Legend Merchant Group
Prospectus Summary	1
Summary Financial Data	14
Risk Factors	15
Use of Proceeds	54
Dilution	57
Capitalization	59
Management’s Discussion and Analysis of Financial Condition and Results of Operations	60
Proposed Business	63
Management	82
Principal Shareholders	88
Certain Relationships and Related Transactions	91
Description of Securities	94
Cayman Islands Company Considerations	99
Shares Eligible for Future Sale	102
Taxation	106
Note on Enforceability of Civil Liabilities	113	, 2008
Legal Matters	119
Experts	119
Where You Can Find Additional Information	120
Index to Financial Statements	F-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s amended and restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated Memorandum and Articles of Association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following ordinary shares without registration under the Securities Act of 1933, as amended:

Shareholders	Number of Shares
Infinity I-China Fund (Cayman), L.P.	573,325
Infinity I-China Fund (Israel), L.P.	391,812
Infinity I-China Fund (Israel 2), L.P.	328,613

Such ordinary shares were issued on November 9, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, as they were sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. The ordinary shares issued to the entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.019 per share. No underwriting discounts or commissions were paid with respect to such sales.

Our sponsors have agreed to purchase an aggregate of 1,500,000 warrants from us at a purchase price of $1.00 per warrant in a private placement that will occur immediately prior to the date of this prospectus in a transaction pursuant to, and in accordance with, Regulation S under the Securities Act of 1933, as amended. The obligation to purchase the warrants undertaken by the sponsors was made pursuant to a Subscription Agreement, dated as of December 26, 2007. Such obligation was made prior to the filing of the Registration Statement, and was undertaken by the sponsor, an institutional investor. Consequently, it is a separate private placement that is not integrated with our public offering. We have granted the holders of such warrants demand and “piggy-back” registration rights with respect to the 1,500,000 shares underlying the warrants at any time commencing on the date we announce that we have entered into a letter of intent with respect to an initial business combination. The demand registration may be exercised by the holders of a majority of such warrants. We will bear the expenses incurred in connection with the filing of any such registration statements.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, we may effect a share dividend in such amount to maintain the existing shareholders’ collective ownership at 20% of our issued and outstanding ordinary shares upon consummation of the offering. If we decrease the size of the offering we will effect a subdivision of our ordinary shares in such amount to maintain the existing shareholders allocated ownership at 20% of our issued and outstanding ordinary shares upon the consummation of this offering.

Item 8. Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page which is incorporated by reference.

Item 9. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.
3.1	Memorandum and Articles of Association.*
3.2	Amended and Restated Memorandum and Articles of Association.**
4.1	Specimen Unit Certificate. **
4.2	Specimen Ordinary Share Certificate. **
4.3	Specimen Warrant Certificate. **
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.*
4.5	Form of Unit Option Purchase Agreement between the Registrant and the Underwriters.*
5.1	Opinion of Maples and Calder. **
8.1	Tax Opinion of Ellenoff Grossman & Schole LLP. **
10.1.1
Form of Letter Agreement among the Registrant, Morgan Joseph & Co. Inc., Legend Merchant Group and Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P. and Infinity I-China Fund (Israel 2), L.P. *

10.1.2	Form of Letter Agreement among the Registrant, Morgan Joseph & Co. Inc., Legend Merchant Group and Amir Gal-Or. *
10.1.3	Form of Letter Agreement among the Registrant, Morgan Joseph & Co. Inc., Legend Merchant Group and Avishai Silvershatz. *
10.1.4	Form of Letter Agreement among the Registrant, Morgan Joseph & Co. Inc., Legend Merchant Group and Ariel Poppel. *
10.1.5	Form of Letter Agreement among the Registrant, Morgan Joseph & Co. Inc., Legend Merchant Group and Wang Wei. *
10.1.6	Form of Letter Agreement among the Registrant, Morgan Joseph & Co. Inc., Legend Merchant Group and Julia Li. *
10.2	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.
10.3	Form of Securities Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the Initial Securityholders.*
10.4	Form of Registration Rights Agreement among the Registrant and the Initial Securityholders.*
10.5	Lease/Office Services Agreement by and between the Registrant and Infinity-CSVC Partners, Ltd. **
10.6	Subscription Agreement between the Registrant and Sponsors.*
10.7.1	Promissory Note in the amount of $49,750, dated November 9, 2007, issued in favor of Infinity - CSVC Management, Ltd.*
10.7.2	Promissory Note in the amount of $8,000, dated December 26, 2007, issued in favor of Infinity - CSVC Management, Ltd.*
10.7.3	Promissory Note in the amount of $50,073, dated March 4, 2008, issued in favor of Infinity - CSVC Management, Ltd.*
10.7.4	Promissory Note in the amount of $87,697, dated April 30, 2008, issued in favor of Infinity - CSVC Management, Ltd.
10.8
Right of First Refusal Agreement by and among Infinity I-China Fund Partners, Ltd., Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P. and Infinity I-China Fund (Israel 2), L.P.

23.1	Consent of Ziv Haft.
23.2	Consent of Maples and Calder (included in Exhibit 5.1). **
23.3	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.1). * *
99.1	Code of Ethics. **
——————

*	Previously filed

**	To be filed by amendment

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, Israel, on the 5th day of May, 2008.

INFINITY I-CHINA ACQUISITION CORPORATION

By:	/s/ Amir Gal-Or
Name: Amir Gal-Or Title: Co-Chief Executive Officer, Co-President and Co-Chairman (Co-Principal Executive Officer)

By:	/s/ Avishai Silvershatz
Name: Avishai Silvershatz Title: Co-Chief Executive Officer, Co-President and Co-Chairman (Co-Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Amir Gal-Or and Avishai Silvershatz, each in their individual capacity, as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Amir Gal-Or	Co-Chief Executive Officer, Co-President and Co-Chairman	May 5, 2008
Amir Gal-Or	(Co-Principal Executive Officer)

/s/ Avishai Silvershatz	Co-Chief Executive Officer, Co-President and Co-Chairman (Co-Principal Executive Officer)	May 5, 2008
Avishai Silvershatz

/s/ Ariel Poppel	Chief Financial Officer (Principal Financial and Accounting Officer)	May 5, 2008
Ariel Poppel

/s/ Wang Wei	Director	May 5, 2008
Wang Wei

/s/ Julia Li	Director	May 5, 2008
Julia Li